                                                Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-104923

                     OREGON TRAIL ETHANOL COALITION, L.L.C.
                           $1,000 per Membership Unit

                                  [LOGO] OTEC

Minimum Offering: 18,000 Membership Units   Maximum Offering: 24,000 Membership Units

          Offering Terms. We are offering membership units of Oregon Trail Ethanol Coalition, L.L.C., a Nebraska limited liability company. We intend to use the proceeds to acquire the site for a 40 million gallon per year ethanol plant to be located near Davenport, Nebraska and to pay for a portion of the construction and start-up operational cost of the plant. We will also need significant debt financing in order to complete the project. Our financing plan therefore contemplates substantial leverage. This is our initial public offering and no public market exists for our membership units. The initial public offering price for the membership units will be $1,000 per unit. Each membership unit represents a pro rata ownership interest in OTEC's capital, profits, losses and distributions. An investor must purchase a minimum of 5 membership units ($5,000 minimum investment). An aggregate minimum purchase of $18,000,000 by all investors will be required before we will accept any subscriptions. We have also hired Northland Securities, Inc. to act as our underwriter on a best efforts basis in connection with the offer and sale of the units offered in this prospectus. Northland Securities is an underwriter under the Securities Act. A "best efforts" basis means that Northland Securities is not obligated to purchase any of the units offered. Our directors and officers will also participate in the offer and sale of our membership units. Our officers, directors and affiliates may also purchase the units for investment. Units purchased by our officers, directors and affiliates will count towards our achieving the minimum number of units offered.

          Escrow and Closing. All funds we receive from investors will be held in an interest-bearing escrow account with Midwest Bank, N.A., Deschler, Nebraska, Escrow Agent until the minimum subscription amount of $18,000,000 is received by OTEC. We must raise the $18,000,000 minimum by May 31, 2003. Our Board, in its sole discretion, may extend the offering to no later than June 30, 2003. We will promptly return your investment to you with interest if we do not raise the $18,000,000 minimum offering amount by the close of the offering. If we raise the $18,000,000 minimum before the close of the offering, then 10% of your subscription proceeds may, in the sole discretion or our Board of Directors, be released from escrow. We will not release the remaining 90% of your subscription funds until we secure a binding commitment agreement for debt financing.

          A purchase of membership units involves risks. You should review the section entitled "Risk Factors" beginning on page 4 before investing in our membership units. Risks include:

     . we require significant debt financing, and you may lose up to 10% of your investment if we do not close on the debt financing that we need;
     . there are significant restrictions on transferability of membership units may make it difficult for you to resell or liquidate your investment;
     . no public trading market exists for the membership units and no public market is expected to develop which may make it difficult for you to resell or liquidate your investment;
     . fluctuations in corn and gas prices may significantly impact our ability to earn a profit;
     . we do not expect to generate revenues until the proposed ethanol plant is fully operational and producing ethanol at a 40 million gallon per year capacity which we expect take 13 to 14 months after we begin construction.
     . the project could suffer delays that could postpone our ability to generate revenues and make it more difficult for us to pay our debts or to earn a profit.

========================================================================================

                                            Minimum                     Maximum
                                   -------------------------   -------------------------
                                   Per Unit   Total Proceeds   Per Unit   Total Proceeds
                                   --------   --------------   --------   --------------
Per Unit Price to Investor......    $1,000      $18,000,000     $1,000      $24,000,000
Selling Agent's Fee/(1)/                        $   329,940                 $   439,920
Offering Expenses...............                $   500,000                 $   500,000
                                                -----------                 -----------
Total Proceeds to OTEC..........                $17,170,060                 $23,060,080

----------
/(1)/ Represents a placement fee payable to Northland Securities of 1.833% of the offering price per unit. See "Business of OTEC - Development Service
      Providers". In addition, we will pay Northland Securities a consulting and debt placement fee of $724,035 under the minimum offering and $614,055 under the maximum offering.

========================================================================================

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is May 7, 2003.

                     DEALER PROSPECTUS DELIVERY OBLIGATION

Until June 16, 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................i
RISK FACTORS...................................................................1
FORWARD-LOOKING STATEMENTS....................................................14
USE OF PROCEEDS...............................................................15
CAPITALIZATION................................................................17
DILUTION......................................................................19
DISTRIBUTION POLICY...........................................................20
SELECTED FINANCIAL DATA.......................................................21
MANAGEMENT'S PLAN OF OPERATIONS...............................................21
BUSINESS OF OTEC..............................................................31
MANAGEMENT....................................................................62
EXECUTIVE COMPENSATION........................................................66
CERTAIN TRANSACTIONS AND CONFLICTS OF INTEREST................................66
LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS...........................67
DESCRIPTION OF MEMBERSHIP UNITS...............................................68
RESTRICTIONS ON TRANSFER OF UNITS.............................................73
SUMMARY OF AMENDED AND RESTATED OPERATING AGREEMENT...........................73
INCOME TAX CONSIDERATIONS OF OWNING OUR MEMBERSHIP UNITS......................82
OTER TAX MATTERS..............................................................89
SUBSCRIPTION TO MEMBERSHIP UNITS..............................................92
LEGAL MATTERS.................................................................97
EXPERTS.......................................................................97
TRANSFER AGENT................................................................97
ADDITIONAL INFORMATION........................................................97
FINANCIAL STATEMENTS.........................................................F-i
Appendix A - AMENDED AND RESTATED OPERATING AGREEMENT........................A-1
Appendix B - SUBSCRIPTION APPLICATION AND AGREEMENT..........................B-1

                               PROSPECTUS SUMMARY

This summary outlines the main points of the offering. This summary does not replace the more detailed information found in the remainder of the prospectus. You are urged to read this prospectus in its entirety.

OTEC. Oregon Trail Ethanol Coalition, L.L.C., a Nebraska limited liability company, was organized on August 16, 2001 to construct and operate an ethanol plant. We are seeking capital to acquire the site for and develop, build and operate a 40 million gallon per year ethanol plant to be located near Davenport, Nebraska. Our Board of Directors has negotiated exclusive options to purchase a 60-acre site located 1 1/2 miles east of Davenport, Nebraska (the "Davenport Site") just north of Highway 4 and south of the Union Pacific Railroad tracks. We have entered into a memorandum of understanding with Lurgi PSI, Inc., an ethanol construction and engineering firm, to design and construct our proposed ethanol plant. Our primary business address is 102 West 6th Street, Davenport, Nebraska 68335, (402) 364-2591.

Offering. We are offering 24,000 membership units under the maximum offering and 18,000 membership units under the minimum offering. The price per membership unit is $1,000 per unit with a minimum investment of $5,000. There are currently 1,988 membership units issued and outstanding held by 92 members of record. After the offering, there will be 25,988 membership units issued and outstanding under the maximum offering and 19,988 membership units issued and outstanding under the minimum offering. OTEC intends to use the proceeds of this offering to pay for a portion of the construction, operation and initial management of a 40 million gallon per year ethanol plant at the Davenport Site. The purpose of this offering is to permit us to raise sufficient capital to purchase the property for the plant, build the plant and commence operations. We currently estimate total capital expenditures will be approximately $62.5 million. We will need to supplement our equity with debt financing. OTEC does not currently expect the amount of debt financing obtained by OTEC to exceed $44 million unless the Board deems it appropriate to increase the amount of debt financing by an additional $1,500,000 to a maximum of $45.5 million of debt financing. We have hired Northland Securities to act as selling agent to offer and sell the units on our behalf on a best efforts basis. A "best efforts" basis means that Northland Securities is not obligated to purchase any of the units offered. Our directors and officers will also participate in the offer and sale of our membership units. Our officers, directors and affiliates may also purchase the units for investment. Units purchased by our officers, directors and affiliates will count towards our achieving the minimum number of units offered.

Prior Offering. We previously commenced a public offering of membership units on January 17, 2003, with an offering deadline of March 31, 2003, which was extended to April 30, 2003, by revised prospectus, dated March 31, 2003. As of April 25, 2003, we had not raised the $18,000,000 minimum offering amount, with $770,000 of subscription funds deposited into escrow, although there had been discussions with several potential investors who were indicating an interest in substantial investment amounts. On April 25, 2003, the our Board of Directors agreed to terminate the offering ending April 30, 2003, and to return all subscription proceeds from escrow, with pro rata interest, to all investors who had subscribed in the offering.

On April 25, 2003, our Board of Directors also approved commencing a new public offering and filing this Registration Statement seeking to raise between $18,000,000 and $24,000,000 to acquire the site for a 40 million gallon per year ethanol plant to be located near Davenport, Nebraska and to pay for a portion of the construction and start-up operational cost of the plant. This Registration Statement is substantially similar to our prior Registration Statement (Registration No. 333-97451) except that the new Registration Statement provides us with additional time to raise both its equity and debt financing. After reviewing the feasibility of constructing the ethanol plant in time to meet the June 30, 2004 deadline for Nebraska state tax credits under LB 536 if the offering were extended with representatives of Lurgi PSI, Inc., our Board of Directors determined that this public offering should provide that the offering will close on May 31, 2003, with our Board retaining the right to extend such date to no later than June 30, 2003, and that OTEC must secure a binding commitment agreement for debt financing to July 31, 2003.

While, based on the discussions with Lurgi, we believe that the June 30, 2004 deadline can still be met, the extension of the offering deadline results in a shorter time period in which the ethanol plant can be built, and therefore increases the risk that the June 30, 2004 deadline cannot be met. As a result, there is very little flexibility to deal with construction delays due to weather conditions, or for any other reason. We cannot assure you that even if the necessary equity funds are raised by June 30, 2003, that we will meet the June 30, 2004 deadline to obtain the Nebraska producer tax credits.

The Plant. Once established, our ethanol plant is expected to convert, on an annual basis, 14.3 million bushels of corn into approximately 40 million gallons of ethanol per year and 128,000 tons of distillers grains. We plan to accept corn and produce ethanol and distillers grains when construction is complete. We currently expect to market all of our ethanol to one distributor who will market our ethanol to national, regional and local markets. We also currently plan to market our distillers grain products to one distributor who will market our distillers grain products to the local, regional, national and international markets. We have hired GreenWay Consulting, LLC to assist and advise us on the development of the project, construction of the proposed ethanol plant, and start-up training and operations.

Distribution Policy. We will not distribute cash to our members in the immediate future. Assuming we are successful in our public offering, we do not expect to generate revenues until the ethanol plant construction is completed and the ethanol plant is operational. Once operational, subject to loan covenants and restrictions, we anticipate distributing our net cash flow to our members in proportion to the membership units held. By net cash flow, we mean our gross cash proceeds received less any portion, as determined by our directors in their sole discretion, used to pay or establish reserves for our expenses, debt payments, capital improvements, replacements and contingencies. If our financial performance and loan covenants permit, our directors will try to make cash distributions at times, and in amounts that will permit unit holders to make income tax payments, but we may never be in a position to pay cash distributions.

Risk Factors. You should consider the risks described in the section entitled "Risk Factors" before making an investment in our membership units. These risks include, but are not limited to the following:

     . The fact that if we raise the minimum amount offered, 10% of your subscription amount will be released to us and become at risk capital, even if we have not obtained a binding commitment agreement for our debt financing;

     . Our assumptions concerning our financing requirements and future operations;

     . Risks that we will not generate sufficient revenues to meet our debt service obligations and comply with restrictive covenants;

     . Risks in construction such as delays due to adverse weather conditions which could delay commencement and/or completion of the ethanol plant;

     . Risk that we will not be able to complete construction of our ethanol plant by June 30, 2004, and therefore, we will not be able to obtain the significant benefits of the Nebraska state tax credits offered under LB 536;

     . Risks related to our business, including that we may not generate sufficient cash to make any distributions to members because of our inability to manufacture ethanol as efficiently as we expect due to factors related to costs and supply of corn, energy or water, or other factors affecting demand for ethanol such as price, competition and general economic conditions;

     . Risks relating to state and federal ethanol subsidies, public sentiment towards ethanol production and use, environmental restrictions that could limit our activities or increase our costs and liabilities, and demand for ethanol generally;

     . Risks from our expected tax status as a partnership which if challenged by the IRS, could have adverse financial and tax consequences to us and to investors.

Operating Agreement and Management. We are governed by an Operating Agreement which all investors must sign. We are managed by a Board of Directors comprised of 9 directors. Each director must be a member of OTEC or an affiliate of a member of OTEC. The directors serve three-year staggered terms. The directors appoint our officers and our directors and officers manage OTEC. Members have the right to vote on certain events, such as electing or removing directors, dissolving OTEC and other extraordinary transactions. We will have annual meetings of members at which members will elect directors. The first class of 3 directors will be up for reelection commencing in 2004. The Board reserves the right, in its sole discretion and in accordance with the terms of the Operating Agreement, to increase the size of the Board and appoint new directors to fill the newly created director seats at the request of investors who make significant investments to OTEC in this offering and desire representation on the Board. The Board reserves the right, in its sole discretion, to enter into agreements with members holding a membership interest in excess of 50%, to provide that such member has the right to restructure or terminate operational management of OTEC and the plant.

On March 18, 2003, the OTEC Board of Directors amended the Operating Agreement to eliminate the provision which prohibited any member from owning more than 49% of the total issued and outstanding membership units in order to provide maximum flexibility in raising the minimum offering amount in this offering. There have been discussions with several institutional or large net worth potential investors concerning such investors investing significant amounts for the purchase of OTEC membership units, which would be in excess of 50% of the OTEC membership units, and which could be in excess of the $18,000,000 minimum offering amount. There can be no assurance that any of such investors will decide to invest in OTEC, but in any such event, such investor or investors would control OTEC, through voting power and representatives on the OTEC Board of Directors, and all other investors would hold only a minority stake in OTEC, and be subject to the control of the majority owner.

Tax Consequences. We expect to be taxed as a partnership for federal income tax purposes. We will therefore not pay any federal income taxes and will instead allocate our net income on a per membership unit basis to our members who must include that income as part of his or her taxable income. This means that you will have to pay taxes on your allocated share of our income whether or not we make a distribution to you in that year. Generally you may be able to deduct your share of our losses subject to certain limitations. You also may have state and local tax obligations that we do not address in this prospectus. This prospectus has a discussion of income tax consequences relating to the investment in the membership units under the section entitled

"INCOME TAX CONSEQUENCES OF OWNING OUR MEMBERSHIP UNITS". Each prospective member should consult his tax advisor concerning the impact that his participation in the company may have on his federal income tax liability and the application of state and local income and other tax laws to his participation in us.

Debt Financing. The funds raised in this equity offering from the sale of membership units will not be sufficient to pay for all of our construction and start-up costs. We are therefore seeking up to $44 million (depending upon how much equity we raise from this offering) in debt financing to pay the balance of those expenses. The amount of debt financing obtained by OTEC will not exceed $44 million unless the Board deems it appropriate to increase the amount of debt financing by an additional $1,500,000 to a maximum of $45.5 million of debt financing. We have no binding contracts or commitments with any bank, lender or financial institution for debt financing. Although we may release 10% of the subscription proceeds upon receipt of the minimum subscription amount, we will not release the remaining 90% of your subscription funds until we secure a binding commitment agreement for debt financing. We may also seek subordinated debt financing from both financial institutions and non-financial entities. Our memorandum of understanding with Lurgi includes a provision under which Lurgi would provide up to $4,000,000 of subordinated debt financing to OTEC. We have not yet entered into or negotiated the specific subordinated debt terms with Lurgi and the terms of the subordinated debt financing are subject to the terms, conditions and requirements of OTEC's senior lender with respect to the senior indebtedness, and must be approved by Lurgi's Ag Risk Board.

Suitability. Investing in our membership units is highly speculative and very risky. Our membership units are suitable only as a long-term investment and only if you can bear a complete loss of your investment. Our membership units are suitable only for persons of adequate financial means. You can only invest in this offering if you meet one of the following suitability tests:

     (1) You have annual income from whatever source of at least $30,000 and a net worth of at least $50,000, exclusive of home, furnishings and automobiles; or

     (2) You have a net worth of at least $75,000, exclusive of home, furnishings and automobile.

In addition, the investment of any investor cannot exceed 10% of the investor's net worth (excluding home, furnishings and automobiles). For husbands and wives purchasing jointly, the tests would be applied on a joint basis. Even if you represent you meet the suitability standards set forth above, the Board of Directors reserves the right to reject any subscription for any reason, including if the Board determines that the membership units are not a suitable investment for a particular investor.

We do not expect any public market to develop for our membership units, which means that it will be difficult for you to sell them. In addition, our Operating Agreement significantly restricts the transferability of membership units and prohibits any sale or transfer without the consent of our Board of Directors. You should not buy these membership units if you need to quickly sell them in the future.

Escrow procedures. Proceeds from subscriptions for the membership units will be deposited in an interest-bearing escrow account that we have established with Midwest Bank, N.A. as escrow agent under a written escrow agreement. We will not close on the offering until certain conditions to closing the offering are satisfied and we will promptly return your investment to you with interest, under the following scenarios:

     . If we determine in our sole discretion to terminate the offering prior to May 31, 2003; or

     . If we do not raise the $18,000,000 minimum by May 31, 2003, or by such later date, but no later than June 30, 2003, if our Board in it its sole discretion extends the offering to such date.

If we raise the minimum amount offered before the close of the offering, then 10% of your subscription proceeds may be released, in the sole discretion of our Board of Directors, to us from escrow. Upon the release of such funds from escrow, we will use the released proceeds to pay for site development costs, and will issue units to you for 10% of the units subscribed. We will not release the remaining 90% of your subscription funds until we secure a binding commitment agreement from one or more lenders for between $38,000,000 and $44,000,000 of debt financing (actual amount of debt financing depends on the amount of equity raised and projected costs) or such lesser or greater amount as the Board of Directors deems sufficient to complete construction and start-up of the plant; provided, however, the Board of Directors will not increase or decrease the amount of debt financing actually obtained by more than $1,500,000 below $38,000,000 (which equals $36,500,000) or above $44,000,0000 (which equals
$45,500,000).

If as of July 31, 2003, we do not secure a binding commitment agreement for debt financing between $38,000,000 and $44,000,000 (actual amount of debt financing depends on the amount of equity raised and projected costs) or such lesser or greater amount as the Board of Directors deems sufficient to complete construction and start-up of the plant; provided, however, the Board of Directors will not increase or decrease the amount of debt financing actually obtained by more than $1,500,000 below $38,000,000 (which equals $36,500,000) or above $44,000,0000 (which equals $45,500,000), we will promptly return the remaining 90% of your subscription proceeds with interest.

You will not be able to access your funds in the escrow account. We will invest the escrow funds in short-term securities issued by the United States government, or money market funds, including those available through the escrow agent.

Subscription Procedures. Investors must complete the subscription application and agreement included as Appendix B to this prospectus, include a check payable to Midwest Bank, N.A., Escrow Agent for Oregon Trail Ethanol Coalition, L.L.C. and deliver an executed copy of the signature page to our Operating Agreement. OTEC will promptly deposit all accepted subscription proceeds into the escrow account. In the subscription application and agreement, an investor must make representations to us concerning, among other things, that he or she has received our prospectus and any supplements, agrees to be bound by the Operating Agreement and understands that the membership units are subject to significant transfer restrictions. The subscription application and agreement also requires information about the nature of your desired ownership of your membership units, your state of residence and your taxpayer identification or social security number. Our Board of Directors reserves the right to reject any subscription. If we reject your subscription, we will return your application, check and signature page within 30 days.

Investors that may be deemed the beneficial owners of 5% or more, and 10% or more of our issued and outstanding membership units may have reporting obligations under Section 13 and Section 16 of the Securities and Exchange Act. If you believe that you may become the beneficial owner of 5% or more of our outstanding membership units, you should consult your own legal counsel to determine what filing and reporting obligations you may have under the federal securities laws.

                                  RISK FACTORS

Investment in the membership units offered hereby is speculative and involves a high degree of risk, and the membership units will not be readily marketable. As a result, the membership units are appropriate only for investors with substantial financial means who do not require liquidity with respect to this investment and whose net worth would not be significantly affected by the loss of their entire investment herein. Prospective investors should carefully consider the following risk factors, in addition to those described elsewhere in this document, before purchasing any membership units.

Risks Associated With This Offering And Our Financing Plan

If we raise the minimum amount offered, 10% of your subscription amount will be released to us and become at risk capital before we secure a binding commitment agreement for our debt financing; you may not be able to recover any of your investment if we do not secure the debt financing that we need.

We will deposit all of your subscription proceeds in an escrow account. We intend to close the offering on May 31, 2003 (subject to extension by our Board of Directors to no later than June 30, 2003) if we raise the minimum amount offered and secure a binding commitment agreement for our debt financing. However, to meet our target construction schedule, once we raise the minimum amount offered, 10% of your subscription amount may, in the sole discretion of our Board of Directors, be released to us to pay for various project development costs, even if we have not secured a binding commitment agreement for our debt financing. If this occurs, we will issue you units equal to 10% of the units you subscribed to purchase. You will become a member of our limited liability company and 10% of your subscription proceeds will become at risk capital. We do not believe that we can build the ethanol plant without debt financing. If we do not secure the debt financing that we need, we may have to abandon our business. If this occurs, you may not be able to recover any of your investment that was released from escrow.

If we execute a binding commitment agreement for debt financing but cannot close on our debt financing, you may lose in excess of 10% of your investment.

If we raise the minimum amount offered and secure a binding commitment agreement for the debt financing that we need, we intend to close the offering and use the proceeds to continue preparing our plant site and to commence construction of the plant. Although not likely, we may close on your entire subscription and use the proceeds to commence construction, but never obtain the debt financing that we need to complete the ethanol plant in the event we cannot satisfy the conditions, if any, of the binding commitment agreement or if our lender(s) breach their obligations under the binding commitment agreement. If we do not close on the debt financing that we need for any reason, we will not be able to complete construction of our ethanol plant and may have to abandon our business. Our Board of Directors would then promptly stop site preparation activities and/or construction of the plant and take such steps as necessary and appropriate in order to preserve the remaining offering proceeds for the benefit of the investors. The Board would then review and analyze its alternatives, including, without limitation, bringing an action against the lender(s) if the lender(s) breached the agreement, liquidating the assets of OTEC and returning the remaining proceeds to its investors. However, to the extent that OTEC has spent in excess of the 10% of the subscription proceeds, you may suffer additional losses in excess of 10% of your subscription amount.

Our membership units have no public trading market and are subject to significant transfer restrictions which could make it difficult to sell your units and could reduce the value of your units.

There is currently no established public trading market for the membership units and an active trading market will not develop despite this offering. To maintain our partnership tax status, you may not trade the membership units on an established securities market or readily trade the membership units on a secondary market (or the substantial equivalent thereof). We therefore will not apply for listing of the membership units on any stock exchange or on the NASDAQ Stock Market. As a result, you will not be able to readily sell your membership units.

Your ability to transfer your membership units is also restricted by our Operating Agreement. To help ensure that a secondary market does not develop, our Operating Agreement prohibits transfers without the approval of our Board of Directors. The Board of Directors will not approve transfers unless they fall within "safe harbors" contained in the publicly-traded partnership rules under the tax code, which include:

     .    transfers by gift,
     .    transfer upon death of a member,
     .    transfers between family members, and
     . transfers that comply with the "qualifying matching services" requirements.

Any transfers of membership units in violation of the publicly traded partnership rules or without the prior consent of the Board will be invalid.

You should consider your investment in us to be an illiquid investment that cannot be transferred. The illiquid nature of the membership units could impact the value of your membership units and result in a lower sale price in the event you are permitted to transfer your membership units. You may be required to bear the economic risks associated with your investment in us for an indefinite period of time.

We may not be able to generate sufficient revenue from our operations to support our debt and that could reduce the value of your membership units.

Our ability to repay our debt will depend on our financial and operating performance and on our ability to successfully implement our business strategy. We cannot assure you that we will be successful in implementing our strategy or in realizing our anticipated financial results. Our financial and operational performance depends on numerous factors including prevailing economic conditions and certain financial, business and other factors beyond our control. Our cash flows and capital resources may be insufficient to repay our anticipated debt obligations. If we cannot pay our debt service, we may be forced to reduce or eliminate distributions, reduce or delay capital expenditures, sell assets, restructure our indebtedness or seek additional capital. If we are unable to restructure our indebtedness or raise funds through sales of assets, equity or otherwise, our ability to operate could be harmed and the value of your membership units could decline.

Any institution lending funds to us, whether through a leasing arrangement or direct loans, will take a security interest in our assets, including the property, the ethanol plant and all of our accounts receivable, inventory, equipment and fixtures along with all personal property and intangibles. If we fail to make our debt financing payments, the lender will have the right to repossess the secured assets, including the property and the plant, in addition to other remedies. Such action would end our ability to continue operations. If we fail to make our financing payments and we cease operations, your rights as a holder of membership units are inferior to the rights of our creditors. We may not have sufficient assets to make any payments to you after we pay our creditors.

The terms of our debt financing are uncertain and are dependent on general economic conditions which could result in less favorable terms to us and may impact our revenues and the value of your membership units.

We do not currently have a binding commitment from any lender for our debt financing and therefore we will need to seek and negotiate a binding commitment(s) during the term of this offering. The current credit market and competition for debt financing could make it difficult for us to obtain binding written commitments from one or more lenders on favorable terms. If debt financing is only available at interest rates that are higher than we anticipate, or our lenders impose restrictive covenants that unduly restrict distributions or limit our financial flexibility, the value of your units may be adversely affected. To the extent we obtain debt financing with variable interest rates, we will be vulnerable to future interest rate increases. Our ability to obtain debt financing on favorable terms is dependent on the interest rate and credit environment, general economic conditions and other factors beyond our control.

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We anticipate having substantial debt service and restrictive loan covenants that could make it difficult for us to borrow additional capital and could limit our ability to make cash distributions to our members and engage in other activities.

It is possible that our debt service requirements may make us more vulnerable to economic or market downturns. If we are unable to service our debt, we may be forced to reduce or delay planned capital expenditures, sell assets, restructure our indebtedness or seek additional equity capital. In addition, our debt load and service requirements could have important consequences which could reduce the value of your investment, including:

     .    Limiting our ability to obtain additional financing;

     . Reducing funds available for operations and distributions because a substantial portion of our cash flows will be used to pay interest and principal on our debt;

     .    Making us vulnerable to increases in prevailing interest rates;

     . Placing us at a competitive disadvantage because we may be substantially more leveraged than some of our competitors;

     . Subjecting all or substantially all of our assets to liens, which means that there will be virtually no assets left for members in the event of a liquidation; and

     . Limiting our ability to adjust to changing market conditions, which could make us more vulnerable to a downturn in general economic conditions or our business.

We cannot assure you that we can accomplish any of these strategies on satisfactory terms, if at all.

Lenders may require us to abide by restrictive loan covenants that may hinder our ability to operate.

We anticipate that the loan agreements governing our secured debt financing will contain a number of restrictive affirmative and negative covenants. These covenants may limit our ability to, among other things:

     .    Incur additional indebtedness;

     .    Make capital expenditures in excess of prescribed thresholds;

     .    Make distributions to Unit holders, or redeem or repurchase Units;

     .    Make various investments;

     .    Create liens on our assets;

     .    Utilize the proceeds of asset sales; or

     . Merge or consolidate or dispose of all or substantially all of our assets.

We will also likely be required to maintain specified financial ratios, including minimum cash flow coverage, minimum working capital and minimum net worth. We will also likely be required to utilize a portion of any excess cash flow generated by operations to prepay our term debt. A breach of any of these covenants or requirements could result in a default under our debt agreements. If we default, and if such default is not cured or waived, a lender could, among other remedies, accelerate our debt and declare that such debt is immediately due and payable. If this occurs, we may not be able to repay such debt or borrow sufficient funds to refinance it. Even if new financing is available, it may not be on terms that are acceptable to us. Such an occurrence could cause us to cease building the plant, or if the plant is constructed, such an occurrence could cause us to cease operations. No assurance can be given that our future operating results will be sufficient to achieve compliance with such covenants and requirements, or in the event of a default, to remedy such default.

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Our Board of Directors set the price for the membership units without an independent evaluation and therefore the actual value may be lower.

The Board of Directors determined the $1,000 per membership unit purchase price without an independent valuation. The Board established the total offering price based on our estimate of capital and expense requirements and not based on perceived market value, book value, or other established criteria. The actual value of your membership units may be lower than the $1,000 offering price. We also cannot guarantee that OTEC or any other person will purchase your membership units at the offering price or any other price. You could therefore lose all or a substantial part of your investment.

You will experience some dilution to the value of your membership units.

Purchasers of membership units in this offering will experience immediate dilution of the net tangible book value of their membership units ranging from approximately $96.46 (minimum offering) to $78.42 (maximum offering) per membership unit based on the net tangible book value of OTEC. See the section entitled "Dilution".

Risks Associated with Construction and Development

We are dependent on GreenWay Consulting, LLC to help us develop the project and may experience delays in our project if they terminate their relationship with us.

We have hired GreenWay Consulting, LLC to assist us with the construction and development of our proposed ethanol plant. GreenWay will assist and advise us on the development of our proposed ethanol plant, including site preparation and evaluation, product input and output contracting, permitting, design and engineering, construction, recruiting and training employees, operations, and business planning. GreenWay, through its parent company owns and operates an ethanol plant in Morris, Minnesota, and is also involved in various other ethanol projects that will compete with our project. GreenWay may also acquire an ownership interest in other ethanol projects and may have financial or other incentives to favor other businesses over us. If GreenWay were to terminate their relationship with us, we might not be able to secure a suitable replacement and therefore, we could experience delays in our project or construction of the proposed ethanol plant, which would delay start-up operations and harm our business.

We are dependent upon Lurgi PSI and ICM to design and build the ethanol plant and we have no executed definitive agreements with either of them and our dependency may leave us vulnerable to unfavorable final construction contract terms and delays or conflicts of interest due to their other projects.

We have a memorandum of understanding with Lurgi PSI, Inc. for various design and construction services. The memorandum of understanding is not a binding contract, and either party could terminate it at any time without penalty or further obligation. Lurgi has delivered to us a proposed Engineering, Procurement and Construction Contract that we are currently negotiating, in which Lurgi will serve as our design-builder and will engage ICM to provide design and engineering services to them. Lurgi's obligation to build the proposed ethanol plant is not reflected in a binding definitive agreement and a binding definitive agreement may never be executed. If Lurgi or ICM were to terminate their relationship with us, we might not be able to secure a definitive financing agreement and build the plant, which would force us to abandon our business. Under the proposed Engineering, Procurement and Construction Contract, Lurgi is not required to obtain any performance or labor and material payment bonds, or any other form of performance security. This means that if Lurgi does not perform, there is no underlying financial security that could be used to complete the project. If Lurgi withdraws from the project, we would be unable to complete the construction. This would cause us to abandon our business and would significantly reduce the value of your membership units.

We may encounter hazardous or unexpected conditions at the construction site that could increase our costs or delay the construction of the ethanol plant which would delay our ability to generate revenues.

Lurgi is not responsible for hazardous or concealed unexpected conditions that it encounters at the construction site. This could include environmental permitting issues or other types of contamination. Environmental issues regarding compliance with applicable environmental standards could arise at any time during the construction and operation of the plant. We may have difficulty obtaining the necessary environmental permits required in connection with the operation of the plant. As a condition of granting necessary permits, regulators could make demands that increase our costs of construction and operation. If we encounter any of these kinds of conditions, Lurgi may immediately stop work in the affected area and we must correct the problem. This could delay the project and could require us to spend significant resources to correct the condition. In addition, Lurgi may be entitled to an adjustment in price and time of performance if its price and performance time have been adversely affected by any unexpected or hazardous conditions. This could result in additional costs to us and delay our ability to generate revenues, which could reduce the value of your membership units.

The project could suffer delays that could postpone our ability to generate revenues and make it more difficult for us to pay our debts.

We expect that it will take an estimated 13 to 14 months after we begin construction before we become fully operational and producing ethanol at a 40 million gallon per year capacity. Any delay in the project for any reason would result in OTEC losing the significant economic value of the LB 536 tax credits. Even without any unanticipated delays in the pre-construction and construction process, our ability to meet the June 30, 2004 deadline is not assured. Our goal is to begin construction of the plant promptly upon the close of this offering, but in any event within 60 days of the close of this offering, subject to additional delays due to adverse weather conditions. Construction projects often involve delays in obtaining construction permits, construction delays due to weather conditions, or other events that delay the construction schedule. If it takes longer to obtain necessary permits or construct the plant than we anticipate, it would delay our ability to generate revenues and make it difficult for us to meet our debt service obligations. This could reduce the value of your membership units.

Assuming successful completion of the offering, we currently intend to break ground on the plant as soon as feasible, but in any event within 60 days after the completion of this offering, subject to weather conditions. If we encounter delays in this offering or in obtaining debt financing or the required permits, our expected date to break ground will also be delayed. We could also experience delays caused by disputes with the current landowners with whom we have entered into option agreements to purchase the property where the plant is to be built, which could delay the timing of our purchase of the property, which in turn could delay our ability to begin groundwork and construction of the plant.

If Lurgi is not able to begin construction on the plant early enough to complete the framework and enclose the plant structure before winter conditions adversely affect the cost of and schedule for our project, our estimated date for commencing operations will likely be delayed beyond 14 months after closing this offering. In addition, our construction costs may increase due to additional costs associated with winter construction. The actual date we break ground also depends on how quickly we can successfully complete this offering. Delays and weather conditions could result in us breaking ground in the summer of 2003, or later, which will also delay the date we become operational and begin to generate revenue. Such a delay will also preclude OTEC from receiving any Nebraska producer tax credits because the State of Nebraska will only provide producer tax credits to plants that are operational and in production by June 30, 2004. The longer it takes us to generate revenue, the longer you will have to wait to receive any distributions from OTEC.

The project could also be delayed if we encounter defective material or workmanship from Lurgi which could delay production and our ability to generate revenues. Under the proposed engineering, procurement and construction contract, Lurgi warrants that the ethanol plant will be free from defects in material or workmanship. If this warranty is breached and there are defects in material or workmanship, it may delay our commencing operations and delay our ability to generate revenues. If defects are discovered after we begin operating, it could cause us to halt or discontinue our operation, which could damage our ability to generate revenues and reduce the value of your membership units. Our recourse in the event of a breach of this warranty by Lurgi is to file an action against Lurgi for breach of contract or breach of warranty which will be subject to the applicable statutes of limitation under the laws of the State of Nebraska.

Our construction of a necessary rail spur requires an agreement with Union Pacific Railroad and could require local regulatory approval and our negotiation with Union Pacific Railroad or application for regulatory approval could result in project delays that could postpone our ability to generate revenues and make it more difficult for us to pay our debts.

The construction and operation of our plant requires us to enter into an agreement with Union Pacific Railroad concerning the construction and operation of a rail spur from our plant site to the Union Pacific Railroad main line. We do not currently have any agreement with Union Pacific Railroad, and our ability to successfully complete the construction of our plant and make it operational is dependent upon our reaching such agreement. In addition, depending on the impact of the rail spur location and the nature of any agreement reached with Union Pacific Railroad, we may need Thayer County or other local regulatory approval to add additional tracks across county roads, or to close the county road impacted by the rail spur we build. We do not currently have such approvals and cannot assure you that we would be able to obtain them on terms and conditions satisfactory to OTEC, or that getting such approvals will not further delay our project.

Risks Associated with Our Formation and Operation

We are a newly formed company with limited working capital which could result in losses that will affect the value of your membership units.

Oregon Trail Ethanol Coalition, L.L.C. was organized on August 16, 2001 and has no operating history. You should consider our company promotional and in its early development stages. We have limited experience concerning whether we will be successful in the proposed construction and operation of the proposed ethanol plant or that our plans will materialize or prove successful. We cannot make representations about our future profitable operation or the future income or losses of OTEC. We do not know whether we will ever operate at a profit or that OTEC will appreciate in value. If our plans prove to be unsuccessful, you will lose all or a substantial part of your investment.

We presently have very limited working capital and require the proceeds of this offering to begin constructing the ethanol plant and to meet our initial operational needs. Our ability to begin construction of the plant depends upon the success of this offering, the public offering and the receipt of debt financing. Even upon the successful completion of this offering and the public offering, the proposed use of proceeds will pay our expenses for only a limited amount of time and there can be no assurance that the funds received through this offering will be sufficient to allow us to continue successfully.

Operational costs could be higher than anticipated which could reduce our profits and the value of your membership units.

In addition to general market fluctuations and economic conditions, we could experience significant cost increases associated with the on-going operation of the plant caused by a variety of factors, many of which are beyond our control. These cost increases could arise from an inadequate supply and resulting increased prices for corn. Labor costs can increase over time, particularly if there is any shortage of labor, or shortage of persons with the skills necessary to operate the plant. Adequacy and cost of water, electric and natural gas utilities could also affect our operating costs. Changes in price, operation and availability of truck and rail transportation may affect our profitability with respect to the transportation of ethanol and other products to our customers.

In addition, the operation of the plant will be subject to ongoing compliance with all applicable governmental regulations, such as those governing pollution control, ethanol production, grain purchasing and other matters. If any of these regulations were to change, it could cost us significantly more to comply with them. Further, other regulations may arise in future years regarding the operation of the ethanol plant, including the possibility of required additional permits and licenses. We might have difficulty obtaining any such additional permits or licenses, and they could involve significant unanticipated costs. We will be subject to all of those regulations whether or not the operation of the ethanol plant is profitable.

Our success is currently and for the foreseeable future will be dependent on our Board of Directors and unproven management.

We are presently, and are likely for some time to continue to be, dependent upon our founding members, some of whom will serve as our initial directors. These individuals are experienced in business generally, but generally have no experience in raising capital from the public, in organizing and building an ethanol plant, or in governing and operating a public company. We presently have no employees, and our initial directors will therefore be instrumental to our success. It is possible that one or more of our initial directors may later become unable to serve, and we may be unable to recruit and retain suitable replacements.

Our Board of Directors will have the exclusive right to make all decisions with respect to the management and operation of our business and our affairs. Investors will have no right to participate in the decisions of our Board of Directors or in the management of the plant. Investors will only be permitted to vote in a limited number of circumstances. Accordingly, no person should purchase our membership units unless such person is willing to entrust all aspects of our management to the Board of Directors. No member of our Board of Directors has expertise in the ethanol industry. In addition, certain directors of our Board of Directors are presently engaged in business and other activities outside of and in addition to our business, all of which will impose substantial demand on the time and attention of such directors.

Upon completion of the plant, we currently plan to hire up to approximately 40 employees operating our business. Our success will depend in part on our ability to attract and retain competent personnel who will be able to help us achieve our goals. We must hire qualified managers, accounting, human resources and other personnel to staff our business. It may be difficult finding and hiring qualified employees at a salary that we will be able to afford. It may also be difficult to attract qualified employees to Thayer County, Nebraska, a rural and sparsely populated area. If we are unable to hire productive and competent personnel, our ability to produce and sell ethanol could be adversely affected. Our failure to attract and retain such individuals would likely have a material adverse effect on us, our operations, cash flows and financial performance.

Our business is not diversified and this could reduce the value of your membership units.

Our success depends largely upon our ability to timely complete and profitably operate our ethanol business. We do not have any other lines of business or other sources of revenue if we are unable to build the ethanol plant and manufacture ethanol. If we were not able to complete construction, or if economic or political factors adversely affect the market for ethanol, the value of your investment could decline because we have no other line of business to fall back on if the ethanol business declines. Our business would also be significantly harmed if our ethanol plant could not operate at full capacity for any extended period of time.

Our Operating Agreement contains restrictions on member's rights to participate in corporate governance of our affairs.

Our Operating Agreement contains significant restrictions on member's rights to influence the manner or direction of management. Our Operating Agreement contains restrictions on the ability of members to call a special meeting. A member or members owning at least 10% of the outstanding membership units may call a special meeting of the members. These restrictions may make it difficult for members to propose changes to our Operating Agreement, without support from our Board of Directors. Our Board of Directors is divided into three classes, with each class serving staggered three-year terms. The classification of the Board of

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

Directors will make it more difficult for members to change the composition of the Board because only a minority of the directors can be elected at one time. If a vacancy develops in our Board of Directors for any reason other than removal or expiration of a term, the remaining directors would fill the vacancy. Our directors must discharge their duties with reasonable care, in good faith and in the best interest of OTEC and its members. Despite this obligation, our Operating Agreement limits director liability to members unless it involves misconduct or negligence.

Risks Associated with the Ethanol Industry

We will be operating in an intensely competitive industry and we will compete with larger, better financed entities which could impact our ability to operate profitably.

There is significant competition among ethanol producers. Our business faces a competitive challenge from larger plants, from plants that can produce a wider range of products than we can, and from other plants similar to our proposed ethanol plant. Our ethanol plant will be in direct competition with other ethanol producers, many of which have greater resources than we currently have. Large ethanol producers such as Archer Daniels Midland and Cargill, among others, are capable of producing a significantly greater amount of ethanol than we expect to produce. In addition, there are several Nebraska, Minnesota, Wisconsin, South Dakota and other Midwest regional ethanol producers which have recently formed, are in the process of forming, or are under consideration, which are or would be of a similar size and have similar resources to us. There are currently seven operational ethanol plants in Nebraska with at least two new plants under construction.

The proposed ethanol plant will also compete with producers of other gasoline additives made from raw materials other than corn having similar octane and oxygenate values as ethanol, such as producers of methyl tertiary butyl ether
(MTBE). MTBE is a petrochemical derived from methanol which generally costs less to produce than ethanol. Many major oil companies produce MTBE and strongly favor its use because it is petroleum-based. Alternative fuels, gasoline oxygenates and alternative ethanol production methods are also continually under development. The major oil companies have significantly greater resources than we have to market MTBE, to develop alternative products, and to influence legislation and public perception of MTBE and ethanol. These companies also have significant resources to begin production of ethanol should they choose to do so.

Changes in the supply and demand, and production and price with respect to corn could make it more expensive to produce ethanol which could decrease our profits.

Ethanol production will require substantial amounts of corn. Corn, as with most other crops, is affected by weather, governmental policy, disease and other conditions. A significant reduction in the quantity of corn harvested due to adverse weather conditions, farmer planting decisions, domestic and foreign government farm programs and policies, global demand and supply or other factors could result in increased corn costs which would increase our cost to produce ethanol. The significance and relative impact of these factors on the price of corn is difficult to predict. Significant variations in actual growing conditions from normal growing conditions also may adversely affect our ability to procure corn for the proposed plant. Any events that tend to negatively impact the supply of corn will tend to increase prices and harm our business. Rising corn prices produce lower profit margins for the production of ethanol and therefore, represent unfavorable market conditions. This is especially true when market conditions do not allow us to pass along increased corn costs to our customers. The price of corn has fluctuated significantly in the past and may fluctuate significantly in the future. Substantial increases in the price of corn in 1996 caused some ethanol plants to temporarily cease production or lose money. We cannot assure you that we will be able to offset any increase in the price of corn by increasing the price of our products. If we cannot offset increases in the price of corn, our financial performance may be materially and adversely affected.

                                       8

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We intend to establish an output contract with one distributor that will purchase all of the ethanol and distillers grain we produce which may not be as financially rewarding as creating our own sales organization.

We intend to market most of the ethanol and dry distillers grains we produce through marketers or distributors. The marketers or distributors will market our ethanol and byproducts in national, regional and local markets. As a result, we will be dependent on these marketers or distributors to sell our ethanol and dry distillers grains. We do not plan to build our own sales force or sales organization to support the sale of ethanol or byproducts. If these marketers or distributors breach our contracts, or are not in the financial position to purchase or market most of the ethanol and dry distillers grains we produce, we may be required to find alternative means to sell our ethanol and dry distillers grains and our financial performance may be adversely and materially affected. In the event of a breach of our contract by a marketer or distributor, we may pursue either an injunctive action or claim for damages, but in such circumstances, the marketer or distributor may not be able to perform or may be insolvent. In addition, it could be more financially advantageous to sell ethanol or dry distillers grains ourselves through our own sales force, but we currently do not plan to pursue this route. This strategy could result in lower revenues and reduce the value for your units if our marketers or distributors do not perform as we plan. Our financial performance is dependent upon the financial health of the marketers or distributors we contract with. We have only begun preliminary discussions with potential marketers or distributors and have not entered into any binding agreements. We currently do not anticipate entering into agreements with marketers or distributors until shortly before the plant becomes operational, subject to our evaluation of market prices and conditions.

Low ethanol prices and low gasoline prices could reduce our profitability which could reduce the value of your membership units.

Prices for ethanol products can vary significantly over time and decreases in price levels could adversely affect our profitability and viability. The price for ethanol has some relation to the price for gasoline. The price of ethanol tends to increase as the price of gasoline increases, and the price of ethanol tends to decrease as the price of gasoline decreases. Any lowering of gasoline prices will likely also lead to lower prices for ethanol and adversely affect our operating results.

Increases in the production of ethanol could result in lower prices for ethanol and have other adverse effects which could reduce our profitability.

We expect that existing ethanol plants will expand to increase their production and that new fuel grade ethanol plants will be constructed as well. We cannot provide any assurance or guarantee that there will be any material or significant increases in the demand for ethanol, so the increased production of ethanol may lead to lower prices for ethanol. The increased production of ethanol could have other adverse effects as well. For example, the increased production will also lead to increased supplies of co-products from the production of ethanol, such as distillers grain/solubles. Those increased supplies could lead to lower prices for those co-products. Also, the increased production of ethanol could result in increased demand for corn which could in turn lead to higher prices for corn, resulting in higher costs of production and lower profits. Recently ethanol prices have declined because of increased supply and decreased demand for ethanol, and some gasoline retailers have been pricing ethanol-blended fuel below the lower-octane unleaded fuel. In addition, there are a number of ethanol plants which are under construction or proposed to be constructed in the near future, both regionally and nationally. As result, the supply of ethanol is expect to continue to increase, and, while the demand for ethanol is also expected to increase in the future as the MTBE bans become effective, there is a risk that the market supply of ethanol will increase faster than the market demand, continuing to place downward pressure on the price of ethanol, which would negatively impact our revenue and potential profitability.

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Hedging transactions involve risks that could harm our business.

In an attempt to minimize the effects of the volatility of corn costs on operating profits, we will likely take hedging positions in corn and energy futures markets. Hedging means protecting the price at which we buy corn and the price at which we will sell our products in the future. It is a way to attempt to reduce the risk caused by price fluctuation. The effectiveness of hedging activities is dependent upon, among other things, the cost of corn and our ability to sell sufficient amounts of ethanol and distillers grains to utilize all of the corn subject to the futures contracts. Hedging activities can result in costs to us because price movements in grain contracts are highly volatile and are influenced by many factors which are beyond our control. We may incur similar costs in connection with our hedging transactions and these costs may be significant.

Ethanol production is energy intensive and interruptions in our supply of energy could have a material adverse impact on our business.

Ethanol production also requires a constant and consistent supply of energy. If there is any interruption in our supply of energy for whatever reason, such as supply, delivery or mechanical problems, we may be required to halt production. If production is halted for any extended period of time, it will have a material adverse effect on our business. If we were to suffer interruptions in our energy supply, either during construction or after we begin operating the ethanol plant, our business would be harmed.

We have entered into discussions with natural gas suppliers; however, at the present time we have no binding commitments with any natural gas supplier. If we are unable to obtain a natural gas supply or procure an alternative source of natural gas on terms that are satisfactory to us, the adverse impact on our plant and operations could be material. In addition, natural gas and electricity prices have historically fluctuated significantly. Increases in the price of natural gas or electricity for any reason, including, without limitation, the current conflict with Iraq, would harm our business by increasing our energy costs.

We will also need to purchase significant amounts of electricity to operate the proposed ethanol plant. The prices which we will be required to pay for electrical power will have a direct impact on our costs of producing ethanol and our financial results.

Risks Associated with Government Regulation and Subsidization

Federal regulations concerning tax incentives could expire or change which could reduce our revenues.

Congress currently provides certain federal tax incentives for oxygenated fuel producers and marketers, including those who purchase ethanol to blend with gasoline in order to meet federally mandated oxygenated fuel requirements. These tax incentives include, generally, a lower federal excise tax rate for gasoline blended with at least 10 percent, 7.7 percent, or 5.7 percent ethanol, and income tax credits for blenders of ethanol mixtures and small ethanol producers. Gasoline marketers pay a reduced tax on gasoline that they sell that contains ethanol. The current credit for gasoline blended with 10% ethanol is 5.3(cent) per gallon. The subsidy will gradually drop to 5.1(cent) per gallon by 2005. Currently, a gasoline marketer that sells gas without ethanol must pay a federal tax of 18.4(cent) per gallon compared to 13(cent) per gallon for gas with 10% ethanol. The tax on gasoline blended with 10% ethanol will gradually increase to 13.3(cent) per gallon by 2005. Smaller credits are available for gasoline blended with 7.7 percent and 5.7 percent ethanol.

The ethanol industry and our business depend on continuation of the federal ethanol credit. This credit has supported a market for ethanol that might disappear without the credit. The federal subsidies and tax incentives are currently scheduled to expire September 30, 2007. Legislation has been introduced that would extend the excise tax exemption beyond 2007, but there can be no assurance that the legislation will pass. If the excise tax exemption is not extended, then ethanol blended gasoline will be taxed at the standard excise tax rate, which may make ethanol blended gasoline more expensive and less attractive for use. These subsidies and tax incentives to the ethanol industry may not continue beyond their scheduled expiration date or, if they continue, the incentives may not be at the same level. The revocation or amendment of any one or more of those laws, regulations or programs could adversely affect the future use of ethanol in a material way, and we cannot assure you that any of those laws, regulations or programs will be continued. The elimination or reduction of federal subsidy and tax incentives to the ethanol industry would have a material adverse impact on our business by making it more costly or difficult for us to produce and sell ethanol. If the federal ethanol tax incentives are eliminated or sharply curtailed, we believe that a decreased demand for ethanol will result.

Nebraska state producer incentives may be unavailable or could be modified which could reduce our revenues.

LB 536, a State of Nebraska legislative bill which came into law on May 31, 2001, establishes a production tax credit of 18(cent) per gallon of ethanol produced during a 96 consecutive month period by newly constructed ethanol facilities in production prior to June 30, 2004. The tax credit is only available to offset Nebraska motor fuels excise taxes. The tax credit is transferable and therefore OTEC intends to transfer credits received to a Nebraska gasoline retailer who will then reimburse OTEC for the face value of the credit amount less a handling fee. No producer can receive tax credits for more than 15,625,000 gallons of ethanol produced in one year and no producer will receive tax credits for more than 125 million gallons of ethanol produced over the consecutive 96 month period. The minimum production level for a plant to qualify for credits is 100,000 gallons of ethanol annually.

The legislation requires us to enter into a written agreement with the Tax Commissioner on behalf of the State of Nebraska pursuant to which we will agree to produce ethanol at our designated facility and the State of Nebraska will agree to furnish the producer tax credits in accordance with the terms of the new law. We have entered into a written agreement with the State of Nebraska, but our plant must be operational and "in production" at the minimum rate of 100,000 gallons annually prior to June 30, 2004 in order to be eligible for the tax credit. There are currently no specific regulations concerning what it means for an ethanol plant to be "in production" at the minimum rate of 100,000 gallons annually, and the Nebraska Department of Revenue could take a more restrictive interpretation of this requirement than OTEC. This issue becomes more important and relevant the longer it takes for OTEC to commence construction of the plant.

We expect that it will take an estimated 13 to 14 months after we begin construction before we become fully operational and producing ethanol at a 40 million gallon per year capacity. Under Nebraska law LB 536, our plant must be in production at the minimum rate of one hundred thousand gallons annually for the production of ethanol, before denaturing, on or before June 30, 2004. Any delay in our project, for any reason, would result in OTEC losing the significant economic benefits of the LB 536 tax credits. Such delays could be caused by a number of matters beyond our control, such as weather, delays caused by third parties with whom OTEC does not have ability to force or encourage faster performance, delays in shipments from manufacturers or suppliers, international or domestic hostilities or terrorism, and inability to obtain necessary regulatory approvals, including construction or environmental permits in a timely manner. Even without any unanticipated delays in the pre-construction and construction process, we will be under a very tight timeline in order to meet the June 30, 2004 deadline and may not be able to successfully meet such deadline, and we cannot assure you that we will meet the June 30, 2004 deadline in order to take advantage of the LB 536 tax credits.

Because we will not be in a position to produce 100,000 gallons of ethanol until at least 2004, we will not qualify for the payments until that time. We believe there are several existing projects in Nebraska that could also qualify for LB 536 credits which may create shortfalls in funding for the program. If another ethanol plant came online and produced 100,000 or more gallons of ethanol, it could also qualify for the producer payment. This would require the legislature to increase funding for the producer incentive program through either an increase in general fund appropriation or other source such as the grain checkoff program. Despite our written agreement with the State of Nebraska, the Nebraska legislature could reduce or eliminate the producer tax credits at any time; however, a reduction or elimination may constitute a breach of our contract by the State of Nebraska. The State of Nebraska could also impose taxes on the ethanol plants to provide additional funds for the ethanol production incentive fund which could have a serious adverse impact on our net income from the production incentive. The production incentive is scheduled to expire June 30, 2012, and the longer it takes us to raise our financing and complete construction, the greater the risk that we will not be operational and in production prior to June 30, 2004, and thus be ineligible for LB 536 payments or that we will receive less subsidy payments than the maximum permitted under Nebraska law.

The failure to enforce existing environmental and energy policy regulations will result in a decreased demand for ethanol which will impact the profitability of our business.

Our success will depend in part on effective enforcement of existing environmental and energy policy regulations. Many of our potential consumers are unlikely to switch from the use of conventional fuels unless compliance with applicable regulatory requirements leads, directly or indirectly, to the use of ethanol.

Both additional regulation and enforcement of such regulatory provisions are likely to be vigorously opposed by the entities affected by such requirements. If existing emissions-reducing standards are weakened, or if governments are not active and effective in enforcing such standards, our business and results of operations could be adversely affected. Even if the current trend toward more stringent emissions standards continues, we will depend on the ability of ethanol to satisfy such emissions standards more efficiently than other alternative technologies. Certain standards imposed by regulatory programs may limit or preclude the use of our products to comply with environmental or energy requirements. Any decrease in the emission standards or the failure to enforce existing emission standards and other regulations could result in a reduced demand for ethanol. A significant decrease in the demand for ethanol will reduce the price of ethanol, and adversely affect our profitability and decrease the value of your membership units.

Previously unknown, material adverse environmental effects may be discovered to be caused by ethanol, materially damaging the ethanol industry.

With the phaseout of MTBE and increasing reliance upon ethanol has come increased attention to the potential environmental impacts of widespread ethanol usage. One recent study of such potential effects in the northwestern United States, while discounting the possibility that fuel ethanol may pose significant new health risks, also recommended further study of the potential for adverse impacts from large scale exposure to low levels of ethanol. As the environmental effects of widespread adoption of fuel ethanol come under heightened scrutiny, previously unknown and harmful environmental impacts of such usage may be discovered. Any such discovery could have material adverse effects on the entire ethanol industry, including our business.

The federal oxygen mandate could be eliminated, made subject to waiver or otherwise revised to the detriment of the ethanol industry.

In connection with a large scale shift away from MTBE or because air quality in metropolitan areas is determined to have improved sufficiently, changes in the environmental regulations regarding the required oxygen content of automobile emissions could be made which have an adverse effect on the ethanol industry. Various proposals and recommendations are currently under consideration to eliminate, retain, allow for waivers of or otherwise change the federal oxygen mandate. If that mandate is eliminated or overall obligations to comply with it are reduced, the ethanol industry and our business may suffer material adverse effects.

We are subject to extensive environmental regulation and occupational safety regulations that could result in higher than expected compliance costs and liabilities.

We will be subject to extensive air, water and other environmental regulation and we will need to obtain a number of environmental permits to construct and operate the Plant. In addition, it is likely that our senior debt financing will be contingent on our ability to obtain the various environmental permits that we will require.

Ethanol production involves the emission of various airborne pollutants, including particulate (PM10), carbon monoxide (CO), oxides of nitrogen (N0x) and volatile organic compounds. As a result, we will need to obtain an air quality permit from the Nebraska Department of Environmental Quality ("NDEQ"). We also need to apply for and receive from the NDEQ a storm-water discharge permit, a water withdrawal permit, public water supply permit, and a water discharge permit. We applied for an Air Quality Construction Permit with the Nebraska Department of Environmental Quality on July 30, 2002 and on January 17, 2003, the NDEQ granted us our Air Quality Construction Permit. We have also received our Storm Water Pollution Prevention Plan permit and therefore, we have the necessary permits to commence construction of our ethanol plant.

We have not applied for any of the other required permits, but anticipate doing so before we begin construction. Though we do not anticipate a problem receiving all required environmental permits, there is no assurance that this will, in fact, occur. If for any reason any of these permits are not granted, construction costs for the plant may increase, or the plant may not be constructed at all. In addition, the NDEQ could impose conditions or other restrictions in the permits that are detrimental to us or which increase costs to us above those assumed in our business plan. Any such event would likely have a material adverse impact on us, our operations, cash flows and financial performance.

Even if we receive all required permits from the NDEQ, we may also be subject to regulations on emissions from the United States Environmental Protection Agency ("EPA"). Currently the EPA's statutes and rules do not require us to obtain separate EPA approval in connection with construction and operation of the proposed ethanol plant. Additionally, environmental laws and regulations, both at the federal and state level, are subject to change and often such changes are made retroactively. Consequently, even if we have the proper permits at the present time, we may be required to invest or spend considerable resources to comply with future environmental regulations. If any of these events were to occur, they may have a material adverse impact on us, our operations, cash flows and financial performance.

Our failure to comply or the need to respond to threatened actions involving environmental laws and regulations may adversely affect our business, operating results or financial condition. Once our ethanol plant becomes operational and as our business grows, we will have to develop and follow procedures for the proper handling, storage, and transportation of finished products and materials used in the production process and for the disposal of waste products. In addition, state or local requirements may also restrict our production and distribution operations. We could incur significant costs to comply with applicable laws and regulations as production and distribution activity increases. Protection of the environment will require us to incur expenditures for equipment or processes.

We also will be subject to federal and state laws regarding operational safety. Risks of substantial compliance costs and liabilities are inherent in a large-scale construction project and in ethanol production after the facility is constructed. Costs and liabilities related to worker safety may be incurred. Possible future developments, including stricter safety laws for workers or others, regulations and enforcement policies and claims for personal or property damages resulting from our construction or operation could result in substantial costs and liabilities that could reduce the amount of cash that we would otherwise have to distribute or use to further enhance our business.

We could be subject to nuisance claims or environmental litigation which could result in increased operating costs which will reduce the value of your investment.

We could be subject to environmental nuisance or related claims by employees, property owners or residents near the proposed ethanol plant arising from odor, air or water discharges. Ethanol production has been known to produce an odor to which surrounding residents could object. If odors become a problem, we may be subject to fines and could be forced to take costly curative measures. Environmental litigation or increased environmental compliance costs could increase our operating costs.

Risks Related to Tax Issues in a Limited Liability Company

You may be required to pay taxes on your share of our income even if we make no distribution to you.

We expect to be treated as a partnership for federal income tax purposes unless there is a change of law or trading in the membership units is sufficient to classify OTEC as a "publicly traded partnership." This means that OTEC will pay no income tax and all profits and losses will "pass-through" to our members who will pay tax on their share of OTEC's profits. It is likely that you may receive allocations of taxable income that exceed any cash distributions we make. This may occur because of various factors, including but not limited to, accounting methodology, lending covenants that restrict our ability to pay cash distributions, or our decision to retain or use the cash generated by the business to fund our operating activities and obligations. Accordingly, you may be required to pay income tax on your allocated share of our taxable income with personal funds, even if you receive no cash distributions from us.

Because we are treated as a partnership for federal income tax purposes, the IRS may audit our tax returns which could result in an audit of your tax returns or in tax obligations to you.

The IRS may audit our tax returns and may disagree with the tax positions that we take on our returns. If challenged by the IRS, the courts may not support the position we take on our tax returns. An audit of our tax returns could lead to separate audits of your tax returns, especially if adjustments are required, which could result in adjustments on your tax return. This could result in tax liabilities, penalties and interest to you.

The foregoing discusses the most significant risks associated with this offering, but it is not intended to be an exhaustive discussion of all the risks that may be associated with an investment in OTEC. Moreover, because there are many inherent risks that may not be anticipated by OTEC, prospective investors should be aware that additional risks inherent in an investment in OTEC may be experienced that are not presently foreseen by OTEC.

                           FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus including the above Risk Factors section, contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "expect," "anticipate," "believe," "estimate," "project," and "continue" or similar words.

You should read statements that contain these words carefully because they:

     .    Discuss our future expectations
     . Contain projections of our future results of operations or of our financial condition
     .    State other "forward-looking" information

We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors listed above, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our membership units you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, operating results and financial condition.

                                 USE OF PROCEEDS

The gross proceeds before deducting expenses from this offering will be $18,000,000 if the minimum number of membership units offered is sold, and $24,000,000 if the maximum is sold. We estimate the offering expenses to be approximately $500,000 and the selling agent fee to be $329,940 if the minimum offering amount is raised and $439,920 if the maximum offering amount is raised. The net proceeds of the offering are thus estimated to be $17,170,060 if the minimum is sold and $23,060,080 if the maximum is sold.

We intend to use the net proceeds of the offering to build an ethanol plant and to start operating the ethanol plant as a going concern. We must supplement the proceeds of this offering with debt financing to meet our stated goals. We estimate that the total cost for construction of the plant will be $44,517,000 and that we will need a total of $62.5 million to construct the plant and finance start-up costs. The following table describes our proposed use of proceeds based on a maximum offering amount of $24,000,000 and a minimum offering amount of $18,000,000.

The following figures are intended to be estimates only, and the actual use of funds may vary significantly from the descriptions given below.

-------------------------------------------------------------------------------
                                             Minimum              Maximum
OFFERING PROCEEDS:                          Offering             Offering
-------------------------------------------------------------------------------
Offering Proceeds                       $18,000,000    100%  $24,000,000    100%
-------------------------------------------------------------------------------
Less Estimated Offering Expenses        $   500,000    2.8%  $   500,000    2.0%
-------------------------------------------------------------------------------
Selling Agent Fees                      $   329,940    1.8%  $   439,920    1.8%
-------------------------------------------------------------------------------
Net Proceeds from Offering              $17,170,060   95.3%  $23,060,080   98.0%
-------------------------------------------------------------------------------

ESTIMATED USE OF PROCEEDS:
-------------------------------------------------------------------------------
Consulting Fees                         $ 1,679,000    9.8%  $ 1,679,000    7.3%
-------------------------------------------------------------------------------
Consulting and Debt Placement Fee       $   724,035    4.2%  $   614,055    2.6%
-------------------------------------------------------------------------------
Financing Costs                         $   500,000    2.9%  $   500,000    2.2%
-------------------------------------------------------------------------------
Insurance Costs                         $   500,000    2.9%  $   500,000    2.2%
-------------------------------------------------------------------------------
Exercise of Property Options            $   550,000    3.2%  $   550,000    2.4%
-------------------------------------------------------------------------------
Plant Site Preparation and Rail Costs   $ 4,300,000   25.1%  $ 4,300,000   18.6%
-------------------------------------------------------------------------------
General and Administrative Expenses     $   500,000    2.9%  $   500,000    2.2%
-------------------------------------------------------------------------------
Construction Costs                      $ 8,417,025   49.0%  $14,417,025   62.5%
-------------------------------------------------------------------------------
TOTAL ESTIMATED USE
 OF PROCEEDS:                           $17,170,060    100%  $23,060,080    100%
-------------------------------------------------------------------------------

We are reserving $1,679,000 for consulting fees payable to GreenWay Consulting at the time we close on our senior debt financing. This amount is based on our agreement to pay GreenWay Consulting 2.92% of our total sources of funds for our project, excluding capital raised in our private offering, the $4,000,000 of subordinated debt obtained from Lurgi PSI and certain grants awarded to us.

We are reserving between $724,035 and $614,055 for the 1.833% of our total sources of funds for our project, excluding all public and private equity, the $4,000,000 of subordinated debt obtained from Lurgi PSI and certain grants awarded to OTEC payable to Northland Securities for financial consulting services.

Because we must secure a significant amount of debt, we will pay financing costs of approximately $500,000. We anticipate that our financing costs will include bank origination and legal fees, loan processing fees, appraisal and title insurance charges, recording and deed registration tax, our legal and accounting fees associated with the financing and project coordinator fees, if any, associated with securing the financing. This figure is an estimate and our actual debt financing expenses could be substantially higher. The Board of Directors is currently researching various insurance structures for directors and officers' insurance, builder's risk insurance, general liability insurance, workers' compensation and property insurance. In order to attract and retain qualified individuals to serve on our Board of Directors, it is necessary for us to obtain directors' and officers' liability insurance. We are reserving approximately $500,000 to cover costs associated with securing appropriate insurance coverage. This reserve amount is based on an estimate only and our actual insurance costs may exceed the reserve amount.

We are reserving $550,000 for the exercise of the property options for the 60-acre plant site located near Davenport, Nebraska and possible payment of liquidated damages in connection with the location of the "core physical ethanol plant" on the property site.

If we raise the minimum amount offered, we have the option, at our sole discretion, of withdrawing 10% of your subscription proceeds, even if we have not secured a binding commitment agreement for the debt financing that we need. In an effort to meet our target construction schedule, we intend to use the proceeds to purchase our proposed site and commence mass excavation and rough grading of the site.

We are reserving $4,300,000 for plant site preparation in order to meet site preparation requirements established by Lurgi and ICM, Inc. and for rail costs. Prior to Lurgi's commencement of construction of the plant, we must obtain all legal authority to use the site for its intended purposes, including obtaining proper zoning approvals, complying with elevation restrictions and conducting soil and water tests. The plant site must be graded to meet mutually agreed upon final grade specifications including rough grading for site roadways prior to breaking ground. The site's soil must also be tested and modified to provide a minimum allowable safe soil bearing pressure for the fermentation, ethanol and grain storage tank foundations and all other plant foundation elements.

Lurgi and ICM have also required that we prepare the plant site for specific natural gas, electrical and water supply requirements necessary for the operation of the plant. Our plant will require a continuous supply of natural gas of at least 1.4 billion cubic feet per year at a specified minimum rate and minimum pressure. Our plant will also require a continuous supply of electrical energy to a point adjacent to the plant's perimeter road. We must also provide a high voltage switch. We must supply two on-site wells capable of providing the required water supply which meets minimum water quality standards.

Water storage, pressurization and piping systems sufficient to satisfy the needs of local, state and federal life safety regulations and a process fresh water supply line terminating in the plant's process building are also required. We must provide a septic tank and drain field system or wastewater lagoon required for the sanitary sewer requirements applicable to the plant along with a retention pond for continuous utility discharge and process wastewater discharges during emergency failure of the plant's bio-methanation system. Special requirements by the state may dictate additional treatment of water prior to discharging into the retention pond.

We are also reserving $500,000 to pay general and administrative costs for managerial fees, on-going legal and accounting fees, out-of-pocket reimbursements and general office expenses. Our actual general and administrative expenses may exceed this amount.

The remainder of the net equity proceeds will be used to pay construction costs, such as digging, laying foundations, purchasing and installing equipment, and constructing buildings.

We must obtain debt financing in order to complete construction on the ethanol plant. The amount and nature of the debt financing that we are seeking is subject to the interest rates and the credit environment as well as other economic factors over which we have no control. We have no binding contracts or commitments with any bank, lender or financial institution for our debt financing. Although we may release 10% of the subscription proceeds upon receipt of the minimum subscription amount, we will not release the remaining 90% of your subscription funds until we secure a binding commitment agreement for debt financing. We reserve the right to pay a finder's fee to a registered broker-dealer in connection with the sale of membership units in accordance with applicable laws, and any such payment could increase our offering costs materially.

After completion of this offering and the receipt of the required debt financing, if we require additional cash, we may seek additional financing by borrowing, and/or through the sale of additional membership units. We cannot guarantee that we will be successful in obtaining additional financing if needed.

                                 CAPITALIZATION

Membership Unit Split

On July 3, 2002, the Board authorized a two for one membership unit split for all members of record as of July 3, 2002 which increased the issued and outstanding membership units from 994 units to 1,988 units. The number of membership units and prices paid for the membership units issued throughout the remainder of this document have been retroactively restated to give effect to the membership unit split.

Capitalization Table

We currently have 92 members of record holding the 1,988 membership units issued and outstanding. The following table describes the capitalization of OTEC as of December 31, 2002 on an actual and as adjusted basis.

                                                          As adjusted/(1)/
                                                       -------------------------
                                             Actual      Minimum       Maximum
                                            --------   -----------   -----------
Construction Loan                                      $40,000,000   $34,000,000
Subordinated Debt                                        4,000,000     4,000,000
Members' equity
   Membership units issued and
      outstanding (1,988 units, actual;
      minimum 19,988 units and
      maximum 25,988 units, as adjusted)    $955,401    18,455,401    24,455,401
 Accumulated deficit                         (65,464)      (65,464)      (65,464)
                                            --------   -----------   -----------
Total members' equity and
   capitalization                           $889,937   $62,389,937   $62,389,937
                                            ========   ===========   ===========

----------
/(1)/ As adjusted reflects the issuance of 18,000 (minimum) and 24,000 (maximum) membership units at $1,000 per share, net of expenses of $500,000.

Principal Members

The following table presents the names and other information about beneficial or record owners of more than five percent (5%) of our membership units as of the date of this prospectus.

--------------------------------------------------------------------------------------------
                             FIVE PERCENT (5%) BENEFICIAL OWNERSHIP
--------------------------------------------------------------------------------------------
                                               Amount and Nature of
                     Name and Address of            Beneficial        Percent of Class Prior
Title of Class         Beneficial Owner             Ownership            to the Offering
--------------------------------------------------------------------------------------------
                  Glenn Elting & Sons/(1)/
  Membership            RR 1 Box 117
     Units             Edgar, NE 68935                100 Units                 5.03%
--------------------------------------------------------------------------------------------
                  Keim Brothers, Inc./(2)/
  Membership            RR 1 Box 123
     Units              Davenport, NE 68335           200 Units                10.06%
--------------------------------------------------------------------------------------------
                  Alvin and Merilee Hein/(3)/
  Membership           RR 1 Box 198
     Units             Mabel, MN 55954                250 Units                12.58%
--------------------------------------------------------------------------------------------

/(1)/ Glenn Elting & Sons is controlled by Kerwin Elting, Perry Elting and Glenn
      Elting.
/(2)/ Keim Brothers, Inc. is controlled by its Board of Directors which consists of Verle Keim, Jerry Keim and Thomas Bohling.
/(3)/ Alvin and Merilee Hein hold the membership units as joint tenants with rights of survivorship.

Ownership By Management

The following table describes the ownership of membership units by OTEC's directors and officers and by all directors and officers of OTEC as a group as of the date of this prospectus. Members of the Board and our management do not hold any outstanding options or other convertible securities giving them a right to additional membership units.

-------------------------------------------------------------------------------------------------------------
                           UNITS BENEFICIALLY OWNED BY DIRECTORS AND OFFICERS
-------------------------------------------------------------------------------------------------------------
                                                                                     Percentage of Total
                                                                                   After the Offering/(1)/
                                                                               ------------------------------
                                            Number       Percentage of Total       Minimum         Maximum
    Directors and Officers of OTEC         of Units       Prior to Offering    (19,988 Units)  (25,988 Units)
-------------------------------------------------------------------------------------------------------------
Mark L. Jagels, Chairman of the
   Board, President and Director         50 Units                2.632%           0.2502%           0.1930%
-------------------------------------------------------------------------------------------------------------
Michael Schardt, Vice Chairman
   of the Board, Vice President and
   Director                              52 Units/(2)/           2.738%           0.2602%           0.2008%
-------------------------------------------------------------------------------------------------------------
Kent D. Hummel, Treasurer and
   Director                              44 Units                2.317%           0.2201%           0.1699%
-------------------------------------------------------------------------------------------------------------
Pamela Maynard, Secretary and
   Director                               2 Units                0.105%           0.0100%           0.0077%
-------------------------------------------------------------------------------------------------------------
Todd Fangmeier, Director                 12 Units                0.632%           0.0600%           0.0463%
-------------------------------------------------------------------------------------------------------------
Brian Nedrow, Director                   32 Units                1.685%           0.1601%           0.1235%
-------------------------------------------------------------------------------------------------------------
Daniel J. Miller, Director               12 Units                0.632%           0.0600%           0.0463%
-------------------------------------------------------------------------------------------------------------
Gene L. Thomas, Director                 32 Units                1.685%           0.1601%           0.1235%
-------------------------------------------------------------------------------------------------------------
Darrel D. Dageforde, Director            40 Units/(3)/           2.106%           0.2001%           0.1544%
-------------------------------------------------------------------------------------------------------------
All Directors and Officers as a Group   276 Units               14.532%           1.3808%           1.0654%
-------------------------------------------------------------------------------------------------------------

/(1)/ The percentages reflected assume that the director does not purchase any additional membership units in this offering.
/(2)/ Includes 50 membership units held by Edgar and Allen Schardt Inc. of which
      Mr. Schardt is Vice President.
/(3)/ Includes 22 membership units held by his wife, Rosemary Dageforde.

                                    DILUTION

As of the date of this prospectus, we have 1,988 membership units issued and outstanding held by 92 members of record. The 1,988 membership units have a net tangible book value of $889,937 or $447.65 per membership unit, based on the December 31, 2002 balance sheet. The "net tangible book value" per unit is determined by dividing the tangible assets of OTEC less total liabilities by the number of membership units outstanding.

The following table illustrates the dilution in the value of your equity in a membership unit based on a total of 19,988 membership units (if the aggregate minimum units were sold) and of 25,988 membership units (if the aggregate maximum membership units were sold) units outstanding. The following table assumes that the net proceeds from this offering were $17,170,060 and $23,060,080 respectively. This table does not take into account any other changes in the net tangible book value of our membership units occurring after December 31, 2002 or other expenses not related to this offering.

--------------------------------------------------------------------------------------
                                                               Minimum       Maximum
                                                              Offering      Offering
--------------------------------------------------------------------------------------
Offering Price per Unit                                      $     1,000   $     1,000
--------------------------------------------------------------------------------------
Net tangible book value of company at December 31, 2002.     $   889,937   $   889,937
--------------------------------------------------------------------------------------
Net tangible book value per unit at December 31, 2002.            447.65        447.65
--------------------------------------------------------------------------------------
Increase in net tangible book value per unit attributable
to the sale of 18,000 (minimum) and 24,000 (maximum) units    17,170,060    23,060,080
--------------------------------------------------------------------------------------
Net tangible book value per unit at December 31, 2002 as
adjusted for the sale of 18,000 (minimum) and 24,000
(maximum) units                                                   903.54        921.58
--------------------------------------------------------------------------------------
Immediate dilution per unit to new investors                 $     96.46   $     78.42
--------------------------------------------------------------------------------------

Each member of our Board of Directors purchased his original two membership units for $500 per unit to capitalize the company upon its organization. During the private offering which expired on May 31, 2002, the following directors purchased membership units for $500 per unit in accordance with and subject to the terms set forth in the private placement memorandum:

-------------------------------------------------

       Director         Number of Units Purchased
-------------------------------------------------
Mark L. Jagels                 48 Units
-------------------------------------------------
Michael Schardt/(1)/           50 Units
-------------------------------------------------
Kent D. Hummel                 42 Units
-------------------------------------------------
Todd Fangmeier                 10 Units
-------------------------------------------------
Daniel Miller                  10 Units
-------------------------------------------------
Brian Nedrow                   30 Units
-------------------------------------------------
Darrel Dageforde/(2)/          36 Units
-------------------------------------------------
Gene Thomas                    30 Units
-------------------------------------------------

/(1)/ Includes 50 membership units held by Edgar and Allen Schardt Inc. of which
      Mr. Schardt is Vice President.
/(2)/ Includes 20 membership units purchased by his wife, Rosemary Dageforde.

An investor purchasing units in this offering will receive units diluted by the prior purchase of units by purchasers during our seed capital offerings. We have previously sold units at $500 per unit after a two-for-one membership unit split compared to the $1,000 per unit price at which we are selling units in this offering. We believe that these differences in pricing accurately reflect the additional risks taken by seed capital investors. The presence of these previously sold units will dilute the relative ownership interests of the units sold in this offering because these earlier investors received a relatively greater share of our equity for less consideration than investors in this offering will receive.

The table below sets forth the difference between the number of units purchased and total consideration paid for those units by existing members, compared to units to be purchased by new investors in this offering. We do not take into account any offering expenses.

                 Total Number of Units Purchased     Total Consideration and Average Per Unit Price
               -----------------------------------   ----------------------------------------------
                    Minimum            Maximum               Minimum                Maximum
               ----------------   ----------------   ---------------------   ---------------------
               Number   Percent   Number   Percent     Dollars     Percent     Dollars     Percent
               ------   -------   ------   -------   -----------   -------   -----------   -------
Existing
   Members      1,988     9.95%    1,988     7.65%   $   926,143     4.89%   $   926,143     3.72%

New
   Investors   18,000    90.05%   24,000    92.35%   $18,000,000    95.11%   $24,000,000    96.28%
--------------------------------------------------------------------------------------------------
TOTAL          19,988      100%   25,988      100%   $18,926,143      100%   $24,926,143      100%

                               DISTRIBUTION POLICY

Distributions are payable at the discretion of our Board of Directors, subject to the provisions of the Nebraska Limited Liability Company Act and our Operating Agreement. The Board has no obligation to distribute profits, if any, to members. We have not declared or paid any distributions on our membership units.

We do not expect to generate revenues until the proposed ethanol plant is fully operational. We expect that it will take an estimated 13 to 14 months after we begin construction before we become fully operational and producing ethanol at a 40 million gallon per year capacity. After operation of the proposed ethanol plant begins, we anticipate, subject to any loan covenants or restrictions with our senior and subordinated lenders, distributing a portion of our available cash to our members in proportion to the membership units held and in accordance with our Operating Agreement. By net cash flow, we mean our gross cash proceeds received less any portion, as determined by our directors in their sole discretion, used to pay or establish reserves for our expenses, debt payments, capital improvements, replacements and contingencies. If our financial performance and loan covenants permit, our directors will try to make cash distributions at times and in amounts that will permit unit holders to make income tax payments, but we might not ever be able to make any cash distributions. Any such distributions are totally discretionary with the Board and may not, for various reasons, occur. As a result, you could owe more in taxes due to your share of company profits, than cash distributions received by you from OTEC in any taxable year. The Board may elect to retain future profits to provide operational financing for the plant, debt retirement and possible plant expansion.

We do not know the amount of cash that we will generate, if any, once we begin operations. At the start, we will generate no revenues and do not expect to generate any operating revenue until the proposed ethanol plant is operating fully and producing ethanol at a 40 million gallon per year. Cash distributions are not assured, and we may never be in a position to make distributions. Whether we will be able to generate sufficient cash flow from our business to make distributions to members will depend upon numerous factors, including:

     . Successful and timely completion of construction since we will not generate any revenue until our plant is constructed and operational;

     . Required principal and interest payments on any debt and compliance with applicable loan covenants which will reduce the amount of cash available for distributions;

     . Our ability to operate our plant at full capacity which directly impacts our revenues;

     . Adjustments and amounts of cash set aside for reserves and unforeseen expenses; and

     . State and federal regulations and subsidies, and support for ethanol generally which can impact our profitability and the cash available for distributions.

                            SELECTED FINANCIAL DATA

The following table summarizes important financial information from our financial statements. You should read this table in conjunction with our financial statements and their notes, and our plan of operation and other financial information included elsewhere in this prospectus.

                                      August 16, 2001                         August 16, 2001
                                        (Inception)             Year            (Inception)
                                          through              ended              through
                                     December 31, 2001   December 31, 2002   December 31, 2002
                                     -----------------   -----------------   -----------------
Statement of Operations Data:
   Revenues                              $     --            $      --           $      --
   Operating loss                         (67,636)            (137,398)           (205,034)
   Net Income (loss)                      (34,546)             (30,918)            (65,464)

                                     December 31,
                                         2001               December  31, 2002
                                     ------------   ------------------------------------
                                                                   As adjusted/(1)/
                                                              -------------------------
                                        Actual       Actual     Minimum       Maximum
                                     ------------   --------  -----------   -----------
Balance Sheet Data:
   Cash and cash equivalents          $ 51,611     $ 66,501   $17,566,501   $23,566,501
   Working capital (deficit)           (23,546)     673,745    18,173,745    24,173,745
   Total assets                         51,611      922,693    18,422,693    24,422,693
   Total members' equity (deficit)     (23,546)     889,937    18,389,937    24,389,937

----------
/(1)/ As adjusted reflects the issuance of 18,000 (minimum) and 24,000 (maximum) membership units at $1,000 per share, net of expenses of $500,000.

                        MANAGEMENT'S PLAN OF OPERATIONS

This prospectus contains forward-looking statements that involve risks and uncertainties. Actual events or results may differ materially from those indicated in such forward-looking statements. The following discussion of the financial condition and results of our operations should be read in conjunction with the Financial Statements and related notes thereto included elsewhere in this prospectus, as well as the Risk Factors described earlier.

We are a start-up limited liability company, which was formed for the purpose of building a plant to produce ethanol and animal feed products near Davenport, Nebraska. Our Board of Directors has negotiated exclusive options to purchase a 60-acre site located 1 1/2 miles east of Davenport, Nebraska (the "Davenport Site") just north of Highway 4 and south of the Union Pacific Railroad tracks. We entered into four written option agreements with each of the four owners, in which they grant to OTEC an exclusive option on the Davenport site real property through June 30, 2003, in consideration of payment of $1,000 option fee to each of the four owners. The total purchase price for the site under the option agreements is $365,000, which includes a $5,000 payment to one of the owners in consideration of the diminution in value of the owner's residence which is located contiguous to the site, and a release of claims arising out of OTEC's purchase of the land and construction and operation of the proposed ethanol plant. The exercise of the options, and payment of the purchase price would not occur until after we have received subscriptions for the minimum offering amount.

In the option agreements, we have agreed that the core physical ethanol plant will be located on the east one-half of the site property, and that if any portion of the external structural walls of the core plant intrude beyond the east one-half of the property when completed, that OTEC must pay the owners a total of $130,000 as liquidated damages, and as the owners' sole remedy. The current site plans for the ethanol plant provide for the core physical plant to be located on the east 1/2 of the site, although legal counsel for the landowners has claimed that under current site plans a portion of the core physical plant is located on the west 1/2 of the site, a claim which is disputed by OTEC, and remains under discussions between the parties.

Our plant is expected to consume approximately 14.3 million bushels of locally grown corn annually, and produce approximately 40 million gallons of fuel-grade ethanol and 128,000 tons of dry distillers grains for cattle feed. We currently estimate that it will take 13 to 14 months from the date that we close the offering, which includes obtaining our debt financing, and obtaining all necessary permits, to complete the construction of the plant and become fully operational and producing ethanol at a 40 million gallon per year capacity.

We do not intend to hire a sales staff to market our ethanol or distiller grains, rather we will rely on the third-party marketing arrangements and pay commissions to our marketing agents to market and sell the products. We anticipate that we will have an agreement with an experienced ethanol marketer to market all of our ethanol production. We also anticipate that we will have an agreement with an experienced marketer to market all of our animal feed products to the local, regional, national and international markets. We intend to only hire staff for the direct operations of the ethanol business, including receiving and production and currently expect to employ approximately 40 people. We will employ a commodities manager to originate all corn and supplies and the commodities manager will work with third party marketing agents to assist in the coordination of all shipping to and from the plant.

Net Offering Proceeds

We intend to fund our costs and expenditures for the next 12 months and through completion of construction with proceeds raised in this offering and our debt financing. We estimate that gross proceeds from the offering will be $18,000,000 if the minimum number of units offered is sold, and $24,000,000 if the maximum is sold. We estimate that offering expenses will be approximately $500,000 as follows:

Securities and Exchange Commission registration fee   $  2,208
Legal fees and expenses                                150,000
Accounting fees                                         25,000
Blue Sky filing fees                                    60,000
Printing expenses                                       75,000
Escrow agent fees                                       12,000
Costs relating to sales meetings                        50,000
Miscellaneous expenses                                 125,792
                                                       =======

TOTAL                                                 $500,000

In addition to our offering expenses, we anticipate paying our selling agent, Northland Securities, an aggregate placement fee equal to 1.833% of the equity raised in the offering. Under our Agency Agreement, we will pay Northland Securities 1.5833% of all proceeds raised in this offering from the sale of the units, which is due and payable on the date or dates that offering proceeds are released from escrow (we will pay 1.5833% on 10% of the offering proceeds when the 10% is released form escrow, and then we will pay 1.5833% on the remaining 90% of the offering proceeds when the 90% is released from escrow); and .25% of all proceeds raised in this offering from the sale of the units, which is due and payable in nine monthly installments after successful commissioning of the ethanol plant. By successful commissioning, we mean when ethanol production at the ethanol plant meets design specifications on a daily basis and all production meets the guarantees provided by engineers and contractors.

We will also pay Northland Securities for financial service consulting and debt placement. Under our Financial Services Agreement we will pay Northland Securities 1.5833% of total project capitalization, which is due and payable at financial close; and .25% of total project capitalization, which is due and payable in nine monthly installments after successful commissioning of the ethanol plant. Under this agreement, financial close means when we close on all project financing, including our senior debt financing. By total project capitalization, we mean the total sources of funds raised to complete the project, including, among others, debt financing, lines of credits and grants, but excluding all public and private equity proceeds, the $4,000,000 of subordinated debt obtained from Lurgi PSI and certain grants awarded to OTEC.

We estimate that net proceeds, after deducting offering expenses and the selling agent fee payable to Northland Securities, from the offering will be $17,170,060 if the minimum number of units offered is sold, and $23,060,080 if the maximum is sold, as set forth in the following table.

                                         Minimum                 Maximum
                                 ----------------------   ----------------------
                                               Total                     Total
                                 Per Unit     Proceeds    Per Unit     Proceeds
                                 --------   -----------   --------   -----------
Per Unit Price to Investor....    $1,000    $18,000,000    $1,000    $24,000,000
Selling Agent's Fee/(1)/......              $   329,940              $   439,920
Offering Expenses.............              $   500,000              $   500,000
                                            -----------              -----------

Total Proceeds to OTEC........              $17,170,060              $23,060,080
                                            ===========              ===========

/(1)/ Represents a placement fee payable to Northland Securities of 1.833% of the offering price per unit. See "Business of OTEC - Development Service Providers."

We reserve the right to pay a finder's fee to a registered broker-dealer in connection with the sale of membership units in accordance with applicable laws, and any such payment could increase our offering costs materially.

Plan of Operation Prior to Close of the Offering

Prior to the closing of this offering, we expect to:

     . continue to work principally on the preliminary design and development of our proposed plant and advance our plant's development as far as possible;
     .    obtain necessary construction permits;
     . negotiate definitive real estate purchase agreements, for the parcels of land which comprise our preferred site, and satisfy as many conditions to the real estate closings as possible, so that we will be able to commence construction as promptly as possible after this offering closes;
     .    finalize our agreements with our design builder; and
     . continue to negotiate and finalize third party sales and marketing arrangements to the extent possible.

We plan to fund these activities principally through the use of the proceeds of our private offering which we completed at the end of May 2002. We believe that our existing funds will permit us to continue our preliminary activities through June 2003.

If the commencement of construction is delayed beyond June 2003 as a result of delays in acquiring our preferred site or finalizing our construction-related agreements, our business will be adversely affected. As a result, if we raise the minimum amount offered, we will have the option, exercisable in the sole discretion of our Board of Directors, to withdraw 10% of your subscription proceeds, even if we have not secured a binding commitment agreement for the debt financing that we need. In an effort to meet our target construction schedule, we intend to use the released proceeds to accomplish the following by the time we close the offering:

     .    Purchase our proposed site; and
     .    Commence mass excavation and rough grading of the site.

If the minimum offering amount is raised and we exercise our right to release 10% of the subscriptions funds from escrow, we anticipate that all of such funds will be used to pay for the exercise of our property options to acquire our proposed site and the remainder will be spent on site and project specific pre-construction engineering work and site improvements.

Plan From the Close of this Offering Through Completion of Construction

We expect to spend several months on the design-development and construction of the proposed plant. We also plan to secure debt financing, and negotiate and finalize various contracts and agreements concerning the construction of the plant, provision of necessary electricity, natural gas and other power sources, and marketing agreements for ethanol and distiller grain sales. Assuming the successful completion of the offering and the related debt financing, we expect to have sufficient cash on hand to cover all costs associated with construction of the project, including but not limited to site acquisition, utilities, construction, equipment acquisition and site development. We estimate that we will need approximately $62.5 million to construct the plant and cover all capital expenditures necessary to complete the project and make the plant operational and produce revenue, although our actual costs could vary materially from this current estimate.

After the closing of this offering, we expect to:

     .    obtain the necessary insurance coverages to commence construction;
     .    complete any remaining site preparations required for construction;
     .    complete the design and construction of our ethanol plant;
     . arrange for the construction of the necessary infrastructure to support our plant's operations;
     .    finalize any remaining third party sales and marketing arrangements;
     .    gradually hire and train the necessary employees to operate our plant;
     . negotiate and execute finalized contracts concerning the provision of necessary electricity, natural gas and other power sources;
     . purchase our initial inventory of corn, chemicals, yeast and denaturant; and
     . commence operations, begin generating revenues, and continuously refine our production processes to attain, maintain and improve our plant's efficiency.

Assuming the successful completion of its public equity offering and securing necessary debt financing, OTEC expects to have enough cash to cover its costs over the next 12 months and through the completion of plant construction, including staffing, office costs, audit, legal, compliance, and staff training, and to make the plant operational. We currently estimate that we will need approximately $44,517,000 to construct the plant (based on the lump sum amount included in our memorandum of understanding with Lurgi) and a total of approximately $62.5 million to cover all capital expenditures necessary to complete the project, make the plant operational and produce revenue.

The following is a brief discussion of the basic milestones that we must achieve in connection with the construction of our plant and to make our plant operational. The following discussion assumes that OTEC has prepared the site for construction in accordance with Lurgi's requirements and that OTEC has issued a valid Notice to Proceed which has been accepted by Lurgi.

                                                                              Number of Weeks
                     Plant Construction Milestones                        From Notice to Proceed
                     -----------------------------                        ----------------------
Piping & Instrument Diagrams - Issued For Review                              3.5 - 6 weeks

Ground Breaking                                                                6 - 8 weeks
Complete Concrete Foundations for Process Building and DDE Area
(This process allows the equipment and structural steel to be erected)       25.5 - 28 weeks

Erect Major Distillation/Dehydration/Evaporation Area Steel (This
process allows the piping and electrical to begin in the major process       32.5 - 35 weeks
building)

Complete Construction Field Fabricated Tanks Fermentation, Ethanol
Storage Tanks (This process allows the piping and electrical to begin        40.5 - 43 weeks
in these areas)

Complete Construction of DDGS Drying System                                  44.5 - 47 weeks

Mechanical Completion and Power Distribution                                54.5 - 57.5 weeks

Plant Commissioning and Start-Up                                             59.5 - 62 weeks

Operating Expenses

We will have certain operating expenses, such as office supplies, utilities and salaries and related employment costs, when we hire a manager and other staff. Along with these operating expenses, as noted above, we will have significant offering and financing and organizational expenses. We have allocated funds in our capital budget for such expenses, although such expenses may be greater than those we have budgeted. If such costs are greater than we have budgeted, or if construction costs run higher than budgeted, we may need to obtain additional funding to cover such costs.

We do not plan to begin hiring additional employees related to the ethanol plant operations until approximately six months before completion of the plant construction and commencement of production operations.

Books and Records

We have hired Scott Fangmeier as an administrative assistant for $15 per hour, with time and a half after 40 hours per week, plus reimbursement of expenses. Mr. Fangmeier will work at the OTEC office and his duties include overseeing all administrative functions of the office including all correspondence, telephone calls, advertising, printing, financial records, shareholder records, mailings and coordinate all public meetings. Mr. Fangmeier will also assist our Board of Directors and its representatives with additional work requests. Upon completion of this offering, the Board will re-evalute the need for this position. We currently do not have any other full-time office staff or a general manager. We are currently dependent on our Board of Directors for the maintenance of our books and records. We intend to hire and train full-time staff personnel prior to commencement of operations, and the salaries of such persons are included in our budget. Such personnel are and will be responsible for compliance with the rules and regulations promulgated under the Securities and Exchange Act of 1934 concerning the maintenance of accurate books and records, and the timely and accurate submission of annual and periodic reports with the Securities and Exchange Commission.

Liquidity and Capital Resources

We are proposing to raise between $18 million minimum and $24 million maximum in this offering. The offering proceeds will be placed in an interest-bearing escrow account with Midwest Bank, N.A., Deschler, Nebraska. Although we may release 10% of your subscription funds in the event we obtain our minimum subscription amount, we will not release the remaining 90% of your subscription funds until we secure a binding commitment agreement for debt financing. We are currently seeking between $38 and $44 million in debt financing from one or more lenders in order to complete construction of the ethanol plant; however, our Board may increase the total debt financing obtained up to a maximum of $45,500,000 or decrease the total debt financing obtained to $36,500,000 if it deems it appropriate based on the total cost to complete the construction and start-up of the plant. OTEC does not currently expect the amount of debt financing to be obtained to exceed $44 million.

We do not currently have financing commitments for any debt financing. We have had preliminary discussions with several local banks that have expressed interest in participating in our debt financing, but we do not have any commitments and have not entered into any letters of intent or binding agreements with any lending institutions. Our ability to complete the construction of the plant is totally dependent upon our ability to successfully complete this offering and obtain debt financing. If we cannot secure a binding commitment agreement for debt financing by July 31, 2003, we will return 90% of the subscription funds with interest.

We currently expect to enter into a construction loan agreement for between $34 and $38 million and to seek subordinated loan of up to $4 million, and both loans will be secured by all our assets, including real property, plant and equipment, receivables and inventory. We currently expect that the construction loan will be converted into a term debt, to be paid in full over an agreed upon term period upon completion of construction and start-up of the ethanol plant. Our ability to obtain the term loan will be dependent upon our ability to construct the plant on a timely basis. The cost of our construction and term debt financing will be dependent upon the interest rate which we are able to obtain, which will depend upon factors, such as the debt financing market as a whole, which we cannot control. In addition to the term loan, we may need a revolving line of credit during the first year of operations to provide cash flow necessary to finance our inventories and receivables. Our need for such financing may be lessened if the maximum amount of $24 million is raised in this offering. Our current plans call for our maintaining a cash reserve of $2 million after we commence operations. We do not currently have any commitments for any of our debt financing requirements, including any line of credit financing which we may require.

On August 22, 2001, the Nebraska Department of Agriculture awarded us a $75,000 grant under the Agricultural Opportunities and Value-Added Partnerships Act to assist us with the construction of our ethanol plant. We entered into an agreement with the Nebraska Department of Agriculture in connection with the award which governs our obligations relating to the grant award. This agreement requires us to use the grant funds exclusively for the activities listed in our application which includes payment of legal fees, accounting fees, consulting fees and permitting costs associated with the construction of the ethanol plant. We received a second grant from the Nebraska Department of Agriculture under the Agricultural Opportunities and Value-Added Partnerships Act in the amount of $50,000. The Nebraska Cooperative Development Center has also awarded us a $21,000 grant. We are currently in the process of seeking additional grants through the United States Department of Agriculture.

The following table shows the sources of our liquidity in connection with the construction of our ethanol plant and commencement of its operations. We do not currently have any commitments or agreements with any third party to provide us with these funds. The following shows both the minimum offering amount of $18 million and the maximum offering amount of $24 million. Based on the current interest rate market, the following assumes an interest rate of 7.5% on term debt. Interest rates have historically fluctuated and our interest rate could be significantly higher.

The following table represents only ranges of estimates, and our actual uses of funds could vary materially from the following estimates. For purposes of the following table, we have assumed $34 to $40 million in primary lender financing is necessary, along with the $4 million subordinated debt financing from Lurgi.

Sources of Funds

                                                       Minimum Offering    Maximum Offering
                                                       ----------------    ----------------
Equity offering net proceeds                             $17,500,000         $23,500,000
Private offering net proceeds                                941,000             941,000
Grants                                                        96,500              96,500
Subordinated Debt from Lurgi                               4,000,000           4,000,000
Debt financing                                            40,000,000          34,000,000
                                                         -----------         -----------
Total Sources of Funds                                   $62,537,500         $62,537,500
                                                         ===========         ===========

Uses of Funds

                                                       Minimum Offering    Maximum Offering
                                                       ----------------    ----------------
Costs Related to Purchase of Equipment
   and Construction of the Ethanol Plant:

   -Grain receiving, storage and milling equipment,
       and DDGS storage                                    4,345,960           4,345,960
   -Conversion and liquefaction system                     1,931,476           1,931,476
   -Fermentation system                                    5,794,429           5,794,429
   -Distillation and molecular sieve                       4,345,822           4,345,822
   -Liquid/Solid separation system                         2,172,911           2,172,911
   -Evaporation system                                     3,862,953           3,862,953
   -Product storage area                                   3,380,084           3,380,084
   -Utilities                                              1,925,059           1,925,059
   -General plant infrastructure                          12,758,307          12,758,307
   -Engineering and architectural fees                     4,000,000           4,000,000
                                                         -----------         -----------
Total Construction Contract Cost                         $44,517,000/(1)/    $44,517,000/(2)/

Organization and Startup                                   1,050,000           1,050,000
Consulting Fees                                            1,679,000           1,679,000
Selling Agent Fees                                           329,940             439,920
Consulting and Debt Placement Fees                           724,035             614,055
Financing Costs                                              500,000             500,000
Exercise of Property Options                                 560,000             560,000
Plant Site Preparation and Rail Costs                      4,299,000           4,299,000
Capitalized Interest                                       2,000,000           1,800,000
Start-up Expenses: through first month of production       4,700,000           4,700,000
Cash Reserve for Working Capital                           2,178,525           2,378,525
                                                         -----------         -----------
Total Other Capital Costs                                $18,020,500         $18,020,500

TOTAL USES OF FUNDS                                      $62,537,500         $62,537,500
                                                         ===========         ===========

----------
/(1)/ We anticipate that our lenders will require that we use all of our equity proceeds before we begin to borrow funds and therefore, if we raise the minimum offering amount, we currently expect to expend approximately $7,957,275 of our net equity proceeds on construction costs.
/(2)/ We anticipate that our lenders will require that we use all of our equity proceeds before we begin to borrow funds and therefore, if we raise the maximum offering amount, we currently expect to expend approximately $13,957,275 of our net equity proceeds on construction costs.

Costs Related to Purchase of Equipment and Construction of the Ethanol Plant

Based on the terms of our memorandum of understanding, we have reserved $44,517,000 to pay for the construction of the plant. The costs referred to above as part of the "Costs Related to Purchase of Equipment and Construction of the Ethanol Plant" include estimated costs of equipment, installation and construction of that portion of the ethanol plant implementing the identified process or system. The respective process or system and the equipment necessary to implement such process or system is described in greater detail below.

Grain Receiving, Storage and Milling Equipment. Corn delivered to the plant for processing will be dumped into one of two dump pits in this grain receiving building. The truck drivers delivering the corn will start the grain system, dump the grain and obtain a weight ticket from the scale system. A 15,000 bushel leg or its equivalent will lift the corn to a scalper to remove rocks and debris before conveying the product to one of two storage bins. A dust collection system will be installed in the grain receiving system to limit particulate emissions. The corn will be removed from storage and processed through a hammermill. The result of this process is ground corn.

Conversion and Liquefaction System, Fermentation System and Evaporation System. Ground corn will be mixed in a slurry tank, routed through a pressure vessel and steam flashed off in a flash vessel which results in a cooked mash product. The cooked mash will then continue through two liquefaction tanks and into one of three fermenters. Simultaneously, propagated yeast will be added to the cooked mash as the fermenters are filling. After batch fermentation is complete, the beer produced by the fermentation process will be pumped to the beer well and then to the beer column to separate the alcohol from the mash.

Distillation and Molecular Sieve. Alcohol streams are dehydrated in the rectifier column, the side stripper and the molecular sieve system. Two hundred proof alcohol is then pumped to the tank farm shift tanks and blended with 5% gasoline as the product is being pumped into a final storage tank.

Product Storage Area. Farm tanks include two tanks for 190 proof storage, two tanks for 200 proof storage, one tank for denaturant storage and two 750,000 gallon tanks for denatured ethanol storage. All tanks are covered carbon steel tanks with floating roofs as may be required by our Air Quality Permit.

Liquid/Solid Separation System. The corn mash from the beer stripper is dewatered in decanter type centrifuges.

General Plant Infrastructure and Utilities. The plant will also consist of boilers, cooling towers and other processes for which we must supply fresh water from our wells or from an alternative source. Boiler feedwater is conditioned in regenerative softeners and/or other treatment equipment and pumped through a deaerator and into a deaerator tank. Appropriate boiler chemicals are added and the pre-heated water is pumped into the boiler. Steam energy will be provided by a heat recovery steam generation (HRSG) boiler system driven by the thermal oxidizer system . Process cooling will be provided by circulating cooling water through heat exchangers, a chiller and a cooling tower. The plant design also includes a compressed air system consisting of an air compressor, receiver tank, pre-filter, coalescing filter and air dryer. The plant design also incorporates the use of a clean-in-place (CIP) system for cleaning cook, fermentation, distillation, evaporation, centrifuges and other systems. Fifty percent caustic is used to conduct the CIP process and it is received by truck and stored in a tank. CIP makeup is accomplished in two makeup tanks and is returned to one waste CIP tank after solids are removed in the screener. The plant will use an ICM/Phoenix Bio-Methanator to reduce organic acids in the process water allowing water recycle within the plant. The plant will have blowdown discharges from the cooling tower and boiler. The plant will be computer controlled by a distributed control system with graphical user interface and multiple workstations. Other tanks and equipment include a thin stillage tank, alpha and gluco amylase tanks, yeast tank, reflux and regen tanks, 200 proof flash vessel, 200 proof receiver tank, whole stillage tank, syrup tank, storage tank for anhydrous ammonia used within the cooking system and a storage tank for sulfuric acid used within the plant.

Engineering and Architectural Fees. This amount includes the license fee paid by Lurgi to ICM for the use of the know-how and process technology necessary to design and construct the ethanol plant and the service fees paid by Lurgi to ICM for the design and engineering assistance provided by ICM during construction of the plant and ICM's assistance in the start-up and commissioning of the plant.

Organizational and Financing Costs

We have budgeted $1,050,000 for organizational expenses. The organizational expenses include legal and accounting, costs relating to obtaining builder's risk insurance, general liability insurance, workers' compensation and property insurance. This figure also includes $500,000 reserved for general and administrative expenses which includes managerial fees, out-of-pocket reimbursements, the purchase and installation of our computer and telephone systems, furniture and other office equipment, licenses and permits, office supplies, administrative costs and miscellaneous expenses.

Consulting Fees

We have budgeted $1,679,000 for consulting fees payable to GreenWay Consulting at the time we close on our senior debt financing. This amount is based on our agreement to pay GreenWay Consulting 2.92% of our total sources of funds for our project, excluding capital raised in our private offering, the $4,000,000 of subordinated debt obtained from Lurgi PSI and certain grants awarded to us. We have also agreed to pay GreenWay an additional fee of .75% of the total sources of funds for the project. This additional fee is due and payable in nine monthly installments after successful commissioning of the ethanol plant.

Selling Agent Fees

We have budgeted between $329,940 and $439,920 (depending on the amount of equity raised in this offering) for the 1.833% aggregate placement fee payable to Northland Securities based on the equity raised in this offering under our Agency Agreement which provides that Northland Securities will act as selling agent to offer and sell the units on our behalf on a best efforts basis. Our Agency Agreement provides that we must pay Northland Securities 1.5833% of the total equity raised upon close of this offering. The additional 0.25% is due and payable in nine monthly installments after successful commissioning of the ethanol plant.

Consulting and Debt Placement Fee

We have budgeted between $724,035 and $614,055 (depending on the amount of equity raised in this offering and the amount of actual debt obtained) for the 1.833% of our total sources of funds for our project, excluding all public and private equity, the $4,000,000 of subordinated debt obtained from Lurgi PSI and certain grants awarded to OTEC, payable to Northland Securities for financial consulting services. Our Financial Services Agreement provides that we must pay Northland Securities 1.5833% of the total sources of funds for our project at the time we close on our senior debt financing. The additional 0.25% is due and payable in nine monthly installments after successful commissioning of the ethanol plant.

Financing Costs

We have budgeted $500,000 for financing costs which will be incurred in connection with our debt financing. Financing costs consist of all costs associated with the procurement of our $38 to $44 million of project financing. These costs include bank origination and legal fees, loan processing fees, appraisal and title insurance charges, recording and deed registration tax, our legal and accounting fees associated with the financing and project coordinator fees, if any, associated with securing the financing. Our actual financing costs will vary depending on the amount we borrow.

Exercise of Property Options

We have budgeted $560,000 for the exercise of our property options which includes the payment of $365,000 for the site property jointly owned by four related parties holding undivided one-quarter interests in the property, $40,000 in relocation expenses for the owner of the property located immediately east of the site, $22,250 for a small acre portion of land located immediately north of the site property between our site and the Union Pacific Railroad tracks, and $130,000 for the payment of possible liquidated damages resulting from the location of the "core physical ethanol plant" on the property site.

Plant Site Preparation and Rail Costs

We estimate that total land and site development costs will approximate $4.3 million to meet Lurgi's requirements. These costs will include:

     .    construction of an office administration building on the site;
     . obtaining all legal authority to use the site for its intended purposes, including obtaining proper zoning approvals, complying with elevation restrictions and conducting soil and water tests;
     . installation of erosion control facilities, procurement of crushed rock, construction of a road from our plant to the existing roadway and extension of sanitary sewer and water laterals to the plant;
     . the design and construction of a rail spur from our plant site to the Union Pacific Railroad main line and the purchase and installation of the associated switching gear, tie-ins, rail car mover and tracks; and
     . installation of natural gas, electrical and water supply infrastructure necessary for the operation of the plant. Our plant will require a continuous supply of natural gas and a continuous supply of electricity to a point adjacent to the plant's perimeter road. We must also provide a high voltage switch. We must establish a connection to an underground natural gas distribution pipeline located approximately 8 miles from our site. We must supply wells capable of providing an adequate amount of water that meets minimum water quality standards and construct a pipeline from that well to our site.

Capitalized Interest

This consists of the interest we anticipate accruing during the development and construction period of our project. We plan to borrow between $38 and $44 million, depending upon the amount we raise in this offering. Our actual capitalized interest will vary depending on the amount we borrow and the applicable interest rate. Our estimates of capitalized interest assume that we spend the net proceeds of this offering first, and then begin to borrow at 7.5% interest, with no principal payments prior to the scheduled commencement of operations of our ethanol plant.

Start-up Expenses (through first month of production)

We project $4,700,000 of start-up costs. These represent costs of beginning production after the plant construction is finished but before we begin generating income. Start-up costs include pre-production period expenses, the purchase of initial inventories of corn and other ingredients and chemicals, the cost to carry our receivables for our ethanol and distillers grain, the cost of spare parts for our process equipment and the cost of hiring and training operational personnel for the plant.

                                BUSINESS OF OTEC

General

Oregon Trail Ethanol Coalition, L.L.C., a Nebraska limited liability company, was organized on August 16, 2001 for the purpose of constructing and operating an ethanol plant described more fully below. The principal business office of OTEC is currently located at 102 West 6th Street, Box 267, Davenport, Nebraska 68335. OTEC is managed by a nine-member Board of Directors.

We intend to purchase land near Davenport, Nebraska on which to construct the plant, and our Board of Directors has obtained an exclusive option for a 60-acre site located 1 1/2 miles east of Davenport, Nebraska (the "Davenport Site") which is just north of Highway 4 and south of the Union Pacific Railroad tracks. We are planning to build an ethanol plant that will have an annual capacity to process approximately 14.3 million bushels of corn into approximately 40 million gallons of ethanol per year (mgy). The ethanol plant is also expected to produce approximately 128,000 tons annually of animal feed known as distiller grains, which may be sold as distillers dried grains with solubles, distillers modified wet grains and distillers wet grains. These are the principal co-products of the ethanol production process.

Background -- What is Ethanol?

Ethanol is a chemical produced by the fermentation of sugars found in grains and other biomass. Ethanol can be produced from a number of different types of grains, such as wheat and sorghum, as well as from agricultural waste products such as sugar, rice hulls, cheese whey, potato waste, brewery and beverage wastes and forestry and paper wastes. However, approximately 90% of ethanol in the United States today is produced from corn because corn produces large quantities of carbohydrates, which convert into glucose more easily than other kinds of biomass. Current annual domestic ethanol production is approximately 2 billion gallons.

Ethanol contains 35% oxygen by weight. When combined with gasoline, ethanol acts as an oxygenate, which means that it increases the percentage of oxygen in gasoline. As a result, the gasoline burns more cleanly, and releases less carbon monoxide and other exhaust emissions into the atmosphere. Oxygenated gasoline is commonly referred to as reformulated gasoline or "RFG." Although not all scientists agree about the existence or extent of environmental benefits associated with the use of ethanol, the use of ethanol is commonly viewed as a way to improve the quality of automobile emissions.

Federal and State Regulation

Most ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. We believe that the implementation of the Federal Clean Air act has made ethanol fuels an important domestic renewable fuel additive, allowing the country to meet its environmental goals and reduce imports of petroleum based fuels. Ethanol used as a fuel oxygenate provides one of the easier, less expensive means to control carbon monoxide in problem areas.

Recently, the demand for ethanol has increased somewhat, particularly in the upper Midwest, as a result of at least one of two major programs established by the Clean Air Act Amendments of 1990 ("Clean Air Amendments"). The first program, the Oxygenated Gasoline Program, is a recurring wintertime program, designed to reduce carbon monoxide levels during the winter months. The Clean Air Amendments currently require the use of oxygenated fuels, at a minimum rate of 2.7% oxygen by weight, during the winter months in approximately 44 metropolitan areas that were not in compliance with carbon monoxide standards. According to the Energy Information Administration, in its "Areas Participating in the Reformulated Gasoline Program" report (June 15, 1999), using ethanol in their clean fuel programs, 31 of these areas have successfully reduced carbon monoxide pollution, and many continue to use ethanol to control carbon monoxide emissions. The City of Denver recently became the first "serious" non-compliant area to become compliant with carbon monoxide levels under the program.

The demand for ethanol may also be increasing as a result of a second Clean Air Amendments program, the reformulated gasoline ("RFG") program. This program, which began on January 1, 1995, is intended to reduce ground level ozone or smog. The program initially required the use of RFG (containing oxygenates) in nine metropolitan areas with severe ozone pollution. Other less severe non-attainment areas are to be phased into the program over time. Currently, ten major U.S. metropolitan areas are out of compliance with the Clean Air Amendments standards and are required to use RFG year-round. Although not required, all or a portion of 15 states and the District of Columbia voluntarily opted into the program at its inception.

The program has now been in place for approximately seven years; however, we cannot determine the future impact of the RFG program on the demand for ethanol. Prior to the inception of the program, the Environmental Protection Agency mandated that a 30% share of the oxygen required in RFG come from renewable oxygenates, meaning primarily ethanol; however, in April 1995, a federal appellate court struck down the rule on the basis that the rule exceeded the EPA's authority. While the ethanol industry has generally discounted the effect of the court case on the basis that ethanol can compete in the marketplace with other oxygenates (primarily MTBE (as defined below)) on its own merits, the prospects for the ethanol market are further clouded by the growing resistance to the reformulated fuel program. Consumers have resisted higher RFG prices and a number of regions that had opted-in to the program have now opted-out. Moreover, Congress has indicated a willingness to reexamine the program.

Currently, the most common oxygenate is MTBE. MTBE, a petroleum-based product, is produced from methanol and natural gas and is largely imported from the Middle East. About 13% of the nation's RFG uses ethanol as an oxygenate and MTBE makes up the vast majority of the balance. Since MTBE was introduced and has become a commonly used oxygenate, MTBE has been found in well water, lakes and streams. While MTBE has not been classified as a carcinogen, it has been shown to cause cancer in animals and its continued use has raised serious environmental concerns. On March 26, 1999, the Governor of California issued an order requiring the phase out of MTBE in gasoline sold in California by December 31, 2002. On March 15, 2002, this order was extended to January 1, 2004, in part because of concern that a fuel shortage may cause a surge in gasoline prices.

California's actions have initiated a national debate about the use and possible danger of MTBE. Prior to issuing the order to extend the MTBE phase out date, California requested a waiver from the federal Environmental Protection Agency from the oxygenate requirements of the Clean Air Act. In June 2001, the Bush administration decided to continue requiring the use of oxygenated gasoline in California and on June 12, 2001, the EPA announced the denial of California's request for a waiver from the oxygenate requirement. In response to the denial of California's request for a waiver, the California Environmental Protection Agency's Air Resources Board filed a lawsuit against the EPA in the Ninth Circuit Court of Appeals. California maintains that the EPA ignored evidence that ethanol will drive up the cost of gasoline and requests that the EPA drop its requirement that oxygenates be added to 70 percent of California's gasoline. Recently, California's lawsuit is making news again, with the state recently filing its opening brief and several groups, including the National Petrochemical Refiners Association and the Natural Resources Defense Council, looking to join the case. In its recent response brief, the EPA defended its decision to deny California's request for a waiver and urged the court to dismiss California's challenge.

California's actions initiated a national debate about the use and possible danger of MTBE. In June 2001, the Bush administration decided to continue requiring oxygenated gasoline in California and on June 12, 2001, the EPA announced the denial of California's request for a waiver from the oxygenate requirement. As a result, the demand for ethanol is currently expected to double by 2003 to 3.5 billion gallons per year. In response to the denial of the California waiver request, the California Environmental Protection Agency's Air Resources Board filed a lawsuit against the federal EPA in San Francisco's Ninth Circuit Court of Appeals. The California agency maintains that the federal EPA ignored evidence that ethanol will drive up the cost of gasoline and requests that the EPA drop its requirement that oxygenates be added to 70 percent of California gasoline. Recently, California's lawsuit is making news again, with the state recently filing its opening brief and several groups, including the National Petrochemical Refiners Association and the Natural

Resources Defense Council, looking to join the case. In its recent response brief, the EPA defended its decision to deny California's request for a waiver and urged the court to dismiss California's challenge.

In addition to California, many states have enacted legislation prohibiting the sale of gasoline containing specified levels of MTBE and/or requiring the phase-out of MTBE and other ether based oxygenates. The following is a summary of the state legislation:

Arizona

Enacted legislation banning the use of MTBE in gasoline by 2003. The legislation required gasoline refiners to submit a report by September 30, 2000 that included an expected schedule for phasing out the use of MTBE not later than 180 days after a complete phase out of MTBE in California.

Connecticut    Enacted legislation requiring the phase out of MTBE with a complete phase-out by October 1, 2003.

Illinois The Illinois governor approved a measure that requires gasoline containing specific levels of MTBE be labeled at the retail gasoline pump. The Chicago City Council passed an ordinance banning MTBE in the city effective January 10, 2001.

New York Passed a law prohibiting the sale of MTBE which goes into effect January 1, 2004.

Maine The governor passed a bill to prohibit the sale of gasoline with MTBE.

Minnesota      Enacted legislation which bans the sale of gasoline with more than 0.3wt% oxygen from MTBE, TAME and ETBE. The law provides for a complete ban on all three ethers by 2005.

South Dakota   Established a new law that prohibits the retail sale of gasoline containing MTBE in amounts greater than 2vol%.

On March 20, 2000, the Environmental Protection Agency called for MTBE to be banned or to have its use significantly reduced because of environmental problems associated with its use as a fuel oxygenate. EPA Administrator Carol M. Browner announced the beginning of regulatory action by EPA to eliminate MTBE in gasoline. The legislative framework being sent to Congress includes the following three recommendations, which taken together as a single package, provide an environmentally sound and cost effective approach:

     . First, Congress should amend the Clean Air Act to provide the authority to significantly reduce or eliminate the use of MTBE.

     . Second, as MTBE use is reduced or eliminated, Congress must ensure that air quality gains are not diminished.

     . Third, Congress should replace the existing oxygenate requirement in the Clean Air Act with a renewable fuel standard for all gasoline.

In addition to the legislative framework, Browner announced that the EPA formally began regulatory action to eliminate or phase down MTBE, issuing an Advance Notice of Proposed Rulemaking under Section 6 of the Toxic Substances Control Act. Section 6 of the Toxic Substances Control Act gives EPA authority to ban, phase out, limit or control the manufacture of any chemical substance deemed to pose an unreasonable risk to the public or the environment. EPA expects to issue a full proposal to ban or phase down MTBE within six months, after which more time is required by the law for analysis and public comment before a final action can be taken.

In May 2002, Congress enacted the Farm Security and Rural Investment Act of 2002 which established the Commodity Credit Corporation (CCC) Bioenergy Program. The CCC Bioenergy Program makes payments of up to $7,500,000 per year through fiscal year 2006 to eligible ethanol producers for increases in their production of ethanol over their prior year's production. New production is eligible and is considered increased production and therefore we currently anticipate that we will be eligible for these producer payments. Eligible producers are producers that use corn and other agricultural products to manufacture biodiesel or fuel grade ethanol may receive quarterly payments from the federal government based on total annual production. We believe that our plant will qualify in this category.

Under the CCC Bioenergy Program, eligible producers of 65 million gallons per year or less are reimbursed 1 feedstock unit for each 2.5 feedstock units of corn or other eligible commodities used for increased production. Larger producers are reimbursed 1 feedstock unit for each 3.5 feedstock units. A feedstock unit represents one bushel of corn. Payments under the program are subject to pro rata reduction if aggregate payments to all producers in any one fiscal year exceed the maximum annual funding of $150,000,000 authorized by Congress. Under the program, ethanol producers that annually produce 65 million gallons or less may receive payments based upon the producer's increased production during a fiscal year that exceeds the producer's production during the prior fiscal year. For example, a producer that produces 30,000,000 gallons of ethanol this fiscal year, but produced only 20,000,000 gallons last fiscal year is entitled to payment for one bushel of corn for every 2.5 bushels of corn used to produce 10,000,000 gallons of ethanol, which represents this fiscal year's increased production over the prior fiscal year's production. Under the program, which assumes that 1 bushel of corn produces 2.5 gallons of ethanol, the ethanol producer would be entitled to receive reimbursement for 1 bushel of corn for every 2.5 bushels used for the increased ethanol production. The reimbursement drops to 1 bushel of corn for every 3.5 bushels used if the producer's annual production capacity is equal to or more than 65,000,000 gallons. The per bushel value for reimbursement purposes is determined by the CCC in accordance with established terminal market prices announced daily by the Kansas City Commodity Office, adjusted by the county average differential for the county in which the ethanol plant is located and the applicable quality factors determined by the CCC. If there is no established terminal market price, then the CCC will set the price.

Payments under the program in any one fiscal year may be less if Congress does not fully fund the program for that fiscal year (funding for the program is subject to an annual appropriation). In addition, no single producer may receive annual payments totaling more than 5% of the $150 million annual federal appropriation for the program.

Demand for Ethanol

Market Overview

Local Ethanol Markets. Local markets must be evaluated on a case-by-case basis. While local markets are the easiest to service, they often are the first to become oversold, which depresses the ethanol price.

Regional Ethanol Markets. Typically a regional market is one that is outside of the local market, yet within the neighboring states. This market will likely be serviced by rail, and is within a 450-mile radius of the plant. Regional markets typically include large cities that are either carbon monoxide or ozone non-attainment areas, such as, Chicago, Madison, Milwaukee, St. Louis, Kansas City and Denver.

Generally, the regional market is good business to develop. The freight is reasonable, the competition, while aggressive, is not too severe, and the turn-around time on the rail cars is an advantage. In addition, it is often easier to obtain letters of intent to purchase product from regional buyers than from national buyers.

Regional pricing tends to follow national pricing less the freight difference. As with national markets, the use of a group-marketing program or a broker is advantageous, especially in the first one to three years of operation.

Occasionally there are opportunities to obtain backhaul rates from local trucking companies. These are rates that are reduced since the truck is loaded both ways. Normally the trucks drive to the refined fuels terminals empty and load gasoline product for delivery. A backhaul is the opportunity to load the truck with ethanol to drive to the terminal.

National Ethanol Markets. Recently, California has been the focus of a major ethanol campaign as MTBE is now being phased out. California has banned the use of MTBE beginning January 1, 2003. On March 15, 2002, the order was extended to January 1, 2004. MTBE is still used in significant quantities throughout the state, but ethanol use is beginning to increase as the 2004 date approaches. California represents a market of about 650 million gallons annually due to the oxygenate requirement for RFG. With the recent denial of the California RFG oxygenate waiver request, the size of the California market is now better known although California may delay the phase out of MTBE to avoid gasoline price spikes due to ethanol supply issues in the near term.

While there is a great deal of focus on California, based on the results of the RFG/MTBE Issues and Options in the Northeast Study conducted by Northeast States for Coordinated Air Use Management in April of 1999 (the "NESCAUM Study"), we also believe another emerging ethanol market is in the Northeast because of health and safety concerns surrounding the use of MTBE and the discovery or MTBE contamination in ground water. The market potential for ethanol in the Northeast is estimated at about 1 billion gallons annually. The ultimate size of the California and Northeast markets will depend to a large degree on how the RFG oxygenate and MTBE issues are determined in the regulatory, political and judicial processes.

Recently, California has been the focus of a major ethanol campaign as MTBE is being phased out. California had ordered a ban on MTBE beginning on January 1, 2003. On March 15, 2002, the order was extended to January 1, 2004. However, despite the extension, British Petroleum, Shell Oil Products US and ExxonMobil have announced that they will join Philips Petroleum Company and provide MTBE-free gasoline to California in 2003. Together these four companies account for more than 60% of total gasoline sales in California. While MTBE is still being used in significant quantities throughout the state, ethanol use continues to see widespread growth as the phase-out deadline approaches. Based on the California Energy Commission's August 2001 report, "U.S. Ethanol Industry Production Capacity Outlook," California's phase-out of MTBE will create a demand for approximately 600,000,000 gallons of ethanol per year to meet the oxygenate requirement of the federal reformulated gasoline program. In addition, we also believe that the Northeast region is emerging as a potentially growing ethanol market because of health and safety concerns following the discovery of MTBE contamination in ground water.

General Demand.

Ethanol demand is expected to continue to grow as demonstrated in the following chart from the Department of Energy's Energy Information Administration (EIA). Today's 2 billion gallon per year demand is expected to grow to 4.5 billion gallons by the year 2015 according to the EIA. If the use of MTBE is phased out on a national level in the next few years and the RFG oxygenate requirement remains unchanged, a doubling of ethanol demand could occur sooner. This projected growth is, however, subject to the risk that changes in governmental policies and tax support incentives occur that adversely affect the demand for ethanol.

                               U.S. ETHANOL DEMAND
                                (000,000 Gallons)

                             [GRAPHIC APPEARS HERE]

                    Source: Energy Information Administration

This outlook may be effected by pending legislation. Currently, a bill has been introduced in the United States Senate (S. 517) that would revise the current method in which fuel ethanol use is required. The proposed legislation will determine the specific minimum volume of ethanol to be used in gasoline on a nationwide basis. The proposed minimum volumes would begin in the year 2004 at
2.3 billion gallons and grow at a rate of approximately 300 million gallons per year to a volume of 5 billion gallons in 2012. Although this rate of growth exceeds current projections over several years, demand for ethanol in the near future is likely to diminish if the legislation is enacted.

Ethanol Pricing

Historical ethanol, corn and gasoline prices are shown in the following chart. Over the past ten years, ethanol prices have tended to track with the wholesale gasoline price plus the federal tax incentive of 5.4(cent) per gallon, which decreased to 5.3(cent) per gallon in 2001. At the same time, 10-year price charts for ethanol and corn prices show that ethanol prices do not track corn prices. For example, when corn prices increased in late 1993 into 1994, ethanol prices did not increase. Further, when corn prices initially rose in 1996, ethanol prices did not follow. Although in 1996 the price of ethanol increased dramatically, because high corn prices caused many ethanol plants to curtail operations or shutdown, according to the industry guide published by the state of Minnesota, this price increase was due primarily to limited ethanol supply and not the increased cost of corn. As described in more detail in the Risk Factors section of this prospectus, a material risk to our business is the lack of correlation between the price of corn (the primary cost of revenue) and the price of ethanol (the primary source of revenue). As the chart below indicates, ethanol prices have historically been volatile. If ethanol prices remain constant or decrease for a significant period of time and corn prices increase, our business and profitability may be materially and adversely affected. The item "Corn $/Gal Ethanol" in the table below refers to the price of corn necessary to produce one gallon of ethanol.

             Average US Market Pricing of Ethanol, Gasoline and Corn

                                   [GRAPHIC]

Ethanol $/Gal Ethanol $/Gal   Corn $/Gal Ethanol                    Sorghum $/Gallon Ethanol
Nominal       Real            2.65 gal per bushel ($/bu/2.65 gal)   2.65 gal per bushel ($/bu/2.65 gal)   Wholesale Gasoline $/Gal
---------------------------   -----------------------------------   -----------------------------------   ------------------------
         1.16                         1989       0.943                     1989       0.823                      1989        0.654
         1.26                         1990       0.952                     1990       0.815                      1990        0.786
         1.18                         1991       0.924                     1991       0.838                      1991        0.699
         1.28                         1992       0.915                     1992       0.815                      1992        0.677
          1.1                         1993       0.887                     1993       0.774                      1993        0.626
         1.14                         1994       0.962                     1994       0.837                      1994        0.599
         1.14                         1995       1.038                     1995       0.951                      1995        0.626
         1.37                         1996       1.472                     1996        1.25                      1996        0.713
          1.2                         1997       1.028                     1997       0.868                      1997          0.7
         1.08                         1998      0.8679                     1998       0.747                      1998        0.526
         1.01                         1999      0.7094                     1999       0.604                      1999        0.645
          1.4                         2000       0.698                     2000       0.653                      2000        0.962

Wholesale Gasoline Data Source: DOE U.S. Refiner Prices of Petroleum Products for Resale
Corn and Sorghum Data Source: USDA
Ethanol Data Source: Hart's Oxy-Fuel News
Prepared by BBI International.

Governmental Incentives

Federal Tax Incentives

Recognizing the need for a cleaner source of energy, and appreciating that ethanol is also renewable and can be produced in the United States, legislators have created federal and state incentives for ethanol production. These tax incentives allow the ethanol industry to compete successfully in domestic fuel markets with gasoline blended with MTBE produced by the oil industry. Although the regulatory program is complicated and there are other federal tax incentives for ethanol production, the most important incentive for our proposed ethanol plant and our anticipated customers is the partial exemption from the federal excise tax on gasoline.

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

The 5.3(cent) per gallon partial exemption from the federal excise tax on gasoline is for alcohol fuels such as ethanol that are produced from biomass and used as fuels. Currently, if gasoline contains up to 10% ethanol produced from biomass, then the gasoline is exempt from 5.3(cent) of the 18.4(cent) per gallon federal excise tax. This exemption will be reduced from 5.3(cent) per gallon to 5.2(cent) per gallon for the years 2003 and 2004 and 5.1(cent) per gallon for 2005, 2006 and 2007, when the current legislation is scheduled to expire. Legislation has been introduced that would extend the excise tax exemption beyond 2007, but there can be no assurance that the legislation will pass. If the excise tax exemption is not extended, then ethanol blended gasoline will be taxed at the standard excise tax rate, which may make ethanol blended gasoline more expensive and less attractive for use. The Energy Policy Act of 1992 revised the tax exemption to include gasoline blends with less than 10 percent ethanol.

-------------------------------------------------------
Ethanol Blend   Oxygen Content        Tax Exemption
  (% volume)      (% weight)     (cents/gallon blended)
-------------------------------------------------------
     5.7              2.0                  3.0
-------------------------------------------------------
     7.7              2.7                  4.1
-------------------------------------------------------
      10              3.5                  5.3
-------------------------------------------------------

Currently, there is a piece of legislation pending in Congress that would provide a significant revenue boost to all ethanol plants, if passed, by requiring a five (5) billion gallon renewable fuels standard (RFS) for either ethanol or biodiesel by 2012, eliminate the 2% oxygenate mandate, ban the use of MTBE in four years and eliminate the distillation index cap. We cannot assure you that this legislation which is favorable to ethanol will pass Congress.

Nebraska Producer Tax Incentive

LB 536, a State of Nebraska legislative bill which came into law on May 31, 2001, establishes a production tax credit of 18(cent) per gallon of ethanol produced during a 96 consecutive month period by newly constructed ethanol facilities in production prior to June 30, 2004. The tax credit is only available to offset Nebraska motor fuels excise taxes. The tax credit is transferable and therefore OTEC intends to transfer credits received to a Nebraska gasoline retailer who will then reimburse OTEC for the face value of the credit amount less a handling fee. No producer can receive tax credits for more than 15,625,000 gallons of ethanol produced in one year and no producer will receive tax credits for more than 125 million gallons of ethanol produced over the consecutive 96 month period. The minimum production level for a plant to qualify for credits is 100,000 gallons of ethanol annually. We have entered into a written agreement with the State of Nebraska, but our plant must be operational and "in production" at the minimum rate of 100,000 gallons annually prior to June 30, 2004 in order to be eligible for the tax credit. There are currently no specific regulations concerning what it means for an ethanol plant to be "in production" at the minimum rate of 100,000 gallons annually, and the Nebraska Department of Revenue could take a more restrictive interpretation of this requirement than OTEC. This issue becomes more important and relevant the longer it takes for OTEC to commence construction of the plant. The production incentive is scheduled to expire June 30, 2012. Once operational and assuming we are producing at least 15,625,000 gallons of ethanol in one year, this producer tax credit could result in payments of up to $2,812,500 to us annually, subject to the statutory maximum limit.

In 2002, because of State of Nebraska budget shortfalls, various tax credit provisions in effect in Nebraska, including LB 536, have come under increased scrutiny from the Nebraska Unicameral. As a result there can be no assurance that the Nebraska legislature will not in subsequent years enact new legislation which would revise LB 536, or otherwise adversely impact ethanol plants, such as that proposed by OTEC, which are to benefit from LB 536. During the 2002 Nebraska legislative session, a bill was been proposed that would alter the LB 536 tax credit based upon a sliding scale making the credit as much as 20(cent) per gallon or as little as zero. However, the bill was amended and significantly altered in the committee stage, such that the tax credit would remain the same. The amendment did make a change to LB 536's structure providing that honoring certificates for motor fuel tax credits would be deferred if there are not sufficient funds in the Ethanol Production Incentive Cash Fund ("EPIC") to reimburse the Highway Trust Fund. The amendment also provided that if the unobligated balance in the EPIC fund fell below $5 million, the corn and grain sorghum excise tax would double to 1(cent) per bushel of corn or hundredweight of grain sorghum beginning at the start of the next calendar quarter. If, after at least one quarter of the higher checkoff, the balance remains or again fell below $5 million, an excise tax of one dollar per dry ton of animal feed byproducts generated by an ethanol facility that has received benefits under the Ethanol Development Act would be imposed. Once an unobligated balance of $15 million existed in the EPIC fund, the animal feed byproducts excise, the higher checkoff, and the original checkoff would be suspended in the order they were imposed. Finally, the amendment would change the date for the report to the Legislature about the incentive program from each December 1st beginning 2003 to each November 1st beginning in 2002. Although this bill was not passed during the 2002 Nebraska legislative session, similar legislation may be proposed in future legislative sessions which would have a material adverse impact on the financial performance of our plant.

We expect that it will take an estimated 13 to 14 months after we begin construction before we become fully operational and producing ethanol at a 40 million gallon per year capacity. Under Nebraska law LB 536, our plant must be in production at the minimum rate of one hundred thousand gallons annually for the production of ethanol, before denaturing, on or before June 30, 2004. Any delay in our project, for any reason, would result in OTEC losing the significant economic benefits of the LB 536 tax credits. Such delays could be caused by a number of matters beyond our control, such as weather, delays caused by third parties with whom OTEC does not have ability to force or encourage faster performance, delays in shipments from manufacturers or suppliers, international or domestic hostilities or terrorism, and inability to obtain necessary regulatory approvals, including construction or environmental permits in a timely manner. Even without any unanticipated delays in the pre-construction and construction process, we will be under a very tight timeline in order to meet the June 30, 2004 deadline and may not be able to successfully meet such deadline, and we cannot assure you that we will meet the June 30, 2004 deadline in order to take advantage of the LB 536 tax credits.

We believe there are several existing or proposed projects in Nebraska that could compete with us for these payments. If another ethanol plant came online and produced 100,000 or more gallons of ethanol, it could also qualify for the producer payment. This would require the legislature to increase funding for the producer incentive program through either an increase in general fund appropriation or other sources such as the grain checkoff program. Despite our written agreement with the State of Nebraska, the Nebraska legislature could reduce or eliminate the producer tax credits at any time; however, a reduction or elimination may constitute a breach of our contract by the State of Nebraska. The State of Nebraska could also impose taxes on the ethanol plants to provide additional funds for the ethanol production incentive fund which could have a serious adverse impact on our net income from the production incentive. The production incentive is scheduled to expire June 30, 2012, and the longer it takes us to raise our financing and complete construction, the greater the risk that we will be ineligible for LB 536 payments or that we will receive less subsidy payments than the maximum permitted under Nebraska law.

Industry Growth

In part, because of federal and state policies promoting cleaner air and tax and production incentives, the ethanol industry has grown in recent years. Currently, domestic ethanol plants have the capacity to produce about 2 billion gallons of ethanol annually, compared to only 175 million gallons in 1980. Automobile companies have developed ethanol-friendly vehicles. Gasoline blends containing up to 10% ethanol are approved under the warranties of most major domestic and foreign automobile manufacturers marketing vehicles in the United States, and many recommend the use of cleaner burning fuel, such as ethanol, in their vehicle owner manuals. Similarly, most major manufacturers of power equipment, motorcycles, snowmobiles and outboard motors endorse the use of ethanol blends in their products. In the last several years, automobile companies have introduced a growing number of flexible fuel vehicles that operate on fuel mixtures of up to 85% ethanol. In addition, ethanol industry advocates have developed new diesel fuels, commonly referred to as "OxyDiesel," which are blends of diesel fuel and ethanol.

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

The discovery of unacceptable levels of MTBE in groundwater in California has accelerated the growth of the ethanol industry and stimulated federal and state analysis of, and legislative activity relating to, a potential large scale shift from MTBE to ethanol. As a result, California, Illinois and other areas of the country are phasing out the use of MTBE, and the country may be shifting to ethanol as the principal high octane gasoline oxygenate.

According to the Renewable Fuels Association's July 1, 2002 Ethanol Report, U.S. ethanol plants will have the capacity to produce approximately 2.4 billion gallons of ethanol annually in 2002, compared to only 175,000,000 gallons in 1980. There are currently 64 ethanol production facilities located in the United States, the great majority of which are located in the Midwest, in the corn-producing states of Illinois, Wisconsin, Minnesota, Iowa, North Dakota, South Dakota, Nebraska and Kansas.

Over the past two years, the ethanol industry has experienced rapid expansion. Based on the Renewable Fuels Association's February 2002 Industry Outlook, fifteen new ethanol facilities have opened, which increased ethanol production by approximately 550,000,000 gallons per year. The Renewable Fuel Association estimates that 14 new facilities are under construction, and will increase ethanol production by nearly 435,000,000 gallons per year. In 2001, ethanol production in the United States increased by nearly 10% from 2000, and nearly 20% from 1999.

The Impact of MTBE Phase Outs on Ethanol

Since 1995, as mandated by the federal Clean Air Act, reformulated gasoline
(RFG) must contain a minimum of 2% oxygen by weight, i.e., it must satisfy the minimum federal oxygen requirement. In the Northeast, for example, the New York City metropolitan area, greater Connecticut (Hartford and environs) and the Philadelphia metropolitan area must sell RFG, and many other parts of the region have voluntarily imposed this requirement through January 1, 2004. In addition to the federal oxygen standard, RFG must also meet the federal RFG program's emission performance standards and fuel specifications (such as those relating to octane and volatility).

Until recently, MTBE has been the primary oxygenate in gasoline marketed in the northeast United States because it burns cleanly, is a good source of octane, is relatively inexpensive and can be blended with gasoline at the refinery and transported through existing pipelines. However, "a broad consensus has emerged that the use of MTBE in gasoline should be curtailed". EPA has classified MTBE as a possible carcinogen, and has issued a taste and odor advisory of 20-40 micrograms/liter.

Due to its high mobility in ground water and its resistance to biodegradation, MTBE has been detected in an increasing number of public and private water supplies at levels giving rise to concern about possible acute and chronic health effects. One recent study conducted by Komex H2O Science, a Huntington Park environmental consulting firm, suggests that $27 billion would be required to remediate more than 140,000 leaking underground storage tanks containing MTBE reformulated fuels. That same study estimates that another $2 billion would be needed to remove MTBE plumes from at least 500 public drinking water wells and 45,000 private wells across the country. In contrast, ethanol biodegrades quickly.

However, given the other differing properties of MTBE as compared with ethanol, refiners cannot simply replace MTBE with ethanol and still meet all the other requirements of the federal RFG program's requirements. MTBE blended gasoline satisfying the minimum federal oxygen requirement is 11% MTBE by volume, while ethanol blended gasoline satisfying the same requirement is 5.7% ethanol by volume, because ethanol contains more oxygen than MTBE. When ethanol, which is more volatile than MTBE, replaces MTBE, refiners must somehow lower the volatility of the overall blend because ethanol is more volatile than MTBE. In addition, although ethanol has a slightly higher octane rating than MTBE, because it takes less ethanol than MTBE to satisfy the federal oxygen requirement, when ethanol replaces MTBE at the RFG minimum there is an overall reduction in the octane rating which requires the addition of one or more high octane replacements. The most likely substitutes are toxic aromatic compounds such as benzene and toluene, which pose their own groundwater threats. Also, if blended at the RFG minimum, ethanol is less effective at displacing and diluting other toxic octane-enhancing constituents than MTBE. Consequently, EPA's Complex Model, a computerized air pollution modeling program used to certify compliance with its RFG program, predicts that emissions of the toxic air pollutant acetaldehyde will increase 50-70% if ethanol replaces MTBE, while there would be 15% fewer emissions of the toxic air pollutant formaldehyde.

The United States' Dependence on Foreign Oil.

According to an article appearing in The Wall Street Journal on November 13, 2001, of the 77 million barrels of oil produced a day worldwide, the United States consumes about a quarter of this amount. However, the United States produces only 40% of the oil it consumes and imports the rest from foreign countries. Of the approximately 60% of oil that the United States imports, at least until recently about half of this amount comes from OPEC nations. We believe ethanol provides an attractive alternative to this significant reliance on foreign oil, particularly given the volatility of foreign relations in the Middle East.

Historically, according to a 1993 General Accounting Office report, the world price of crude oil has been determined by the following factors: the supply decisions of the Organization of Petroleum Exporting Countries (OPEC); the relative scarcity of oil and the lack of substantial substitutes for oil in certain uses such as transportation; and seasonal demand. The extent of local competition is also a factor in prices of refined petroleum products.

Since the early 1970's, the world has experienced three major oil supply disruptions that impacted the United States economy, including the 1973 Arab oil embargo, the 1979 Iranian revolution and the 1990 invasion of Kuwait by Iraq. In October 1973, the Arab oil embargo disrupted world oil supplies and caused the price of gasoline to reach unprecedented highs. Two weeks after the first Arab oil embargo, President Nixon announced "Project Independence", whereby the United States would develop the potential to meet its own energy needs without relying on foreign energy sources. In 1975, as a result of the oil crisis, the United States created the Strategic Petroleum Reserve to reduce the impact of severe interruptions of petroleum supply on the domestic economy.

Again according to the GAO, during past oil disruptions in the Middle East, our nation's oil prices have risen significantly. For example, during the first week after Iraq invaded Kuwait on August 20, 1990, domestic crude oil prices rose from about $22 to about $30 per barrel, an increase of about 36%.

In 1995, the Clinton Administration, through its Natural Energy Policy Plan
(NEPP), adopted various policies and programs intended to reduce the nation's growing dependence on low-cost imported oil and its resultant vulnerability to foreign oil supply disruptions and price shocks. Among the NEPP's initiatives were programs to increase domestic oil production and promote alternative and renewable fuels and energy efficiency.

Increases in oil prices in 2000 caused Congress to consider various alternatives to boost our domestic oil production. As part of its desire to decrease foreign oil dependence, Congress advocates the increased use of hydrogen-based fuel cells, the adoption of new automotive technologies, the increased implementation of conservation measures, the adoption of heightened vehicle fuel efficiency standards, and the creation and expansion of renewable energy sources. Our government has also been debating increased drilling in restricted land in western United States, the Gulf of Mexico and Alaska's Arctic National Wildlife Refuge. However, environmentalists continue to protest that allowing exploration in these areas will harm our environment. To decrease its reliance on OPEC, the United States has also sought to increase its imports from Canada, Mexico, Russia, and Latin America. Although diplomatic talks caused OPEC to boost its oil production in 2000, President Bush has continued to call for increased domestic production of oil through the opening of new areas such as the Arctic National Wildlife Refuge. Although the President's National Energy Plan has passed the House, it remains deadlocked in the Senate.

Despite these various initiatives, our country's dependence on foreign oil imports has continued to increase, while domestic production has continued to decrease. Today, the United Stated imports 56% of its oil compared to 35% in 1973. Although our per capita use of oil has decreased, our domestic crude oil production has decreased as well, and as our population continues to grow, our dependence on oil imports also continues to grow. As the search continues to find alternative sources of energy, we believe the demand for renewable energy sources such as ethanol may increase.

Our Ethanol Plant

Our objective is to break ground on the plant as soon as feasible upon completion of the public offering and receipt of necessary debt financing. We currently anticipate that the total capital costs will be approximately $62.5 million to construct the plant. We anticipate that the plant will produce fuel-grade ethanol as its main product, in addition to the co-product distillers grains, using a dry milling process. The plant is currently expected to have a design capacity to produce 40 million gallons of ethanol per year. In addition to ethanol, the plant is currently estimated to produce 128,000 tons of distillers grain annually.

Description of Dry Mill Process

Our ethanol plant will produce ethanol by processing corn. The corn will be received by rail and by semi-trailer truck, and will be weighed and stored in a receiving building. It will then be transported to a scalper to remove rocks and debris before it is conveyed to storage bins. Thereafter, the corn will be transported to a hammermill or grinder where it is ground into a mash and conveyed into a tank for processing. We will add water, heat and enzymes to break the ground corn into a fine liquid. This liquid will be heat sterilized and pumped to a tank where other enzymes are added to convert the starches into glucose sugars. Next, the liquid is pumped into fermenters, where yeast is added, to begin a forty-eight to fifty hour batch fermentation process. A distillation process will divide the alcohol from the corn mash. The alcohol which exits the distillation process is then partially dried. The resulting 200 proof alcohol is then blended with gasoline as it is pumped into storage tanks. Corn mash from the distillation process is then pumped into one of several centrifuges. Water from the centrifuges is dried into a thick syrup. The solids that exit the centrifuge or evaporators is called wet cake and is conveyed to dryers. Corn mash is added to the wet cake as it enters the dryer, where moisture is removed. This process produces distiller grains, which can be used as animal feed.

Our Principal Products and Their Markets

We intend to operate the plant to produce two products from grain: (1) ethanol and (2) distillers grains. Concentrated distillers solubles syrup is a potential additional co-product which the plant may produce. Concentrated distillers solubles syrup is a product that is normally sprayed on the distillers grains and dried. While carbon dioxide is also a co-product of the ethanol production process, the potential demand for carbon dioxide in the local market has not been determined and we do not currently intend to capture and sell the carbon dioxide produced at the plant.

Ethanol. Ethanol is ethyl alcohol, a fuel component made primarily from corn and various other grains, and can be used as:

     .    An octane enhancer in fuels;

     . An oxygenated fuel additive that can reduce ozone and carbon monoxide vehicle emissions; and

     .    A non-petroleum-based gasoline extender.

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

Ethanol has important applications and is used primarily as a high quality octane enhancer and an oxygenate capable of reducing air pollution and improving automobile performance. Approximately 95% of all ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. As a fuel additive, the demand for ethanol is derived from the overall demand for gasoline, as well as the competition of ethanol versus competing oxygenate products and technologies. Motor vehicles in the United States consume more than 130 billion gallons of gasoline every year.

Distiller Grains. A principal co-product of the ethanol production process are distiller grains, a high protein, high-energy animal feed supplement primarily marketed to the dairy and beef industry. Dry mill ethanol processing creates three forms of distiller grains: distillers wet grains, distillers modified wet grains, and distillers dried grains. Distillers wet grain is processed corn mash that contains approximately 70% moisture. It has a shelf life of approximately 3 summer days (5 winter days) and can be sold only to farms within the immediate vicinity of an ethanol plant. Distillers modified wet grain is similar except that it has been dried to approximately 50% moisture. It has a slightly longer shelf life of approximately two to three weeks and is often sold to nearby markets. Dried distillers grain is corn mash that has been dried to 10% moisture. It has an almost indefinite shelf life and may be sold and shipped to any market regardless of its vicinity to an ethanol plant.

Corn Supply and Corn Prices

We anticipate that the plant will need approximately 14.3 million bushels of corn per year or 40,500 bushels per day as the feedstock for its dry milling process. The grain supply for the plant will be obtained primarily from local markets. The eight county area surrounding the plant has averaged approximately 90 million bushels of corn annually. The following table provides a summary of the approximate number of bushels of corn produced by suppliers falling within the eight counties surrounding the plant for the year 2000 and on a 10-year average:

--------------------------------------------------
      County           Bushels of Corn Produced
--------------------------------------------------
                         2000      10-year average
--------------------------------------------------
 Thayer, Nebraska     13,186,100      15,015,264
--------------------------------------------------
Nuckolls, Nebraska     6,788,700       7,481,991
--------------------------------------------------
Jefferson, Nebraska    7,331,800       6,812,482
--------------------------------------------------
 Filmore, Nebraska    23,944,000      24,743,255
--------------------------------------------------
  Clay, Nebraska      19,886,000      21,467,627
--------------------------------------------------
 Saline, Nebraska     11,018,300      10,470,045
--------------------------------------------------
Washington, Kansas     2,528,000       2,063,700
--------------------------------------------------
 Republic, Kansas      6,531,000       6,918,236
--------------------------------------------------
  Jewell, Kansas       1,325,000       1,649,190
--------------------------------------------------
      TOTAL           92,538,900      96,621,890
--------------------------------------------------

The price and availability of corn are subject to significant fluctuations depending upon a number of factors which affect commodity prices in general, including crop conditions, weather, governmental programs and foreign purchases. Because the market price of ethanol is not related to grain prices, ethanol producers are generally not able to compensate for increases in the cost of grain feedstock through adjustments in prices charged for their ethanol. Accordingly, we anticipate that our plant's profitability will be negatively impacted during periods of high grain prices.

Marketing of our Ethanol and Distillers Grains

Ethanol. After completion of our plant, we intend to sell and market ethanol through normal and established markets which will include local, regional and national markets. We currently expect to sell the ethanol produced by our plant in bulk to a single distributor pursuant to an output contract, although our Board has not made a firm decision on this issue. We believe that most of our ethanol will be sold into markets throughout the United States and will be shipped primarily by rail. The target market area for the ethanol produced at the plant is expected to include local, regional and national markets. The local and regional markets include the State of Nebraska, as well as markets in South Dakota, Kansas, Missouri, Indiana, Colorado, Minnesota, Illinois, Wisconsin and Iowa.

The plant is being designed with rail facilities and connections to the Union Pacific Railroad system, which will facilitate transporting the ethanol we produce to our national target markets. Marketing to markets outside of Nebraska will likely increase the percentage of ethanol marketed by rail. Based on the Nebraska market and our target national market, we currently anticipate approximately two-thirds of the ethanol to be marketed by rail, although this may change as various market conditions change. The national target rail markets for the facility will include the Pacific Northwest, the Southern and Southwest markets, as well as potential new markets on the East Coast and California due to anticipated MTBE phase outs.

Northeast markets are another growing market. Groups in New Jersey and surrounding states have been very active in seeking a ban on the use of MTBE. As in California, the primary impetus is the health and water concerns surrounding the use of MTBE. As New Jersey and other Northeastern states become successful in their attempts to ban MTBE, additional market potential for ethanol should emerge.

We anticipate negotiating with potential ethanol marketers to market and sell 100% of our ethanol, although we have not yet entered into any negotiations with such marketers and we do not anticipate entering into a marketing agreement with any ethanol marketers until we are nearly operational.

Even if OTEC sells its entire ethanol output to a single distributor, the selected ethanol distributor could market the OTEC ethanol into three distinct markets: national, regional and local. Ethanol marketers typically evaluate demand, price and cost when determining the market to which they sell and will typically sell ethanol into the market paying the highest price which could be a national market.

Distillers Grains. The dry milling process that produces ethanol also produces distillers grains, which is primarily used as a high protein animal feed. The price of distillers grains generally varies with grain prices, so that increases in grain costs are partially offset by increases in distillers grain prices. We currently expect to retain a single distillers grain marketer to market and sell 100% of our distillers grains, although we have not yet entered into any negotiations with such marketers and we do not anticipate entering into a marketing agreement until we are nearly operational. We expect that a substantial portion of our distillers grains will be sold to farms in close proximity to the proposed ethanol plant; however, we anticipate selling in the local, regional, national and international markets. Our business is expected to enjoy a significant competitive freight advantage in the distillers grains market since we believe that a sufficient market is located within the plant's service area to consume the majority of the distillers grains we produce.

Commodities Manager

We intend to hire a commodities manager to ensure the consistent scheduling of grain deliveries and to establish and fill forward contracts through the grain elevators. The commodities manager will coordinate grain deliveries between the railroad and the participating elevators, as well as develop price volatility protection through the use of hedging strategies. If we source our own grain with the assistance of a commodities manager, rather than engage a third party to source our grain for us, we intend, whenever practical, to purchase grain from our members, so long as we can do so at or below the price of grain available from other providers. However, there is no assurance that we will do so or that our present board of directors, or a future board of directors, will not change this policy. Alternatively, we may contract with a third party, such as a grain elevator, to originate or source our grain. We intend to buy as much grain as possible on the local market from local producers, members as well as non-members, and from local elevators. We may purchase additional grain from outside of our trade area as need and price dictates.

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

Transportation and Delivery

Transporting our ethanol and distillers grains is a significant expense that will vary based on transportation method, load size and destination. The plant will have the facilities to load ethanol and distillers grains onto trucks and rail cars. We expect that shorter hauls will be by truck and longer hauls will be by rail. We currently expect that the Union Pacific Railroad will provide rail service directly to the proposed site. We expect to negotiate an agreement with the Union Pacific Railroad but do not currently have an agreement to provide such transportation services.

Utilities

The production of ethanol is a very energy intensive process which uses significant amounts of electricity and natural gas. Water supply and quality are also important considerations.

Energy Services. Significant strides have been made over the past 15 years to reduce the energy intensiveness of ethanol production. Presently, about 40,000 BTUs of energy are required to produce a gallon of ethanol. If we sell distillers wet grain, our actual BTU per gallon requirements are estimated to be approximately 29,400 BTUs. To the extent we use dryers to create modified wet grain or dried distillers grain, our energy usage will increase.

Natural Gas. We anticipate that our plant will require a natural gas supply of at least 1.4 billion cubic feet per year at a specified minimum per hour MCF rate and at a specified minimum of pressure at the plant site. To access sufficient supplies of natural gas to operate the plant, a connection to an underground natural gas distribution pipeline located approximately 8 miles from our site will be required. We have no current agreement with any third party to construct such a connection.

We anticipate that natural gas may also be procured from various suppliers on the open market and we could enter into a contract for distribution services that would include the costs of construction of the connection to the underground pipeline to our plant. We have had preliminary discussions with a potential natural gas supplier, although we currently have no agreement with a natural gas supplier. We anticipate entering into an agreement with a natural gas supplier before we begin construction of the plant and that the natural gas supply will be sufficient to meet our needs; however, we anticipate that our natural gas supplier will not be able to guarantee that the natural gas supply will be uninterrupted. We intend to purchase a propane tank to serve as a back-up energy source in the event of interruption of our natural gas supply, we expect that our back-up propane tank will allow us to continue operations for about three to four days.

Natural gas prices have historically fluctuated dramatically, which could significantly affect the profitability of our operations.

Electricity. The proposed plant will require a continuous supply of electrical energy. We expect to purchase electricity from Norris Public Power District but have not yet entered into any agreement with this utility regarding the specific type and nature of service to be provided. We anticipate doing so before we begin construction of the ethanol plant.

Water. We will require a significant supply of water. Much of the water used in an ethanol plant is recycled back into the process. There are, however, certain areas of production where fresh water is needed. Those areas include boiler makeup water and cooling tower water. Boiler makeup water is treated on-site to minimize all elements that will harm the boiler and recycled water cannot be used for this process. Cooling tower water is deemed non-contact water (it does not come in contact with the mash) and, therefore, can be regenerated back into the cooling tower process. The makeup water requirements for the cooling tower are primarily a result of evaporation. Depending on the type of technology utilized in the plant design, much of the water can be recycled back into the process, which will minimize the effluent. This will have the long-term effect of lowering waste water treatment costs. Many new plants today are zero or near zero effluent facilities. The water from the cooling tower and the boiler blow-down water will be put in a pond and eventually released to the environment. We anticipate that our water requirements will be supplied through the drilling of our own wells.

Our Primary Competition

We will be in direct competition with numerous other ethanol producers, many of whom have greater resources than we do. We also expect that additional ethanol producers will enter the market if the demand for ethanol continues to increase. Our proposed ethanol plant will compete with other ethanol producers on the basis of price and, to a lesser extent, delivery service. We believe we can compete favorably with other ethanol producers due to our proximity to ample corn supplies at favorable prices. Historically, prices for corn grown in Nebraska have been lower, compared to prices for corn grown in other areas of the United States.

During the last twenty years, ethanol production capacity in the United States has grown from almost nothing to an estimated approximately 2.4 billion gallons per year. Plans to construct new plants or to expand existing plants have been announced which would increase capacity by approximately 235 million gallons per year and this increase in capacity may continue in the future. We cannot determine the effect of this type of an increase upon the demand or price of ethanol, although such plants may compete with us in the sale of ethanol and related products, and will likely exert downward pressure on the demand and price of ethanol.

Recently ethanol prices have declined because of increased supply and decreased demand for ethanol, and some gasoline retailers have been pricing ethanol-blended fuel below the lower-octane unleaded fuel. In addition, there are a number of ethanol plants which are under construction or proposed to be constructed in the near future, both regionally and nationally. As result, the supply of ethanol is expect to continue to increase, and, while the demand for ethanol is also expected to increase in the future as the MTBE bans become effective, there is a risk that the market supply of ethanol will increase faster than the market demand, continuing to place downward pressure on the price of ethanol, which would negatively impact our revenue and potential profitability.

The ethanol industry has grown to over 70 production facilities in the United States. Industry authorities estimate that these facilities are capable of producing approximately 2.9 billion gallons of ethanol per year. The largest ethanol producers include Archer Daniels Midland, Cargill, Midwest Grain, Williams Energy Service, New Energy Corporation and High Plains Corporation, all of which are capable of producing more ethanol than we expect to produce. In addition, there are several regional entities recently formed, or in the process of formation, of a similar size and with similar resources to ours.

The following is a representative list of the ethanol plants in production throughout the United States and their respective production capacities as of March 2003:

                     U.S. FUEL ETHANOL PRODUCTION CAPACITY
                         Million Gallons per Year (MGY)

COMPANY                               LOCATION                   FEEDSTOCK          MGY
-----------------------------------   ---------------        -----------------   ---------
ACE Ethanol                           Stanley           WI         Corn               15
Adkins Energy, LLC                    Lena              IL         Corn               40
A.E. Staley                           Loudon            TN         Corn               60
AGP                                   Hastings          NE         Corn               52
Agra Resources Coop. d.b.a. EXOL      Albert Lea        MN         Corn               37
Agri-Energy, LLC                      Luverne           MN         Corn               21
Alchem Ltd. LLLP                      Grafton           ND         Corn             10.5
Al-Corn Clean Fuel                    Claremont         MN         Corn               30
Algoma Ethanol*                       Oshkosh           WI         Corn               20
Archer Daniels Midland                Decatur           IL         Corn            1,070

                     U.S. FUEL ETHANOL PRODUCTION CAPACITY
                         Million Gallons per Year (MGY)

COMPANY                               LOCATION                   FEEDSTOCK          MGY
-----------------------------------   ---------------        -----------------   ---------
                                      Peoria            IL         Corn
                                      Cedar Rapids      IA         Corn
                                      Clinton           IA         Corn
                                      Marshall          MN         Corn
                                      Columbus          NE         Corn
                                      Wallhalla         ND      Corn/barley
Badger State Ethanol, LLC*            Monroe            WI         Corn              40
Bug River Resources, LLC*             West Burlington   IA         Corn              40
Broin Companies                       Scotland          SD         Corn               9
Cargill, Inc.                         Blair             NE         Corn              83
                                      Eddyville         IA         Corn              35
Central MN Ethanol Coop               Little Falls      MN         Corn              20
Chief Ethanol                         Hastings          NE         Corn              62
Chippewa Valley Ethanol Co.*          Benson            MN         Corn          21 and 20*
Commonwealth Agri-Energy, LLC*        Hopkinsville      KY         Corn              20
Cornhusker Energy Lexington, LLC      Lexington         NE         Corn              42
Corn Plus                             Winnebago         MN         Corn              44
Dakota Ethanol, LLC                   Wentworth         SD         Corn              47
DENCO, LLC.                           Morris            MN         Corn              20
ESE Alcohol Inc.                      Leoti             KS       Seed corn          1.5
Ethanol 2000, LLP                     Bingham Lake      MN         Corn              30
Glacial Lakes Energy, LLC             Watertown         SD         Corn              45
Golden Cheese Company of California   Corona            CA      Cheese whey           5
Golden Triangle Energy, LLC*          Craig             MO         Corn          20 and 20*
Gopher State Ethanol                  St. Paul          MN         Corn              15
Grain Processing Corp.                Muscatine         IA         Corn              10
Great Plains Ethanol, LLC*            Chancellor        SD         Corn              40
Heartland Corn Products               Winthrop          MN         Corn              35
Heartland Grain Fuels, LP             Aberdeen          SD         Corn               8
                                      Huron             SD         Corn              14
High Plains Corp.                     York              NE       Corn/milo           50
                                      Colwich           KS                           20
                                      Portales          NM                           15
Husker Ag, LLC*                       Plainview         NE         Corn              20
James Valley Ethanol, LLC*            Groton            SD         Corn              45
J.R. Simplot                          Caldwell          ID     Potato waste           6
                                      Heyburn           ID

KAPPA Ethanol, LLC*                   Axtell            NE         Corn              40

Land O' Lakes                         Melrose           MN      Cheese whey         2.6

Lincolnland Agri-Energy, LLC*         Robinson          IL         Corn              40

Little Sioux Corn Processors, LLC*    Marcus            IA         Corn              40

Manildra Energy Corp.                 Hamburg           IA      Corn/milo/            8
                                                               Wheat starch
Merrick/Coors                         Golden            CO      Waste beer          1.5
Michigan Ethanol, LLC*                Caro              MI         Corn              45
MGP Ingredients, Inc.                 Pekin             IL   Corn/wheat starch       78

                     U.S. FUEL ETHANOL PRODUCTION CAPACITY
                         Million Gallons per Year (MGY)

COMPANY                               LOCATION                   FEEDSTOCK          MGY
-----------------------------------   ---------------        -----------------   ---------
                                      Atchison          KS

Midwest Grain Processors*             Lakota            IA         Corn              45
Miller Brewing Co.                    Olympia           WA     Brewery waste         .7
Minnesota Energy                      Buffalo Lake      MN         Corn              18
New Energy Corp.                      South Bend        IN         Corn              95
Northeast Missouri Grain, LLC*        Macon             MO         Corn          22 and 18*
Northern Lights Ethanol, LLC          Big Stone City    SD         Corn              45
Permeate Refining                     Hopkinton         IA   Sugars & starches      1.5
Pine Lake Corn Processors, LLC*       Steamboat Rock    IA         Corn              20
Plover Ethanol                        Plover            WI       Seed corn            4
Pro-Corn, LLC                         Preston           MN         Corn              40
Quad-County Corn Processors           Galva             IA         Corn              18
Reeve Agri-Energy                     Garden City       KS       Corn/milo           12
78th Street Ethanol, LLC              Blairstown        IA         Corn             5.5
Siouxland Energy & Livestock Coop     Sioux Center      IA         Corn              14
Tall Corn Ethanol, LLC                Coon Rapids       IA         Corn              45
Tri-State Ethanol Co., LLC            Rosholt           SD         Corn              18
U.S. Energy Partners, LLC             Russell           KS   Milo/wheat starch       40
U.S. Liquids                          Louisville        KY    Beverage waste          4
                                      Bartow            FL                            4
                                      R. Cucamonga      CA                            4
VeraSun Energy Corporation*           Aurora            SD         Corn             100
Williams Bio-Energy                   Pekin             IL         Corn             100
                                      Aurora            NE         Corn              35
Wyoming Ethanol                       Torrington        WY         Corn               5
*Under Construction
Total Existing Capacity (MGY)                                                      2766.8
*Under Construction/Expansion Capacity                                              465.0
TOTAL CAPACITY                                                                     3231.8
Source: Renewable Fuels Association - March 2003

The ethanol industry is highly competitive with most of the ethanol producers located in the Midwest. Major competitors in this area include Archer Daniels Midland and Cargill, which are capable of producing approximately 700 million and 100 million gallons of ethanol per year, respectively. These companies, and others, have (and will continue to have) substantially greater financial resources than OTEC and have substantial operating histories. In addition, as large volume shippers, they may have the ability to transport their ethanol at lower transportation costs than OTEC.

OTEC will also compete with producers of octane enhancers and oxygenates other than ethanol. OTEC's primary competition in this area comes from producers of MTBE. MTBE, which is a petrochemical derived from methanol, costs less to produce than ethanol. While ethanol supplied 53% of the demand for oxygenates in 1991, MTBE has dominated the market for oxygenates. According to the Renewal Fuels Association, which represents ethanol interests, ethanol currently holds about an 11% share of the fuel additives market. Many major oil companies produce MTBE, and because it is petroleum based, its use is strongly supported by such companies. These companies have significantly greater resources than OTEC to market MTBE and to influence legislation and public perception of MTBE.

Operating Ethanol Plants in the State of Nebraska

Currently there are seven operational ethanol plants in the state of Nebraska.

Blair, Nebraska. Cargill operates a wet milling plant in Blair using corn as its feedstock. It is a 75 million gallons per year plant, producing ethanol and corn sweeteners. Plans are now underway to install a large new facility as a joint venture with Dow to build a large biobased plastics plant adjacent to the ethanol facility. This facility uses approximately 65 million bushels of corn annually.

Hastings, Nebraska. Chief Ethanol Fuels operates a dry mill plant in Hastings using corn and milo as its feedstock. The Chief Ethanol Fuels plant has been expanded several times since the late 1980's and processes about 24 million bushels of corn annually to produce 60 million gallons per year of fuel grade ethanol.

Hastings, Nebraska. Ag Processing, Inc. is a 45 million gallons per year dry mill ethanol plant which uses corn and milo as its feedstock. The plant uses approximately 18 million bushels annually.

York, Nebraska. High Plains Corporation of Wichita, Kansas operates a 40 million gallons per year dry mill, fuel grade ethanol plant in York, Nebraska using corn and milo as its feedstock. The York plant consumes 16 million bushels of corn per year. High Plains Corporation is currently expanding its York facility to increase total production to approximately 60 million gallons per year.

Columbus, Nebraska. Archer Daniels Midland owns and operates an 100 million gallons per year, fuel-ethanol plant in Columbus which it recently purchased from Minnesota Corn Processors. This is a wet milling facility that produces ethanol and corn sweetener from approximately 100 million bushels of corn each year.

Aurora, Nebraska. Williams Energy Ventures, Inc. and a partnership of Nebraska cooperatives own and operate Nebraska Energy, LLC a 30 million gallons per year fuel ethanol facility in Aurora. This is a dry mill plant which uses corn and milo as its feedstock.

Plainview, Nebraska. In March 2003, Husker Ag, LLC completed construction of a 20 million gallon per year ethanol plant located in Plainview, Nebraska in Northeast Nebraska which will consume 7.5 to 8 million bushels of corn annually.

There are also current plans for three new ethanol plants in Nebraska. Kearney Area Ag Producers Alliance is in the process of constructing a new ethanol plant in Kearney County about 9 miles west of Minden, Nebraska. The Kearney Area Ag Producers Alliance has announced that it intends to build a 40 million gallons per year ethanol plant that will consume 14 million bushels of corn annually. Fagen, Inc., an ethanol construction and engineering firm, is in the process of constructing a new ethanol plant in Central City, Nebraska. The plant will consume 15 million bushels of corn per year and will produce 40 million gallons of ethanol per year. Cornhusker Energy Lexington, LLC is in the process of constructing a new ethanol plant in Lexington, Nebraska. The plant will produce 42 million gallons of ethanol per year and will use corn as its feedstock.

None of the above Nebraska ethanol plants are located in close proximity to our proposed plant near Davenport, Nebraska. The nearest ethanol plant listed above is in York, Nebraska which is approximately 60 miles from Davenport, Nebraska. Because of the significant distance between the existing ethanol plants in Nebraska and our plant site, there will be less competition for corn and other feedstock. We believe that there is sufficient feedstock available within the local community to supply our ethanol plant. The fact that there are other ethanol plants within the State of Nebraska should not significantly impact our ability to find customers for our ethanol or our distillers grains.

Competition From Alternative Fuel Additives

Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development by ethanol and oil companies with far greater resources that we have. New products or methods of ethanol production developed by larger and better financed competitors could provide them competitive advantages over us and harm our business.

The development of ethers to be used as oxygenates may provide a growth segment for ethanol. Ethers are composed of isobutylene (a product of the refining industry) and ethanol or methanol. The products are MTBE or ethyl tertiary butyl ether (ETBE). We expect to compete with producers of MTBE, a petrochemical derived from methanol which costs less to produce than ethanol. MTBE is a commonly used oxygenate used in fuels for compliance with Federal Clean Air Act mandates, and is a major competitor of ethanol. Many major oil companies produce MTBE, and strongly favor its use because it is petroleum based. These companies have significant resources to market MTBE and to influence legislation and public perception of MTBE. These companies also have sufficient resources to begin production of ethanol should they choose to do so.

However, MTBE has recently been linked to groundwater contamination at various locations in the East and West. As a result, California currently intends to completely phaseout MTBE from its gasoline pool by January 2004. Similarly, New York currently intends to phase out the use of MTBE by December 2004. The Iowa Senate declared MTBE to be a threat to public health and the environment and passed a bill limiting the MTBE content of gasoline to a maximum of 0.5%. Ethanol is the most readily available substitute for MTBE in these markets. Assuming that additional states and/or the US Environmental Protection Agency force elimination of MTBE, the demand for ethanol is estimated to increase from the current 1.34 billion gallons per year to 3.17 billion gallons per year in 2004, although there can be no assurance that this will occur. The additional capacity would need to come from existing plant expansions and new plant construction.

ETBE's advantages over ethanol in a blend include its low affinity for water and low vapor pressure. Because petroleum pipelines and storage tanks contain water in various amounts, ETBE's low affinity for water allows it to be distributed through existing pipeline systems, as contrasted with ethanol which must be shipped via transport truck or rail car. In addition, blending ETBE with gasoline reduces the overall vapor pressure of the blend thereby reducing the normal volatile organic compound evaporative emissions. ETBE is not widely commercially available yet, and it may suffer from the same negative environmental effects as MTBE. Scientific research to better define the properties of ETBE as it relates to the environment is underway.

Debt Financing

We must obtain debt financing in order to complete construction on the plant and commence business operations. While the Board believes that acceptable financing arrangements will be available to OTEC, there can be no assurance that this will be the case, or that the we will be able to finalize an agreement concerning such financing. In addition, we may seek subordinated debt financing form both financial institutions and non-financial entities. Our memorandum of understanding with Lurgi includes a provision under which Lurgi would provide up to $4,000,000 of subordinated debt financing to OTEC, pending final approval by the Lurgi AG Risk Board. We have not yet entered into or negotiated the specific subordinated debt terms with Lurgi and the terms of the subordinated debt financing are subject to the terms, conditions and requirements of OTEC's senior lender with respect to the senior indebtedness, and must be approved by Lurgi's Ag Risk Board.

Employees

We have hired Scott Fangmeier as an administrative assistant for $15 per hour, with time and a half after 40 hours per week, plus reimbursement of expenses. Mr. Fangmeier will work at the OTEC office and his duties include overseeing all administrative functions of the office including all correspondence, telephone calls, advertising, printing, financial records, shareholder records, mailings and coordinating all public meetings. Mr. Fangmeier will also assist our Board of Directors and its representatives with additional work requests. Upon completion of this offering, the Board will re-evalute the need for this position. Prior to the completion of the plant construction and commencement of operations, we initially intend to hire up to 40 employees, and approximately 5 of our employees will be involved primarily in management and administration and the rest will be involved primarily in plant operations. We intend to enter into written confidentiality and assignment agreements with our officers and employees. Among other things, these agreements will require such officers and employees to keep strictly confidential all proprietary information developed or used by OTEC in the course of its business and also will require such officers and employees to assign to OTEC all right, title and interest in and to any software, hardware or other intellectual property developed by such officers or employees in the course of their employment by OTEC.

Development Service Providers and Consultants

We have entered into a consulting agreement with GreenWay Consulting, LLC to help us with the development, design, construction and operation of our proposed ethanol plant. We have also entered into a Financial Services Agreement with Northland Securities to help us secure the debt financing that we need and to develop financing strategies and alternatives and we have hired Northland Securities to help us offer and sell the units offered by this prospectus.

GreenWay Consulting, LLC

GreenWay Consulting, LLC is a consulting company that provides construction, project financing and management training services to start-up ethanol plants. GreenWay is wholly owned by Diversified Energy Co., LLC ("DENCO"), a Minnesota limited liability company that owns and operates a 20,000,000 gallons per year dry-mill ethanol business located in Morris, Minnesota. Under our Consulting Agreement with GreenWay, GreenWay will assist us with project development (Phase
I), construction (Phase II) and initial plant operations (Phase III). During our Phase I development, GreenWay will assist and advise us on the following:

     . Engaging other consultants to provide risk management and marketing services;
     .    Evaluating and preparing our site;
     . Negotiating contracts for various products and services, including insurance, utilities, rail, and raw materials;
     .    Obtaining various permits;
     .    Developing a business plan and model;
     .    Negotiating with design and engineering firms;
     .    Negotiating with construction firms; and
     .    Reviewing and evaluating design plans.

During our Phase II development, GreenWay will assist us with construction matters, including:

     .    Recruiting and hiring a construction supervisor;
     . Monitoring construction progress and attending monthly progress meetings;
     . Recruiting, hiring and training personnel to manage and operate the ethanol plant; and
     . Coordinating plant start-up and commissioning, including monitoring and evaluating performance tests.

Phase III development consists primarily of start-up operations and commissioning the ethanol plant. After successful commissioning of the ethanol plant, GreenWay will continue to assist and advise us on general operating requirements, including:

     .    Providing an on-site support staff for an additional three months;
     . Providing technical support on an as needed basis for an additional six months;
     .    Providing on-going employee training for an additional nine months;
          and
     . Advising us on ways to improve efficiency and increase production for an additional nine months.

By successful commissioning, we mean when ethanol production at the ethanol plant meets design specifications on a daily basis and all production meets the guarantees provided by engineers and contractors. In addition, GreenWay will also provide us with all other necessary services reasonably required for us to complete the project and operate the proposed ethanol plant. However, GreenWay will not assist us with financing matters, such as soliciting equity or debt financing. GreenWay is providing services to us on a best efforts basis with no warranties of performance.

In exchange for the above services, we will compensate GreenWay as follows:

-----------------------------------------------------------------------------------------------
 Service             Fee                                   Payment Terms
-----------------------------------------------------------------------------------------------
 Phase I    1.92% of total project   Due in full when we close on our senior debt financing.
            capitalization
                                     25% is due when we close the offering, 50% is due when the
            1% of total project      ethanol plant is capable of grinding corn for ethanol
Phase II    capitalization           production, and the remaining 25% is due upon successful
                                     commissioning of the ethanol plant.
Phase III   .75% of total project    Due in nine monthly installments after successful
            capitalization           commissioning of the ethanol plant.
-----------------------------------------------------------------------------------------------

By total project capitalization, we mean the total sources of funds raised to complete the project, including, among others, proceeds from the offering, debt financing, lines of credit and non-excluded grants, but excluding capital raised in our private offering, the $4,000,000 of subordinated debt obtained from Lurgi PSI and certain grants awarded to us.

In addition to the above compensation, we must also reimburse GreenWay for out-of-pocket expenses relating to services it renders to us. We have paid GreenWay a non-refundable retainer of $100,000. Proceeds from the retainer will be applied against GreenWay's out-of-pocket expenses. If GreenWay's out-of-pocket expenses exceed $100,000, then we must reimburse GreenWay for the excess amount. If GreenWay's out-of-pocket expenses are less than $100,000 when we close on our senior debt financing, then the remaining balance will be offset against the fees due for the Phase I services. We will reimburse GreenWay for out-of- pocket expenses; however, GreenWay may not incur out-of-pocket expenses in excess of $5,000 per month without the prior written approval of our Board.

GreenWay will provide the above services to us through its consulting team, which includes Agri-Source Consulting, LLC ("Agri-Source") and Diversified Energy Co., LLC ("DENCO").

Agri-Source Consulting, LLC. Agri-Source Consulting, LLC provides consulting services relating to the design and construction of ethanol plants. It was recently formed by Mr. Daryl Gillund. Mr. Gillund has experience in the ethanol industry and has been involved with the construction of ethanol plants since 1987. From 1988 through 2001, Mr. Gillund was president of Fagen, Inc., a construction firm that builds ethanol plants. Mr. Gillund has served on the board of six ethanol companies over the past decade, and currently serves on the board of governors of DENCO.

Diversified Energy Co., LLC. DENCO is a Minnesota limited liability company that operates a 20,000,000 gallon per year ethanol plant located in Morris, Minnesota. DENCO formed GreenWay to assist start-up ethanol producers with project development, construction and operations.

Under our Consulting Agreement with GreenWay, either party may terminate the agreement if we do not raise the minimum subscription amount by August 1, 2003, or reach closing of senior debt financing for the project by July 31, 2003. Upon termination of the agreement, we must reimburse GreenWay for all out-of-pocket expenses up to the date of termination. In addition, if we terminate the agreement after raising the minimum subscription amount, but prior to closing on senior debt financing, followed by a subsequent closing on senior debt financing after termination, then we must pay GreenWay a termination fee equal to the fee for the Phase I services.

All services that GreenWay provides to us are work product and proprietary property of GreenWay. However, GreenWay must license the use of any proprietary property to us to use exclusively to develop, construct and operate our ethanol plant. If a dispute arises from the consulting agreement, the parties will resolve it through arbitration before a single arbitrator or a panel of three arbitrators if the parties cannot agree to an arbitrator.

Our Consulting Agreement also contains limitations on each party's liability to the other for losses, damages, expenses or liabilities arising from the contract. We must indemnify and hold GreenWay, its affiliates and their respective partners, directors, officers, agents, consultants and employees, harmless against all claims, actions, proceedings and damages arising from any act, omission, transaction or event contemplated by the consulting agreement. However, we will not indemnify GreenWay if the claim, action, proceeding or damage is covered by insurance or relates to GreenWay's gross negligence or willful misconduct. GreenWay will indemnify and hold us, our affiliates and their respective partners, directors, officers, agents, consultants and employees, harmless against all claims, actions, proceedings and damages arising from GreenWay's gross negligence, fraud or willful misconduct.

Northland Securities, Inc.

Northland Securities and its subsidiary Northland Networks, Inc. are principally engaged in providing securities brokerage, investment banking and related financial services to individuals, institutions, corporations and municipalities. Northland Networks provides consulting services to private parties and institutions seeking to obtain commercial lending arrangements or participation in a financing arrangement. Neither entity has any experience conducting public equity offerings.

We have hired Northland Securities, Inc. to act as our selling agent to offer and sell the units on our behalf on a best efforts basis. We have also entered into a Financial Services Agreement with Northland Securities, pursuant to which they will assist us with developing and evaluating financing strategies to fund the project and help us secure the debt financing that we need.

The Agency Agreement. Under the Agency Agreement, Northland Securities will act as our selling agent in offering and selling the units offered by this prospectus on a "best efforts" basis. We will compensate Northland Securities under the Agency Agreement as follows:

     . 1.5833% of all proceeds raised in this offering from the sale of the units, which is due and payable on the date or dates that offering proceeds are released from escrow (we will pay 1.5833% on 10% of the offering proceeds when the 10% is released form escrow, and then we will pay 1.5833% on the remaining 90% of the offering proceeds when the 90% is released from escrow);
     . .25% of all proceeds raised in this offering from the sale of the units, which is due and payable in nine monthly installments after successful commissioning of the ethanol plant.

By successful commissioning, we mean when ethanol production at the ethanol plant meets design specifications on a daily basis and all production meets the guarantees provided by engineers and contractors.

The Financial Services Agreement. Under the Financial Services Agreement, Northland Securities will provide us financial consulting services. These include assisting and advising us on the following:

     . Developing financing plans and strategies, including helping us place, on a best efforts basis, the debt financing that we need;
     .    Evaluating financing options and costs;
     .    Seeking, evaluating and negotiating debt financing options;
     .    Developing a business plan; and
     .    Preparing credit analyses, applications and presentations.

We will compensate Northland Securities under the Financial Services Agreement as follows:

     . 1.5833% of total project capitalization, which is due and payable at financial close; and
     . .25% of total project capitalization, which is due and payable in nine monthly installments after successful commissioning of the ethanol plant.

Under the agreement, financial close means when we close on all project financing, including our senior debt financing. By successful commissioning, we mean when ethanol production at the ethanol plant meets design specifications on a daily basis and all production meets the guarantees provided by engineers and contractors. By total project capitalization, we mean the total sources of funds raised to complete the project, including, among others, debt financing, lines of credits and grants, but excluding all public and private equity, the $4,000,000 of subordinated debt obtained from Lurgi PSI and certain grants awarded to OTEC.

We must also indemnify and hold Northland Securities, its affiliates and their respective partners, directors, officers, agents, consultants and employees, harmless against certain claims, liabilities and expenses, including attorney's fees, arising from their services to us.

We must also reimburse Northland Securities for out-of-pocket expenses relating to services it renders to us. Under the Financial Services Agreement, we have paid Northland Securities a non-refundable retainer of $25,000. Proceeds from the retainer will be applied against Northland Securities' out-of-pocket expenses. If Northland Securities' out-of-pocket expenses are less than $25,000 at the time of financial close, then the remaining balance will be offset against the fees that are due and payable. We will reimburse Northland Securities for out-of- pocket expenses; however, Northland Securities may not incur out-of-pocket expenses in excess of $5,000 per month without the prior written approval of our Board. Upon termination of the agreement, we must reimburse Northland Securities for all out-of-pocket expenses up to the date of termination.

Byrne & Company, Limited

OTEC entered into a Project Management Agreement dated August 14, 2002, as amended December 18, 2002, with Byrne & Company Limited to assist with the development of our business plan and financial plans, to assist us with our initial organization and preparation of a projected budget, assistance in obtaining ethanol industry information and contacts, to work with technology providers, permitting company and our general contractor to achieve complete and timely permitting, to assist us in negotiating our operating agreements and to assist in finding a management company. Byrne & Company specializes in agriculture added-value development.

Byrne & Company is not a registered broker dealer and will not receive any commission or other compensation for or contingent upon the sales. Byrne & Company has expressly agreed not to engage in any conduct which constitutes the effecting of a transaction in OTEC securities. Under the terms of the agreement, we pay Byrne & Company on an hourly basis at the rate of $75 to $150 per hour depending on the experience of the individual consultant providing the services. We have the right to terminate this agreement at any time with or without cause.

Development and Construction Team

We have entered into a memorandum of understanding with Lurgi PSI, Inc., an ethanol construction and engineering firm, to design and construct our proposed ethanol plant. As set forth in the memorandum of understanding, OTEC and Lurgi agree to enter into a Engineering, Procurement and Design Contract amounting to approximately $44.5 million. The memorandum sets forth the general nature and terms of the construction project, establishes the responsibilities of the parties involved and includes a provision under which Lurgi would provide up to $4,000,000 of subordinated debt financing to OTEC, pending final approval by the Lurgi AG Risk Board. The initial term of the memorandum of understanding expired on February 4, 2003; however, the memorandum of understanding continues in effect for successive periods of six months until a 30 days' written notice of termination is given by either Lurgi or OTEC prior to the end of any six-month extended term. Neither party has provided written notice of termination and therefore, the memorandum automatically extended to August 4, 2003. Upon such date either OTEC or Lurgi may terminate the memorandum of understanding upon 30 days written notice to the other party. If neither party gives a termination notice, the memorandum of understanding will renew for successive periods of 6 months until a 30 day termination notice is given by either party prior to the end of the then current 6 month renewal term. No party has any obligation to enter into a binding definitive agreement. The memorandum of understanding obligates the parties to engage in good faith negotiations to prepare definitive design-build agreement covering the provisions described in the memorandum of understanding.

Lurgi PSI Inc.

Lurgi PSI was founded in 1974 as a Tennessee corporation to offer services in process and detailed engineering, procurement and construction management. The corporate intent was to be customer focused and to meet or exceed client expectations when it came to delivery on time, on budget and to specification. From the outset Lurgi has been focused on the corn industry and over the past 25 years has been involved in the delivery of large-scale wet and dry-milling facilities and has delivered all aspects of starch processing including modified starches, HFCS and ethanol.

Lurgi's ethanol expertise has been used to plan and build plants from 20-million to 100-million gallon capacity and to expand and optimize existing production facilities of all sizes. Lurgi specializes in the design and construction of plants associated with ethanol co-products and processes including protein extraction and processing, corn oil and its derivatives, biodiesel, corn fiber derivatives, biodegradable resins, glycerin and ethyl esters.

Lurgi PSI has a wide range of experience in different starch sources and their preparation, maximizing yield in mainstream processes: Corn (Maize); Wheat; Barley; Milo (Sorghum); Cassava and Sugar Cane. Lurgi often provides complete turnkey projects and would be more accurately described as a Project Integrator
- bringing together all of the individual elements of the services required to build the complete ethanol plant, including the following specific capabilities:
Feasibility studies; Market studies; Project development; Financial engineering; Process engineering; Detailed engineering; Process automation; General contracting; Construction; Specialty fabrication; Start-up and commissioning, and Training & optimization.

Lurgi has extensive experience in the area of heavy industrial projects, particularly agricultural based facilities. Lurgi's expertise in integrating process and facility design into an operationally efficient facility is important to us. Lurgi has been involved in the construction of many ethanol plants. Lurgi's ethanol project experience includes services provided to several different ethanol plants, including the following:

================================================================================

                                   Plant Name

                             Grain Processing Corp.
                                  A.E. Stanley
                               Adkins Energy, LLC
                             Agri-Tech Ethanol Plant
                            Pacific Rim Ethanol Plant
                              Williams Bio-Products
                                  Chief Ethanol
                             Midwest Grain Products
                                  Pekin Energy
                                Iowa Corn Millers

================================================================================

ICM.

ICM, Inc. is a full service engineering, manufacturing and merchandising firm based in Kansas. ICM employs over 60 people in process consulting, engineering, equipment fabrication, field installation and start-up consulting. Engineering operations consist of consulting, design by professional engineers, procurement and project management, as well as manufacturing engineering for dryers and ICM/Phoenix Bio-Methanator wastewater treatment product lines used in ethanol plants. ICM's merchandising operation currently procures and markets various grain products.

ICM personnel have many years of experience in the ethanol industry and combined dry and wet mill operation and design. They have been involved in the research, design, construction, fabrication and operation of many ethanol plants. Dave VanderGriend, President and CEO, formed ICM after 15 years of professional experience in the ethanol industry, including nine years as Vice President of High Plains Corporation. ICM is currently providing engineering, fabrication and installation services for several ethanol plants including, Wyoming Ethanol in Torrington, Wyoming, Heartland Corn Products in Winthrop, Minnesota and US Energy Partners in Russell, Kansas. ICM has also recently completed work at many other ethanol plants, including AGP Corn Processing in Hastings, Nebraska, Gopher State Ethanol in St. Paul, Minnesota, Denco in Morris, Minnesota and Commercial Alcohol in Ontario, Canada. ICM also works closely with Phoenix Bio-Systems, which has experience with brewery and ethanol production. Phoenix Bio Systems designed a Bio-Methanator, a treatment system that removes waste produced in ethanol production before water is recycled into production. This design will be incorporated into our proposed ethanol plant, which will have no process water discharge during normal operation. When the Bio-Methanator malfunctions, we will continue to recycle water without treatment, which may cause slight production inefficiencies until the Methanator is restored to normal operation.

ICM's role is to provide the process technology and know-how for the ethanol production, assistance to Lurgi with the start-up and commissioning of the plant, and training in the ethanol production process to OTEC personnel. ICM is considered a subcontractor of Lurgi and therefore, the Engineering, Procurement and Construction Agreement between OTEC and Lurgi (described below) covers the services to be provided by ICM and the costs associated with such ICM services. OTEC will enter into a license agreement with ICM pursuant to which ICM licenses OTEC the process technology and know-how necessary for the production of ethanol.

Proposed Engineering, Procurement and Construction Contract  (EPC Contract)

Lurgi has provided us a proposed engineering, procurement and construction contract, which we have not executed. The Board is currently negotiating the terms of the proposed EPC Contract which is expected to be executed after the completion of this offering when we have completed the required plant site preparations. Lurgi has already inspected the plant site. Even upon completion of our negotiations with

Lurgi regarding the terms of the proposed EPC Contract, the contract is not binding and is subject to modification and approval by lenders. Under the proposed EPC Contract, Lurgi will act as our design-builder and will design and construct the ethanol plant. We expect that the EPC Contract we enter into with Lurgi will include provisions substantially similar to those described below, although we cannot assure you that terms of the EPC Contract which are finally negotiated between us will not be different from those described below.

On January 7, 2003, we entered into a Preliminary Engineering Agreement with Lurgi and issued a Notice to Proceed which authorizes Lurgi to start providing certain design, engineering and related services for the plant, including, without limitation, site work design services and pre-construction design services. We will pay Lurgi for such services on a time and materials basis which is not to exceed $450,000. Under the terms of this agreement, we paid Lurgi a down payment of $45,000. Either party may terminate this agreement upon written request and the effective date of the termination shall be set forth in a writing signed by both parties. Upon termination, we will be responsible for any amounts owed to Lurgi services performed prior to the effective date of termination.

The Notice of Proceed we issued, which Lurgi accepted, provides that Lurgi understands and agrees that the Notice to Proceed is limited to the site work design services which are budgeted to cost $140,000. Lurgi also agreed to notify us in writing if the costs budgeted for such services are expected to exceed $140,000. Lurgi further agreed to notify us in writing prior to performing any pre-construction design services.

We are under no obligation to proceed with the construction of the ethanol plant if we determine that the project is not feasible or if there is insufficient financing. We intend to execute a more detailed EPC Contract with Lurgi, which will incorporate the fixed lump sum price, construction time, project scope and specifications, and performance standards, and other provisions of the preliminary agreement.

General Terms and Conditions. We will pay Lurgi and ICM an estimated lump sum payment of $44,517,000, subject to adjustments made in accordance with the general conditions of the EPC Contract, to design and construct the ethanol plant. No later than the date we issue the Notice to Proceed, we must pay Lurgi a down payment equal to $4,451,700 which is 10% of the lump sum payment. All drawings, specifications and other construction related documents belong to Lurgi. We will be granted a limited license to use documents in connection with our occupancy of the ethanol plant. If the contract is terminated by us without cause or by Lurgi for cause, such as failing to pay undisputed amounts when due, then we must pay Lurgi a fee of up to $1,000,000 if we resume construction of the ethanol plant through our own employees or third parties.
We will make payments to Lurgi on a progress billing basis, based upon monthly requests for payment for all work performed as of the date of the request. We will retain 5% of the amount submitted in each payment request. Once Lurgi achieves the status of "Ready for Start-up for the Plant", which means that the plant has attained mechanical completion and all commissioning has occurred, we must reduce our retainage amount to 2% of the payment request. We must make our final payment to Lurgi, including all amounts we have retained, within 15 days after the issuance of an Owner Acceptance Certificate. If we do not pay all undisputed amounts due within 30 days after our receipt of the invoice, we will be charged interest at the rate charged to preferred customers plus 2% as announced by J.P. Morgan Chase & Co, New York, New York and we will be in default under the EPC Contract.

Lurgi will be entitled to an adjustment in the contract price and time of performance if we request a change to or in the scope of work set forth in the EPC Contract, there is an OTEC caused delay, a change in requirements or a force majeure event which adversely impacts the cost, the schedule or performance guarantees. In such an event, we will enter into a Change Order with Lurgi which sets forth in detail the particulars of the changes. If we cannot agree with Lurgi on a fixed price for the change, the costs of the change will be charged at Lurgi's standard time and materials rate.

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

Lurgi will be responsible for:

     . Providing design services, such as architectural and engineering design services;

     . Performing all work in accordance with all legal requirements and performance guarantees;

     . Obtaining all permits, approvals, licenses and fees related to the construction of the ethanol plant, except for environmental permits that we are responsible for;

     . Performing its responsibilities in a safe manner to prevent damage, injury or loss;

     . Providing a warranty that the work performed for us is new, of good quality, conforms to the contract and is free of defect in materials and workmanship;

     . Correcting defects in materials and workmanship for one year after mechanical completion;

     . Obtaining insurance covering us for claims for worker's compensation, disability, damage or destruction of tangible personal property; and

     . Indemnifying, defending and holding us, our officers, directors, agents and employees harmless against any claims, losses, damages, liabilities, including attorney's fees and expenses, for any claims that any of its services constitutes infringement of any US patent issued prior to the effective date of the EPC Contract and any claims, demands, damages, costs or expenses resulting from any (i) liens and
          (ii) property damage of or personal injury or death to any third party arising from Lurgi's, or anyone acting on its behalf, acts or omissions.

We are responsible for:

     . Builder's risk insurance to protect us from claims which may arise from performance of our responsibilities;

     . Indemnifying, defending and holding Lurgi, its officers, directors, agents and employees harmless against any claims, losses, damages, liabilities, including attorney's fees for any claims resulting from any (i) liens and (ii) property damage of or personal injury or death to any third party arising from our or anyone acting on its behalf, acts or omissions.

     .    Preparing the construction site to the specifications of Lurgi or ICM;

     .    Obtaining the permits and approvals required for the project;

     . Installing separate roads and gates to be used solely by Lurgi personnel during the construction of the plant; and

     . Appointing a representative who will be authorized to issue and receive orders, directions, notices and instructions.

We have the right to terminate the EPC Contract for any reason; but if our termination is without cause, then we must provide Lurgi with prior written notice. Upon termination we must pay Lurgi for: (A) All work completed and any proven loss, cost or expense incurred in connection with such work; (B) All third party cancellation charges incurred by Lurgi; (C) All other reasonable charges and expenses paid or incurred in connection with the termination.

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

Lurgi may terminate the EPC Contract if (a) a petition is filed either by or against us in any court or pursuant to any statute, either in bankruptcy, insolvency or similar proceedings, which is not dismissed within sixty (60) days of filing, or if we make an assignment for the benefit of creditors, or if a receiver of any property of ours shall be appointed in any suit or proceedings, or (b) any amount due to Lurgi from us remains unpaid after forty-five days.

Limitation of Liability and Consequential Damages. Lurgi is not liable to us for any consequential damages or losses such as loss of use, profits, business, reputation or financing. The cumulative maximum liability for Lurgi and its subcontractors arising out of the performance of the EPC Contract may not exceed 15% of the lump sum amount, or $6,677,550.

Liquidated Damages. We will be entitled to a negotiated daily liquidated damages amount in the event Lurgi fails to achieve "Ready for Start-up" status by the EPC Contract's guaranteed date; provided, however, this liquidated amount will not exceed $2,225,850 which is 5% of the lump sum amount. We expect to begin construction promptly after the close of this offering, but in any event, no later than 60 days after the close of the offering, subject to delays resulting from adverse weather conditions. We expect that the Ready for Start-up date will be approximately 13-14 months after construction commences. The Ready for Start-up date will be the date that the ethanol plant is fully operational and we are producing ethanol. If Lurgi achieves the Ready for Start-up prior to the EPC Contract's guaranteed date, then we must pay Lurgi a performance bonus for each day ahead of schedule up to a maximum of $2,175,000 which is 5% of the lump sum amount.

Construction and Timetable for Completion of the Project. Assuming the offering is successful, and we are able to complete the debt portion of our financing, we estimate that it will take 13 to 14 months after we begin construction before we become fully operational and producing ethanol at a 40 million gallon per year capacity. This assumes that we will be able to close this offering in spring of 2003. This schedule further assumes that site improvements, such as rough grading is complete and the site is ready for construction when we close the offering. This schedule also assumes that weather, interest rates and other factors beyond our control do not upset our timetable. Factors or events beyond our control could hamper our efforts to complete the project in a timely fashion.

Legal Proceedings

We are not currently a party to any legal proceedings.

Description of Davenport Site Property

Our Board of Directors originally identified 4 potential sites located in Carleton, Davenport, Sedan and Superior, Nebraska. Our Board made evaluations and assessments of these sites based on a number of key criteria, including, without limitation, the following: proximity to plant feedstock, rail and highway access, availability of utilities, environmental factors, including drainage and proximity to streams and flood plain, site preparation required, proximity to distillers grains markets, potential governmental or regulatory issues, and overall cost to OTEC. After presentations by each of the four communities and based on a review of these key criteria by our Board and our design-build firm, Lurgi PSI, Inc., our Board selected a site located 1 1/2 miles east of Davenport, Nebraska, which is located on approximately 60 acres of land located just north of Highway 4 and south of the Union Pacific Railroad tracks. We believe that the site property is well situated for the construction and operation of the proposed ethanol plant.

The site property is jointly owned by four related parties, who each own an undivided one-quarter interest in the property. On May 15, 2002, we entered into four written option agreements with each of the four owners, in which they grant to OTEC an exclusive option on the site real property through June 30, 2003, in consideration of payment of $1,000 option fee to each of the four owners. The total purchase price for the site under the option agreements is $365,000, which includes a $5,000 payment to one of the owners in consideration of the diminution in value of the owner's residence which is located contiguous to the site, and a release of claims arising out of OTEC's purchase of the land and construction and operation of the proposed

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

ethanol plant. The exercise of the options, and payment of the purchase price would not occur until after we have received subscriptions for the minimum subscription amount. In the option agreements, we have agreed that the core physical ethanol plant will be located on the east one-half of the site property, and that if any portion of the external structural walls of the core plant intrude beyond the east one-half of the property when completed, that OTEC must pay the owners a total of $130,000 as liquidated damages, and as the owners' sole remedy.

The current site plans for the ethanol plant provide for the core physical plant to be located on the east 1/2 of the site. However, in a letter dated March 11, 2003, legal counsel for at least one of the four owners who are parties to the option agreements, claims that under the current site plans a portion of the core physical ethanol plant is located on the west 1/2 of the site, because the distiller's dry grain storage building and portions of grain storage bins are located on the west 1/2 of the site. OTEC has responded by stating that it does not agree with the position taken by the legal counsel for the owners, and that this position fails to distinguish between the "physical ethanol plant," and "core physical ethanol plant," and further that there is specific language in the option agreements which permits "functional aspects" of the ethanol plant to be located on the west 1/2 of the site. Solely for settlement purposes and without any admission as to the validity of the claim, OTEC has offered to make an additional payment of $40,000 to the owners in exchange for a waiver and release of their claims. The matter remains in discussion and negotiation between the parties, and there can be no assurance that OTEC will be able to resolve this matter without payment of additional amounts to the owners, or without taking action to require specific performance by the owners, which could cause a significant delay in the timing of the acquisition of the site property.

We have also agreed to rent back to one of the owners of the site that portion of the site which our Board determines in its sole discretion that it does not need, or intend to use, in connection with the construction and operation of the ethanol plant. This rental option is for an initial term of six years, and on a biennial (two-year) basis thereafter, for $75/acre for irrigated farming, and $50/acre for dry land farming, pursuant to a written lease agreement to be entered into between the parties.

We have the right, during the terms of the option agreements, and prior to purchasing the land, to obtain at our cost a certified written title insurance commitment, land survey, and environmental inspection, and we are currently in the process of obtaining and reviewing such documents. An issue we are reviewing in a title search on the land is the status of old Nebraska State Highway No. 4, which ran through the northern portion of the site property, but has been abandoned and have been relinquished by the State of Nebraska to Thayer County, Nebraska. We are reviewing whether additional legal action is required by Thayer County regarding the old Nebraska State Highway No. 4 land for us to have necessary legal title to the site property upon exercise of the option agreements.

In addition to the payment of $365,000 for the site property, we have entered into a letter agreement with owners of the land immediately east of the Davenport Site to pay relocation expenses of $40,000 to them no later than five days after the closing of the purchase of the site. In consideration of the relocation payment, the landowner releases OTEC from all claims and liabilities arising out of OTEC's purchase of the site, and its construction and operation of the ethanol plant, and agrees to support OTEC's purchase of the site and not to directly or indirectly oppose or object to such purchase and construction of an ethanol plant.

In addition to the Davenport site option agreements, in June 2002, we entered into two option agreements to purchase an 8.9 acre portion of land located immediately north of the site property, between such property and the Union Pacific Railroad tracks (the "North Property") with the two co-owners of the North Property. In consideration of the payment of a $250 option fee each, the co-owners grant OTEC an exclusive option on the North Property through June 30, 2003, at a total exercise price of $22,250. As with the site option agreements, the exercise of the North Property option agreements and purchase of the North Property would not occur until after we have received subscriptions for the minimum offering amount.

As currently proposed, the total cost of the site, represented by the site option agreements payments, the relocation payment, and the North Property option agreement payments, is $427,250, not including any

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

liquidated damages payments, and $557,250 including full liquidated damages payments, although this does not include the costs of title commitments, land surveys, environmental inspections, and related transactional costs, and there may be additional costs to OTEC in connection with procuring additional land or easements necessary to build the proposed ethanol plant.

Under the current proposed site plan of OTEC for the site, it will be necessary to obtain either additional land or easements to build the necessary railroad track siding to the plant, and may also be necessary to close a county road which would cross the railroad siding. While we believe that it will be able to obtain the necessary land or easements, and obtain the necessary county approval to close the road, there can be no assurance that there will not be objections from those affected by such actions, which may delay our plans, cost us more money, or cause us to adjust its site plan in material respects.

In the event we are not able to obtain necessary regulatory approvals or agreements with respect to the site on terms and conditions deemed satisfactory to the our Board in its sole discretion, we will re-evaluate the site to be selected for the ethanol plant, and may determine to select another site. While we believe that the Davenport, Nebraska community is very supportive of the plan to locate the ethanol plant near Davenport, there can be no assurance that there may be those in the community who object to such plant location, and who may express such objections to governmental bodies or agencies, or take other action intended to change, delay or stop our plans. As of the date of this prospectus, we are not aware of any such opposition.

Regulatory Permits

We will be required to obtain various environmental, construction and operating permits, as discussed below. We have engaged an environmental consulting firm to coordinate and assist us with obtaining an air pollution, construction and operation permits, and to advise us on environmental compliance generally. The information below is based in part on information generally relied upon by consultants and may include certain assumptions regarding the accuracy of specifications provided by manufacturers of the equipment and other components used in the construction of the Plant. We will need to also obtain various other environmental, construction and operating permits, as discussed below. Pursuant to the anticipated EPC Contract, Lurgi and ICM, Inc. are expected to be responsible for all necessary construction permits. Of the permits described below, the Air Pollution Construction Permit and the Storm Water Discharge Permit must be acquired prior to construction. We applied for an Air Quality Construction Permit with the Nebraska Department of Environmental Quality on July 30, 2002 and on January 17, 2003, the NDEQ granted us our Air Quality Construction Permit. We have also received our Storm Water Pollution Prevention Plan permit and therefore, we have the necessary permits to commence construction of our ethanol plant. The other permits will be required before operations can begin. The inability to obtain any necessary permit or to comply with the various environmental or other governmental regulations may have a material effect on our business and may prevent our proposed plant from being constructed.

Nebraska Air Quality Permits. We have hired an environmental permitting consultant to provide professional consulting and support services in air quality monitoring, modeling, permitting, analysis, and research. We applied for an Air Quality Construction Permit with the Nebraska Department of Environmental Quality on July 30, 2002 and on January 17, 2003, the NDEQ granted us our Air Quality Construction Permit. Once obtained, an Air Quality Construction Permit is valid for 18 months. If we cannot complete construction within 18 months our Air Quality Construction Permit will lapse unless we can demonstrate that the construction of our plant requires additional time, we will need to apply for an extension. To operate our business, we will also need an Air Quality Operating Permit from the State of Nebraska Department of Environmental Quality. Once the proposed ethanol plant is completed, we must conduct emission testing and apply for an Air Pollution Operation Permit that will allow us to operate our business. We anticipate submitting an application for this permit approximately four months before the Air Pollution Construction Permit expires. We need this permit to operate the ethanol plant after the Air Pollution Construction Permit expires. We have twelve months once the plant becomes operational to obtain an Air Quality Operating Permit. If granted, we expect the permit will be valid for five years.

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National Pollutant Discharge Elimination Permit. We must obtain a National
Pollutant Discharge Elimination Permit for any waste water discharges and surface water runoff. Specifically, we will use a significant amount of water per day to cool our closed circuit systems in the proposed ethanol plant and to produce ethanol. We will likely discharge the water into a nearby creek, although we may also be required to discharge it to a larger body of water. The National Pollutant Discharge Elimination Permit application will be filed with the Nebraska Department of Environmental Quality. This permit must be applied for at least 180 days prior to any discharge. We have not applied for this permit, but plan to do so soon after we begin construction. There can be no assurance that this permit will be granted to us. If granted, we expect the permit will be valid for five years.

Well Permits. We plan to drill two separate wells near the ethanol plant to provide us with our necessary water supply. The Department of Environmental Quality considers these wells high capacity wells, and we must obtain a High Capacity Well Permit before we can begin digging the wells. To get this permit, we must apply to the Department of Environmental Quality, which will determine if the location of the well will support a sufficient water supply, and whether it is safe from any soil or ground water contamination. We are currently negotiating with a well construction company to provide us services for the digging and construction of these wells. We will apply for the required permits before we begin digging our wells.

Spill Prevention, Control and Countermeasures Plan. We must prepare a spill prevention, control and countermeasures plan in accordance with standards set by the Environmental Protection Agency. The plan will outline our spill prevention measures for oil-based products such as denatured ethanol and will be supervised by the Nebraska Department of Environmental Quality. The plan must be reviewed and certified by a professional engineer.

Nuisance

Even if we receive all Nebraska environmental permits for construction and operation of the ethanol plant, we may be subject to the regulations on emissions by the Environmental Protection Agency. We could also be subject to environmental or nuisance claims from adjacent property owners or residents in the area arising from odors or other air or water discharges from the plant, although we do not expect any such claims.

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                                   MANAGEMENT

Directors and Officers of OTEC

Our success is primarily dependent upon the personal efforts and abilities of the nine members of our Board of Directors; however, none of the directors are full-time employees of OTEC. The unavailability of their services for any reason could have a material adverse effect on OTEC. Each of our officers and directors spends approximately between 5 to 25 hours per week on the management of OTEC and the amount of time expended by each individual varies depending on the particular issues or activities of the OTEC at any given point in time. We anticipate hiring a manager and/or management company for the plant with experience in the ethanol industry and with a production plant like that to be constructed by us. Upon the hiring of such manager or management company, the amount of hours per week expended by each officer or director may decrease. The following table shows the directors and officers of OTEC as of the date of this prospectus:

------------------------------------------------------------------------------------
                                                                       DIRECTOR TERM
       NAME           AGE                   POSITION                      EXPIRES
------------------------------------------------------------------------------------
Mark L. Jagels        40    Chairman, President and Class I Director       2004
------------------------------------------------------------------------------------
Michael Schardt       33    Vice-Chairman, Vice-President and Class        2006
                            III Director
------------------------------------------------------------------------------------
Kent D. Hummel        66    Treasurer and Class II Director                2005
------------------------------------------------------------------------------------
Pamela Maynard        55    Secretary and Class III Director               2006
------------------------------------------------------------------------------------
Todd Fangmeier        33    Class II Director                              2005
------------------------------------------------------------------------------------
Brian Nedrow          31    Class I Director                               2004
------------------------------------------------------------------------------------
Daniel J. Miller      28    Class I Director                               2004
------------------------------------------------------------------------------------
Gene L. Thomas        56    Class II Director                              2005
------------------------------------------------------------------------------------
Darrel D. Dageforde   63    Class III Director                             2006
------------------------------------------------------------------------------------

Our Operating Agreement currently provides that the initial Board of Directors shall be comprised of nine (9) members who shall be elected at the annual meeting of the members. Our Operating Agreement further provides for a staggered Board of Directors where each director is elected for a term of three (3) years. Class I directors' terms expire at OTEC's 2004 annual meeting. Class II directors' terms expire at OTEC's 2005 annual meeting. Class III directors' terms expire at OTEC's 2006 annual meeting. The initial classification of the board members was determined by random selection through a lottery.

All directors and officers have been elected to serve until the next succeeding annual meeting and until their successors have been elected and qualified. Our annual meeting has been scheduled for the period between January and June each year commencing in the year 2003. However, at our initial annual meeting in 2003 our members will not vote for any directors under our Operating Agreement which provides that Class 1 directors (the first class to come up for re-election) serve until the annual meeting in 2004.

The Board reserves the right, in its sole discretion and in accordance with the terms of the Operating Agreement, to increase the size of the Board and appoint new directors to fill the newly created director seats at the request of investors who make significant investments to OTEC in this offering and desire representation on the Board. In the event one or more investors subscribes to a significant portion of this offering, the Board of Directors may also take actions to permit such investor or investors to exercise control of the OTEC Board of Directors in proportion to such investors' ownership of membership units. The Board reserves the right, in its sole discretion, to enter into agreements with members holding a membership interest in excess of 50%, to provide that such member has the right to restructure or terminate operational management of OTEC and the plant.

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Business Experience of Directors and Officers

The following is a brief description of the business experience and background of the above-named officers and directors of OTEC.

Mark L. Jagels has been a farmer and rancher in Davenport, Nebraska since January 1984. Mr. Jagels also owns 50% of J & J Trucking, Inc., a custom grain hauling company, and has served as Secretary and Treasurer of J & J Trucking, Inc. since its inception in 1996. He is currently serving as Director of the Nebraska Corn Board and has served as Director since 1999.

Michael Schardt is currently the Vice President of Edgar & Allen Schardt, Inc. which is a family farm corporation involved in crop and livestock production in Carleton, Nebraska.

Kent D. Hummel has been a self-employed farmer since 1960 and received a Bachelor of Science degree in agronomy from the University of Nebraska. Mr. Hummel is the sole owner of Hummel Farms, Inc. which is a 2,350 acre grain farm located in Daykin, Nebraska which is also a Dekalb and Asgrow seed dealer.

Pamela Maynard holds a Masters in Public Administration and has extensive experience in sales management, sales, project management, administrative services and human resources in the telecommunications and data communications industry. Ms. Maynard is currently employed by South Central Public Power District as a Communication/Economic Development Specialist. She is also involved in various community development events and activities. Between 1997 and 1999, she worked at Lucent Technologies, Inc. as an Inside Sales Manager. Ms. Maynard worked at US West, Inc. from 1984 to 1996 as an Account Consultant, Sales Manager, Project Manager and Account Executive. Prior to joining US West, Inc., she worked for AT & T/Northwestern Bell as an Account Executive.

Todd Fangmeier has been a self-employed farmer in Hebron, Nebraska since May 1991. Prior to commencing his farming operations, Mr. Fangmeier received an Associates Degree in Applied Science for architectural design.

Brian Nedrow has been a self-employed farmer in Geneva, Nebraska since 1989. Mr. Nedrow is also a farm hand employee at Nedrow Farms, Inc. and serves as a director on the Nedrow Farms, Inc. Board of Directors.

Daniel J. Miller is currently the Co-Manager and Secretary/Treasurer of a A.B. Miller Farms, Inc., a family farm corporation, located in Carleton, Nebraska which products corn, soybeans and feeder cattle. A.B. Miller Farms, Inc. also operates a Mobil Oil and Garst/AgriPro Seed dealership. Mr. Miller received a Bachelor of Science degree in agronomy in December of 1996. He assumed his position with A.B. Miller Farms, Inc. in January 1997.

Gene L. Thomas has been a lifetime resident of Jefferson County and has been involved in grain and livestock production south and east of Daykin, Nebraska for more than forty years. Mr. Thomas currently owns and manages a 3,200 acre operation located in Fairbury, Nebraska. He also serves as a director on the Little Blue Natural Resource District Board of Directors and serves on its executive committee. He has been serving as a director of Little Blue Natural Resource District for eight years. The Little Blue Natural Resource District is a publicly elected political subdivision which administers soil and water conservation programs for the Little Blue district.

Darrel D. Dageforde and his wife, Rosemary Dageforde are currently the owners of Dageforde Agency, a real estate and insurance firm located in Hebron, Nebraska. Mr. Dageforde and his wife own and operate an 880 acre farm in Thayer County, Nebraska through Dageforde Farms, a partnership, and own and operate D & D Farms which is a 733 acre grain and grade A dairy operation. Mr. Dageforde and his wife are also the majority partners in a grain and calf/cow and cattle feeding operation located in Thayer County, Nebraska.

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Nominating Committee and Director Nomination Procedure

Our Board of Directors established a standing nominating committee to be elected from its members. The nominating committee consists of Brian Nedrow, chairman, Pamela Maynard and Jerry Miller. The principal duty of the nominating committee is to recommend to our Board prior to the annual members' meetings nominees for election to the Board of Directors for whom OTEC will solicit proxies. Also, in the event of a vacancy, the nominating committee shall recommend to the Board a nominee to fill such vacancy. While the nominating committee will consider nominees recommended by members, it has not actively solicited recommendations from the Company's members for nominees. Although OTEC has established formal procedures with respect to making nominations with respect to the election of directors, as described below, there are not any formal procedures for the purpose of making recommendations to the nominating committee. Our Board of Directors amended the Operating Agreement to establish a deadline for nominations with respect to the election of directors at OTEC's annual membership meetings, commencing with the 2004 Annual Meeting. Nominations for election to our Board of Directors may be made by the Board of Directors, the nominating committee, or by any member entitled to vote for the election of directors.

Nominations, other than those made by or on behalf of the existing management of OTEC, must be made in writing and delivered or mailed to the Secretary of OTEC or to the chairman of the nominating committee, no earlier than the first day of the October preceding the annual meeting and no later than the last day of the March preceding the annual meeting; and in the event of a special meeting of members, not later than the close of the fifteenth day following the day on which notice of the meeting is first mailed to members.

Each nomination must contain such information about the nominee which shall be deemed appropriate, from time to time, by the nominating committee. Each nomination shall be accompanied by the written consent of each nominee to serve as a director of OTEC if elected by the members. At the meeting of members, our Chairman of the Board shall declare out of order and disregard any nomination not presented in accordance with this section.

Nominations for election to the Board to be considered at the 2004 Annual Meeting must be submitted in writing to the Chairman of the Board or Corporate Secretary at the OTEC's principal office, 102 West 6th Street, Box 267, Davenport, Nebraska 68335 no earlier than October 1, 2003 and no later than April 30, 2004.

Director and Officer Compensation

All of our directors and officers and employees will be entitled to and may receive reimbursement for expenses incurred by them for and on behalf of OTEC. We may also pay directors fees to directors for attendance at the Board of Directors meetings, although currently no such fees are being paid by OTEC.

Committees of the Board of Directors

Our Operating Agreement permits the Board to establish committees having the authority of the Board of Directors. A committee may consist of one or more persons that need not be directors. The Board has established the following committees:

Grant Writing:                  Todd Fangmeier, Dan Poppe and Rosemary
                                Dageforde

Environmental and Permitting:   Brian Nedrow, Jerry Grove and Dan Miller.
Legislative Committee:          Michael Schardt, Mark Jagels and Jerry
                                Miller

Financing/Investment:           Kent Hummel, Darrel Dageforde, Ken Else,
                                Mike Schardt and Rob Schardt

Ethanol/DDG Marketing:          Dan Miller, Steve Gebers and Brian Nedrow

Construction and Design:        Rosemary Dageforde, Todd Fangmeier and Gene
                                Thomas

Public Relations:               Rosemary Dageforde and Jeanette Else

Nominating Committee:           Brian Nedrow, Pamela Maynard and Jerry
                                Miller

Personnel Committee:            Daniel J. Miller, Pamela Maynard and
                                Rosemary Dageforde


Audit Committee:                Mike Schardt, Kent Hummel and Brian Nedrow

Consultants

GreenWay Consulting, LLC

We have entered into a consulting agreement with GreenWay Consulting, LLC. GreenWay Consulting, LLC is principally responsible for providing us project development services. GreenWay will assist us with development of the project, including, among others, site selection and evaluation, contract negotiations, permitting requirements, and design and construction of the ethanol plant. GreenWay will also assist us with hiring and training employees, monitoring and supervising construction of the ethanol plant, start-up operations and monitoring plant performance, production level and quality. In addition, GreenWay will also help to monitor our day-to-day operations during construction and for up to nine months after we begin operations.

Northland Securities

We have also entered into both a Financial Services Agreement and Agency Agreement with Northland Securities. Northland Securities is principally responsible for providing us with financing related services. Northland Securities will assist us with developing a financing plan and strategy, evaluating financing options, preparing credit analyses and presentations, negotiating our debt financing and placing our debt financing, on a best efforts basis. Northland Securities will also offer and sell the units on our behalf, on a best efforts basis.

Byrne & Company Limited

OTEC entered into a Project Management Agreement dated August 14, 2002, as amended December 18, 2002, with Byrne & Company Limited to assist with the development of our business plan and financial plans, to assist us with our initial organization and preparation of a projected budget, assistance in obtaining ethanol information and contacts, to work with technology providers, permitting company and our general contractor to achieve complete and timely permitting, to assist us in negotiating our operating agreements and to assist in finding a management company. Byrne & Company specializes in agriculture added-value development. Byrne & Company is not a registered broker dealer and will not receive any commission or other compensation for or contingent upon the sales. Byrne & Company has expressly agreed not to engage in any conduct which constitutes the effecting of a transaction in OTEC securities. Under the terms of the agreement, we pay Byrne & Company on an hourly basis at the rate of $75 to $150 per hour depending on the experience of the individual consultant providing the services. We have the right to terminate this agreement at any time with or without cause.

                             EXECUTIVE COMPENSATION

Mark Jagels is currently serving as our President and Michael Schardt is currently serving as our Vice President and neither has received any compensation from us. Neither Mr. Jagels nor Mr. Schardt is under any written contract to provide services to us and neither individual is a full-time employee of OTEC.

We reimburse our officers for expenses incurred relating to services rendered on our behalf. The current officers of OTEC will continue to serve without remuneration. OTEC may also hire a business manager to assist us in organizational business matters and we intend to recruit and hire permanent employees who will be compensated on a regular basis pursuant to agreed upon salaries. We expect to offer typical health and other employee benefits.

Employment Agreements

We have hired Scott Fangmeier as an administrative assistant for $15 per hour, with time and a half after 40 hours per week, plus reimbursement of expenses. Mr. Fangmeier will work at the OTEC office and his duties include overseeing all administrative functions of the office including all correspondence, telephone calls, advertising, printing, financial records, shareholder records, mailings and coordinate all public meetings. Mr. Fangmeier will also assist our Board of Directors and its representatives with additional work requests. Upon completion of this offering, the Board will re-evalute the need for this position.

We have no employment agreements with any executive officer or director. We may in the future enter into employment agreements with our executive officers or other employees that we may hire.

Reimbursement of Expenses

We do not pay our officers and directors any fees or salaries for their services to us. We reimburse our officers for expenses incurred in connection with their service to us. Our reimbursement policy is to reimburse our officers for out-of-pocket expenses.

                 CERTAIN TRANSACTIONS AND CONFLICTS OF INTEREST

Conflicts of interest may arise in the future as a result of the relationships between and among our members, officers, directors and their affiliates, although our officers and directors have fiduciary duties to us. We do not have a standing committee of independent directors or members or an otherwise disinterested body to consider transactions or arrangements that result from conflicts of interest. Our Operating Agreement permits OTEC to enter into agreements with directors, officers, members and their affiliates, provided that any such transactions are on terms no more favorable to the directors, officers, members (or their affiliates) than generally afforded to non-affiliated parties in a similar transaction. As of the date of this prospectus, OTEC had not entered into any agreements with any of its directors, officers, members or their affiliates.

Our Board has adopted an Affiliated Transactions Policy which provides that all material affiliated transactions and loans must be made on terms that are no less favorable to us than those that can be obtained from unaffiliated third parties, and that all material affiliated transactions and loans, or any forgiveness of loans, must be approved by:

     (a) a majority of the independent directors who do not have an interest in the transaction and who have access, at the company's expense, to the company's or independent legal counsel; or

     (b) the affirmative vote of members holding a majority of the outstanding membership interests, excluding the membership interests of members having an interest in the transaction.

The policy permits sales of corn and other feedstock by directors, officers, members or other affiliated parties to OTEC, and all purchases of ethanol, distillers' grains and other co-products by directors, officers, members or other affiliated parties from OTEC without the required approvals if purchase or sale price is substantially equal to the then current market price and the transaction is on terms no less favorable to OTEC than those that can be obtained from unaffiliated third parties.

Conflicts of interest could arise in the situations described below:

..    We will engage in transactions with our directors or their affiliates with respect to the purchase of corn and the sale of distillers grains although such transactions will be on the same terms and conditions as with non-affiliated persons or entities. Members will have no right to individually enforce the obligations of our directors or their affiliates in our favor.

..    Our directors' decisions regarding various matters, including expenditures that we make for our business, reserves for accrued expenses, including officers' salaries and reimbursement of directors' expenses, loan covenants, capital improvements and contingencies will affect the amount of cash available for distribution to members.

..    We will reimburse our directors for out-of-pocket expenses relating to our business. We do not have a reimbursement policy or guideline for determining what expenses will be reimbursed. We will review and reimburse all reasonable expenses that directors submit to us.

..    We have retained counsel that has assisted us in various aspects of our formation and development. We have not retained separate counsel on behalf of unit holders.

The directors of OTEC are the founders of the company and are its sole promoters. Each member of our Board of Directors purchased his original two membership units for $500 per unit to capitalize the company upon its organization.

               LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

As permitted by the Nebraska Limited Liability Company Act, OTEC's Operating Agreement provides that no director will be personally liable to OTEC or its members for monetary damages for any action taken in good faith and reasonably believed by them to be in the best interest of OTEC, or in reliance on the Operating Agreement or Articles of Organization, or for food faith errors of judgement. Directors are liable only for misconduct or negligence in the performance of their duties as directors.

OTEC's Operating Agreement also provides that OTEC must indemnify its directors and officers to the fullest extent permitted by law; provided, that directors and officers are not entitled to indemnification under the Operating Agreement if a court determines that the losses or liability resulted primarily from the negligence or misconduct of such director or officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

There is no pending litigation or proceeding involving a director, officer, employee or agent of OTEC as to which indemnification is being sought. We are not aware of any other threatened litigation that may result in claims for indemnification by any director, officer, employee or agent.

                         DESCRIPTION OF MEMBERSHIP UNITS

Membership Units

Ownership rights in OTEC are evidenced by membership units. Each membership unit represents ownership interest in OTEC's capital, profits, losses and distributions on a per membership unit basis as adjusted from time to time, and the right to vote and participate in the management of OTEC, all as provided in the Operating Agreement as such may be amended from time to time. OTEC maintains a membership register setting forth the name, address, capital contributions and number of units held by each member at its principal office. There are no limits under our Articles of Organization or our Operating Agreement on the total amount of membership units that the Board of Directors may issue.

No Maximum Ownership Percentage

On March 18, 2003, our Board of Directors amended our Operating Agreement to eliminate the provision which prohibited any member from owning more than 49% of the total issued and outstanding membership units in order to provide maximum flexibility in raising the minimum offering amount in this offering. As a result there is no limitation on the total number of membership units any member may own. Our Operating Agreement may be amended upon an affirmative vote of two-thirds of the members of the OTEC Board of Directors, or upon an affirmative vote of two-thirds majority in interest of members. If one or more members owned more than two-thirds of the membership interests, the right of such member or members to effect material changes to our Operating Agreement would give them significant control over OTEC and its governance.

Cumulative Voting for Election of Directors

Each membership unit is entitled to one vote per unit except that voting is cumulative in the election of directors. With cumulative voting, each member is entitled to as many votes as the total number of units held of record by such member multiplied by the number of directors to be elected at the meeting. Each member is then entitled to cumulate his votes and cast all of them for one nominee or distribute them among any or all of the nominees in such proportion as the member may desire. The nominees receiving the highest number of votes on the foregoing basis, up to the total number of directors to be elected at the meeting, will be elected.

No Preemptive Rights

Our Operating Agreement denies preemptive rights to members of OTEC. If we decide to issue additional membership units in the future, we could do so without first offering the additional units to you which would dilute your percentage of membership interests in OTEC. If we sell additional membership units, the sale price may be higher or lower than what you are paying in this offering and depending on the value of the units at the time of issuance, may dilute the value of your membership units.

Our annual meeting has been scheduled for the period between January and June of each year with the exact date to determined by the Board of Directors. The first annual meeting will be held in the year 2003; however, at our initial annual meeting in 2003, our members will not vote for any directors. Our Operating Agreement provides that Class I directors (the first class to come up for re-election) serve until the annual meeting in 2004. Class II directors serve until the 2005 annual meeting, and the Class III directors serve until the 2006 annual meeting.

Change of Control Limitations

There are limitations on the acquisition of our membership units and changes in control of OTEC. Our Operating Agreement contains certain provisions that could delay, defer or prevent a change in control of OTEC, including the following:

     . Staggered Board. Our Board of Directors consists of 9 members, which are divided into three classes of directors, with each class serving staggered three-year terms. The classification of the Board of Directors into three classes will make it more difficult for members to change the composition of the Board of Directors because only a minority of the Directors can be elected at once. The staggered Board could also discourage a third party from attempting to obtain control of OTEC, even though this attempt might be beneficial to our members. Our first annual meeting will be scheduled by the Board of Directors and will be held between January and June commencing in the year 2003. However, at our initial annual meeting in 2003 our members will not vote for any directors based on classes under our Operating Agreement which provides that Class 1 directors (the first class to come up for re-election) serve until the annual meeting in 2004.

     . Limitations on Amending the Operating Agreement. Our Operating Agreement may be amended only upon an affirmative vote of two-thirds of the members of our Board of directors, or upon an affirmative vote of two-thirds majority in interest of the members. These supermajority voting requirements for amending our Operating Agreement make it more difficult to change the restrictions noted above which impede or prevent a change of control of OTEC.

     . Restrictions on Calling a Special Meeting of Members. Our Operating Agreement permits a special meeting of members to be called by the Chairman of the Board, or by any three directors. If neither the Chairman nor three directors will call a special meeting, our Operating Agreement requires written demand by members holding 10% of our outstanding membership interests to call a special meeting. This requirement may make it more difficult for members holding small amounts of membership interests to effect the call of a special meeting of members.

Restrictive Legend on Membership Certificate

We will place on your membership certificate or any other document evidencing ownership of our membership units, restrictive legends similar to the following:

     The sale, pledge, hypothecation, assignment or transfer of the ownership interest represented by this CERTIFICATE OF OWNERSHIP is subject to the terms and conditions of the Operating Agreement of Oregon Trail Ethanol Coalition, L.L.C., as amended from time to time. Copies of the Operating Agreement may be obtained upon written request to the Board of Directors of Oregon Trail Ethanol Coalition, L.L.C.

Corporate Law Comparison

The following table compares certain of your rights as a member of OTEC under our Operating Agreement to your rights under the Nebraska Limited Liability Company Act and limited liability company law and to the rights of a shareholder of a corporation under the Nebraska Business Corporations Act.

------------------------------------------------------------------------------------------------------------------------
                    Nebraska Limited
                       Liability                 Nebraska
                     Company Act              Corporate Law                         Operating Agreement
------------------------------------------------------------------------------------------------------------------------
                                        Under the Nebraska Business     Section 11.5 of our Operating Agreement is based
                                        Corporation Act, upon five      on Nebraska corporate law and provides the
                                        days written notice, a          following:
                                        shareholder can inspect and
                                        copy: (a) a corporation's       Upon five days written notice to OTEC, you have
                                        Articles of Incorporation and   the right to inspect and copy during regular
                                        all amendments; (b) the         business hours at OTEC's principal office the
                                        bylaws of the corporation;      following records:
                                        (c) resolutions passed by the
                                        directors creating a new        (1) Articles or Restated Articles of
                                        series or class of stock and    Organization and all amendments thereto
                                        setting the related rights      currently in effect; (2) our Operating
Member Access to                        and preferences; and (d)        Agreement and all restatements and amendments
Records                                 minutes of the shareholders     currently in effect; (3) minutes of all member
                                        meeting and all written         meetings and records of all action taken by
                   The Nebraska LLC     communications to the           members without a meeting for the past 3 years;
                   Act and Nebraska     shareholders for the past       (4) all written  communications to the members
                   LLC law is silent.   three years.                    generally within the past three years; (5)
                                                                        annual financial statements that include a
                                        Upon five days notice, a        balance sheet as of the end of the fiscal year,
                                        shareholder can also inspect    an income statement for that year and a
                                        the records identified below    statement of changes in members' equity for
                                        if (a) the shareholder's        that year unless such information appears
                                        demand to inspect and copy      elsewhere in the financial statements, along
                                        the records is made in good     with the accountant's report if the annual
                                        faith and for a proper          financial statements are reported upon by a
                                        purpose; (b) the shareholder    public accountant; (6) a list of the names and
                                        describes with reasonable       business addresses of OTEC's current directors
                                        particularity his or her        and officers; and (7) the most recent annual
                                        purpose and the records he or   report delivered by OTEC to the Nebraska
                                        she desires to inspect; and     Secretary of State.
                                        (c) the records are directly
                                        connected with the              (2) Upon five days prior written notice to
                                        shareholder's purpose:          OTEC, you also have the right to inspect and
                                                                        copy during regular business hours at a
                                             (1) excerpts from          reasonable location specified by OTEC any of
                                        minutes of any meeting of the   the following records if (a) your demand is
                                        board of directors, records     made in good faith and for a proper purpose;
                                        of any action of a committee    (b) you describe with reasonable particularity
                                        of the board of directors       your purpose and the records you desire to
                                        while acting in place of the    inspect; and (c) the records are directly
                                        board of directors on behalf    connected with your purpose:
                                        of the corporation, minutes
                                        of any meeting of the               (1) excerpts from minutes of any meeting of
                                        shareholders, and records of    the Board of Directors, records of any action
                                        action taken by the             of a committee of the Board of Directors while
                                        shareholders or board of        acting in place of the Board of Directors on
                                        directors without a meeting,    behalf of OTEC, minutes of any meeting of the
                                             (2) accounting records     members, and records of action taken by the
                                        of the corporation; and         members or Board of Directors without a
                                             (3) the shareholders       meeting;
                                        record.                             (2) accounting records of OTEC; and
                                                                            (3) the membership register.
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                    Nebraska Limited
                       Liability                 Nebraska
                     Company Act              Corporate Law                         Operating Agreement
------------------------------------------------------------------------------------------------------------------------
                                        Nebraska corporate law
                                        provides that no shareholder
                   The Nebraska LLC     may commence or maintain a
                   Act and Nebraska     derivative proceeding unless
                   LLC law is silent.   he or she (1) was a
                                        shareholder of the
Right to File a    In the absence of    corporation at the time of      Our Operating Agreement is silent, and members
Derivative         statutory            the act or omission             would be subject to court interpretations of
Lawsuit            provisions, courts   complained of or became a       the Nebraska LLC Act and LLC law.
                   may look to          shareholder through transfer
                   corporate law to     by operation of law from one
                   decide if a          who was a shareholder at such
                   derivative suit      time; and (2) fairly and
                   can be maintained.   adequately represents the
                                        interests of the corporation
                                        in enforcing the right of the
                                        corporation .
------------------------------------------------------------------------------------------------------------------------
Voting on          The Nebraska LLC     Unless the Articles of          Our Operating Agreement requires members
Mergers and Sale   Act requires the     Incorporation require a         holding more than 2/3 of the membership
of Assets          approval of any      greater vote, the Nebraska      interests to approve: (a) the sale, exchange,
                   merger or            Business Corporation Act        lease, mortgage, pledge or other transfer of
                   consolidation by     requires the approval of a      all or substantially all of the assets of OTEC
                   at least a           two-thirds majority of the      other than in the ordinary course of business;
                   majority in          shareholders of any merger.     and (b) the merger or consolidation of OTEC
                   interest of the                                      with another entity.
                   members unless the
                   Operating
                   Agreement requires
                   a greater vote.
------------------------------------------------------------------------------------------------------------------------
Voting on          The Nebraska LLC     Unless the Articles of          Our Operating Agreement requires unanimous
Dissolution        Act requires the     Incorporation require a         written approval of the members to dissolve
                   unanimous written    greater vote, the Nebraska      OTEC in accordance with the Nebraska LLC Act.
                   agreement of all     Business Corporation Act
                   members to           requires the approval of a
                   dissolve a limited   two-thirds majority of the
                   liability company.   shareholders to dissolve a
                                        corporation.
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                    Nebraska Limited
                       Liability                 Nebraska
                     Company Act              Corporate Law                         Operating Agreement
------------------------------------------------------------------------------------------------------------------------
Fiduciary          The Nebraska LLC     The Nebraska Business           Our Operating Agreement provides that our
Standards          Act and Nebraska     Corporation Act requires that   directors (a) use their best efforts to
                   LLC law is silent.   (1) A director shall            maintain the status of the Company as a
                                        discharge his or her duties     "limited liability company" for state law
                                        as a director, including his    purposes, and as a "partnership" for federal
                                        or her duties as a member  of   income tax purposes; (b) manage our operations
                                        a committee: (a) In good        in accordance with our Operating Agreement; and
                                        faith; (b)  With  the care      (c) have fiduciary responsibility for the
                                        an ordinarily prudent person    safekeeping and use of all funds and assets of
                                        in a like position would        the Company, and not employ or permit others to
                                        exercise under similar          employ such funds or assets (including any
                                        circumstances; and (c) In a     interest earned thereon) in any manner except
                                        manner he or she reasonably     for the benefit of the Company.
                                        believes to be in the best
                                        interests of the corporation.   Our Operating Agreement and policies adopted by
                                                                        our Board of Directors requires that: (a) our
                                        (2)  In discharging his or      directors must deal fairly with members of OTEC
                                        her duties, a director shall    regarding matters in which he or she has a
                                        be  entitled  to  rely  on      material conflict of interest; and (b)
                                        information,  opinions,         transactions with directors and members are
                                        reports,  or statements,        permitted only if the terms of the transaction
                                        including  financial            are no less favorable to us than if it was with
                                        statements and other            an independent third party.
                                        financial data, if prepared
                                        or presented by: (a)  One       In carrying out their duties hereunder, our
                                        or  more  officers  or          directors will not be liable for any actions
                                        employees   of   the            taken in good faith and reasonably believed by
                                        corporation  whom the           them to be in the best interest of OTEC in
                                        director reasonably believes    reliance on the provisions of our Operating
                                        to be reliable and competent    Agreement or our Articles of Organization, or
                                        in the matters presented; (b)   for good faith errors of judgment, but shall
                                        Legal counsel, public           only be liable for misconduct or negligence in
                                        accountants, or other persons   the performance of their duties as directors.
                                        as to matters the director      Our directors will not be expected to devote
                                        reasonably  believes  are       their full time and attention to the affairs of
                                        within  the person's            the Company, but shall devote such amounts of
                                        professional or expert          time and attention as are reasonable and
                                        competence; or (c)  A           appropriate in their good faith judgment under
                                        committee of the board of       the circumstances prevailing from time to time.
                                        directors of which he or she
                                        is not a member if the
                                        director  reasonably
                                        believes  the committee
                                        merits confidence.

                                        (3) A director shall not be
                                        considered to be acting in
                                        good faith if he or she has
                                        knowledge concerning the
                                        matter in question that makes
                                        reliance otherwise permitted
                                        by subsection (2) of this
                                        section unwarranted.

                                        (4) A director shall not be
                                        liable for any action taken
                                        as a director, or any failure
                                        to take any action, if he or
                                        she performed the duties of
                                        his or her office in
                                        compliance with this section.

------------------------------------------------------------------------------------------------------------------------

                        RESTRICTIONS ON TRANSFER OF UNITS

FOR THE REASONS DESCRIBED BELOW, INVESTMENT IN OTEC SHOULD BE UNDERTAKEN ONLY BY THOSE INVESTORS WHO CAN AFFORD AN ILLIQUID INVESTMENT AND WHO DO NOT INTEND TO RESELL OR TRANSFER THEIR MEMBERSHIP UNITS.

ALL TRANSFERS ARE SUBJECT TO A DETERMINATION THAT THE TRANSFER WILL NOT CAUSE OTEC TO BE DEEMED A PUBLICLY TRADED PARTNERSHIP.

We have restricted your ability to transfer your membership units to ensure that OTEC is not deemed a "publicly traded partnership" and thus taxed as a corporation. Under the Operating Agreement, no transfers may occur without the approval of the Board of Directors. The Board of Directors will only permit transfers that fall within "safe harbors" contained in the publicly traded partnership rules under the Internal Revenue Code. These include:

          .    transfers by gift,
          .    transfers upon the death of a member,
          .    intra-family transfers and
          .    other transfers during the tax year that in the aggregate do not exceed 2% of the total outstanding membership units.

Any transfer in violation of the publicly traded partnership requirements or without the prior consent of the Board will be null and void.

                         SUMMARY OF AMENDED AND RESTATED
                               OPERATING AGREEMENT

Your rights and obligations as a member of OTEC will be governed by the Amended and Restated Operating Agreement. A copy of the Amended and Restated Operating Agreement is attached hereto as Exhibit B. Before buying any membership units you should carefully study the Operating Agreement in its entirety. The following is a summary of the material terms and provisions of the Operating Agreement which govern OTEC and its members. This summary is qualified in its entirety by reference to the full text of the Operating Agreement, and in the event of a conflict or apparent conflict between this summary and the full text of the Operating Agreement, the Operating Agreement shall control.

Organization and Duration

We were organized on August 16, 2001 as a Nebraska limited liability company. We will continue to operate until our members or a court determines that we should dissolve, liquidate and wind up our business.

Purpose

Our purpose is to construct, own and operate an ethanol plant. In addition, we may engage in any other business or activity as long as our directors approve the activity, and it does not violate Nebraska law. We may engage in any transactions that are necessary, appropriate and proper to further our purpose.

Meetings

Under the Operating Agreement, the annual meeting of Members must be held between January and June each year to transact business which comes before the meeting. Starting in 2003, OTEC currently intends to hold annual meetings of the members in the second calendar quarter of the year. Special meetings of the members may be called:

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

          .    by the Chairman of the Board,
          .    by any 3 directors, or
          .    by member(s) holding 10% of the outstanding membership interests.

Special meetings will be held at the principal place of business of OTEC, or elsewhere as the notice of such meeting shall direct. You may attend any meeting in person or by proxy. Written notice to all members stating the date, time and place of the meeting and a description of the purpose(s) of the meeting must be mailed, not fewer than 10 nor more than 60 calendar days before the date of the meeting. Members holding at least a majority in interest represented in person or by proxy constitutes a quorum at any meeting of members.

Rights and Obligations of Members

The dissolution and winding up of OTEC requires the approval of members required under the Nebraska Limited Liability Company Act, as amended from time to time. Nebraska law currently requires unanimous consent of all members to dissolve and wind up a Nebraska limited liability company; therefore, the dissolution and winding up of OTEC currently requires the unanimous approval of the members.

The members shall further have the right, by the affirmative vote of members holding at least a two-thirds majority in interest, to approve the following actions:

          . the sale, exchange or other disposition of all, or substantially all, of OTEC's assets (other than in the ordinary course of OTEC's business) which is to occur as part of a single transaction or plan; and

          .    the merger or consolidation of OTEC with another entity.

Individual members do not have the authority or power to act for or on behalf of OTEC, to do any act that would be binding on OTEC or to incur any expenditures on behalf of OTEC.

You do not have the right to withdraw from OTEC as a member except as permitted in the Operating Agreement under Article 10 covering transfers of membership interests. You do not have preemptive rights to acquire any additional membership units or other interest in OTEC.

Access to Books and Records

Upon five days written notice to OTEC, you have the right to inspect and copy during regular business hours at OTEC's principal office the following records:

     (i) Articles or Restated Articles of Organization and all amendments thereto currently in effect;

     (ii) Operating Agreement and all restatements and amendments thereto currently in effect;

     (iii) Minutes of all member meetings and records of all action taken by members without a meeting for the past three years;

     (iv) All written communications to the members generally within the past three years;

     (v) Annual financial statements that include a balance sheet as of the end of the fiscal year, an income statement for that year and a statement of changes in members' equity for that year unless such information appears elsewhere in the financial statements, along with the accountant's report if the annual financial statements are reported upon by a public accountant;

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     (vi) A list of the names and business addresses of OTEC's current directors and officers; and

     (vii) The most recent annual report delivered by OTEC to the Nebraska Secretary of State.

Upon five days prior written notice to OTEC, you also have the right to inspect and copy during regular business hours at a reasonable location specified by OTEC any of the following records if (a) your demand is made in good faith and for a proper purpose; (b) you describe with reasonable particularity your purpose and the records you desire to inspect; and (c) the records are directly connected with your purpose:

     (i) Excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of OTEC, minutes of any meeting of the members, and records of action taken by the members or Board of Directors without a meeting, to the extent not subject to inspection as described above;

     (ii) Accounting records of OTEC; and

     (iii) The membership register.

Member Liability to OTEC

Your liability will be limited as set forth in the Operating Agreement, the Nebraska Limited Liability Company Act and other applicable law. You will not be personally liable for any debts or losses of OTEC beyond your respective capital contributions as set forth in the Operating Agreement, except, if you receive a distribution made by OTEC which is either:

     (1)  in violation of the Operating Agreement, or
     (2) made when OTEC's liabilities exceed its assets (after giving effect to the distribution),

you remain liable to OTEC for a period of 6 years after such distribution for the amount of the distribution.

Management of OTEC

The Board of Directors manages, directs and controls the business and affairs of OTEC. Except for situations in which the approval of the members is required by the Operating Agreement or by applicable law, the Board has the full and complete authority, power and discretion to manage and control the business, affairs and properties of OTEC, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of OTEC's business.

The Board of Directors has 9 directors who are elected at the annual meeting of the members. The Operating Agreement provides for a staggered Board of Directors where each director is elected for a term of 3 years.

          .    Class I directors' terms expire at the 2004 annual meeting.
          .    Class II directors' terms expire at the 2005 annual meeting.
          .    Class III directors' terms expire at the 2006 annual meeting.

The initial classification of the board members was determined by random selection through a lottery. Each director shall hold office for his respective term until his successor shall have been elected and qualified. Directors do not need to be residents of the State of Nebraska, but must be members of OTEC or affiliated with a member.

The Board's power and authority includes, but is not limited to, the right to take the following actions on behalf of OTEC:

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          (a)  expend company funds in connection with the operation of OTEC's business or otherwise pursuant to the Operating Agreement;

          (b) employ and dismiss from employment any and all employees, agents, independent contractors, attorneys and accountants;

          (c) prosecute, settle or compromise all claims against third parties, compromise, settle or accept judgment on, claims against OTEC and execute all documents and make all representations, admissions and waivers in connection therewith;

          (d) borrow money on behalf of OTEC from any person, issue promissory notes, drafts and other negotiable and nonnegotiable instruments and evidences of indebtedness, secure payment of the principal of any such indebtedness and the interest thereon by mortgage, pledge, property of OTEC, whether at the time owned or thereafter acquired;

          (e) hold, receive, mortgage, pledge, lease, transfer, exchange, otherwise dispose of, grant options with respect to, and otherwise deal in, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to all property of whatever nature held or owned by, or licensed to, OTEC;

          (f)  lend any of OTEC property with or without security;

          (g) have and maintain one or more offices within or without the State of Nebraska;

          (h) open, maintain and close bank accounts and money market mutual funds accounts, and draw checks and other orders for the payment of monies;

          (i) engage accountants, custodians, consultants and attorneys and any and all other agents and assistants (professional and nonprofessional) and pay such compensation in connection with such engagement that the Board of Directors determines is appropriate;

          (j) enter into, execute, make, amend, supplement, acknowledge, deliver and perform any and all contracts, agreements, licenses, and other instruments, undertakings and understandings that the Board determines is necessary, appropriate or incidental to carrying out the business of OTEC;

          (k)  file a petition in bankruptcy on behalf of OTEC;

          (l) delegate to the Chairman, President and other Officers such responsibility and authority as the Board deems necessary or appropriate from time to time; and

          (m) admit new Members, accept additional Capital Contributions from new and existing Members and issue additional membership units to new and existing Members.

The Operating Agreement requires the affirmative vote of a majority of the Board of Directors for:

          . incurring any indebtedness or expense in excess of $50,000 other than in the ordinary course of business;

          . pledging, mortgaging, encumbering or granting any lien on any assets of OTEC other than in the ordinary course of business; and

          . purchasing any asset or making capital expenditures in excess of $50,000.

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Members of the Board must perform their duties as directors in good faith, in a manner he or she reasonably believes to be in the best interests of OTEC. Each member of the Board must use such care as an ordinarily prudent person in a like position would use under similar circumstances.

The Board does not, in any way, guarantee the return of your capital contributions or a profit for you from the operations of OTEC. Members of the Board shall not be liable to OTEC or to any member for any loss or damage sustained by OTEC or its members, unless the loss or damage shall have been the result of negligence or misconduct in the performance of their duties as directors.

A director may resign at any time by giving written notice to the members of OTEC. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless, otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a director who is also a member shall not affect the director's rights as a member and shall not constitute a withdrawal of a member.

At a meeting called expressly for that purpose, a director may be removed at any time, with or without cause, by the affirmative vote of members holding more than 50% of the percentage interests, except that a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal. The removal of a director who is also a member shall not affect the director's rights as a member and shall not constitute a withdrawal of a member.

Allocations of Profits and Losses

We will allocate OTEC's profits and losses to you according to your membership units, as provided in the Operating Agreement, as amended from time to time. The Board will determine whether to distribute or retain the profits. The Board may agree to distribute cash to the members irrespective of profits. The Board may agree to distribute in kind property held by OTEC.

Capital Accounts and Distributions

You will have a capital account on the books of OTEC. We will credit your capital account with the following:

          (i) the cash and the fair market value of any property other than cash contributed by you to the capital of OTEC;

          (ii) your allocable share of profits and any items of income or gain which are specially allocated to you; and

          (iii) the amount of any company liabilities assumed by you which are secured by any property of OTEC distributed to you.

We will debit your capital account for the following:

          (i) the cash and the fair market value of any property other than cash distributed to you;

          (ii) your allocable share of losses and any items of expense or loss which are specially allocated to you; and

          (iii) the amount of any of your liabilities assumed by OTEC or which are secured by any property contributed by you to OTEC.

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OTEC will distribute information regarding individual members' capital accounts on an annual basis in connection with the distribution of tax reporting information. In addition, OTEC will distribute annual reports to you in accordance with state and federal laws and will file annual and quarterly reports with the SEC as required under applicable laws. You may request, in writing, copies of OTEC's annual and quarterly reports.

Transfer of Interests in OTEC

You may not transfer all or any portion of your interest under any circumstance without the prior written consent of the Board of Directors which consent may be withheld in the sole discretion of the Board of Directors. The Board will not approve any transfer if the Board determines the transfer would cause OTEC to be treated as a "publicly traded partnership". Transfers that violate any restrictions of the Operating Agreement or applicable law are null and void with no force or effect whatsoever, and the intended transferee will not acquire any rights in the membership unit. You must submit a written request to transfer your membership units to the Board of Directors describing the terms of the proposed transfer. Notwithstanding the receipt of such request, the Board of Directors cannot guarantee that the request will be honored by the requested transfer date, if at all.

Subject to Board approval, the following transfers are "permitted transfers":

     (a) a "block transfer", which is a transfer by a member and any related persons (as defined in the Internal Revenue Code) in one or more transactions during any 30 calendar day period of interests representing in the aggregate more than 2% of the total interests in company; or

     (b) a transfer or series of related transfers by one or more members (acting together) which involves the transfer of 50% or more of the outstanding units; or

     (c)  a transfer effected through a qualified matching service; or

     (d) a transfer by gift or bequest only to a spouse or child of such transferring member, or to a trust established for the benefit of such spouse or child, or to an existing member of OTEC upon 10 days' prior written notice to OTEC of such gift or bequest.

No sales or transfers, including permitted transfers, may be made without prior Board approval.

The Board of Directors, in its sole discretion, may also require the following prior to the approval of any transfer of membership units,

     . an opinion of counsel (whose fees and expenses shall be borne by the transferor) satisfactory in form and substance to the Board that such transfer may be lawfully made without registration or qualification under applicable state and federal securities laws, or such transfer is properly registered or qualified under applicable state and federal securities laws, and if requested by OTEC, that the transfer will not cause OTEC to be treated as a publicly traded partnership;

     . such documents and instruments of conveyance executed by the transferor and transferee as may be necessary or appropriate in the opinion of counsel to OTEC to effect such transfer, except that in the case of a transfer of units involuntarily by operation of law, the transfer shall be confirmed by presentation of legal evidence of such transfer, in form and substance satisfactory to OTEC;

     .    the transferor's membership certificate;

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     .    the transferee's taxpayer identification number and sufficient information to determine the transferee's initial tax basis in the interest transferred, and any other information reasonably necessary to permit OTEC to file all required federal and state tax returns and other legally required information statements or returns;

     . evidence satisfactory in form and substance to the Board that the transferee meets the maximum unit ownership limitations; and

     . other conditions on the transfer of units adopted by the Board from time to time as it deems appropriate.

Fair Market Value

Fair market value of a membership interest on any date will be equal to the most recent fair market valuation determination of the per membership unit value by the Board in good faith; provided, that the valuation will be calculated on a basis as consistent as practicable from period to period. The Board may, in its sole discretion, employ the advice of independent and qualified professionals in the determination of the fair market value, but is not under any obligation to do so. The fair market value of OTEC's membership units shall be determined at least annually. Valuations shall generally be performed, at the discretion of the Board, as of the end of each fiscal year of OTEC's operations at the annual meeting of the Board; however, the Board, in its sole discretion, may have fair market valuations of OTEC performed at any time or from time to time during any year. Except as otherwise specifically provided in the Operating Agreement, the Board will use the results of the most recent valuation in determining the fair market value of a membership interest. No member or any party other than the Board shall have the right to require or request that a new or more recent valuation be performed for purposes of determining the fair market value of OTEC or a membership interest.

The Board will not establish the fair market value more than 4 times during OTEC's taxable year.

Transfer Upon Death of a Member

If you die, your estate or personal representative may request that OTEC repurchase your interest within 120 days after your death. OTEC is not obligated to repurchase your membership units and we cannot assure you that OTEC would have sufficient liquidity to agree with any request for redemption, or that the Board of Directors in its discretion would agree to use OTEC's cash on hand for such purpose. The purchase price will be the fair market value of your interest in effect as of the date of receipt of notification of your death. Your estate or personal representative may exercise this right by providing written notice to OTEC within 120 days after the date of your death; provided, however, OTEC will not repurchase such interest earlier than 60 days after OTEC receives notice of the repurchase request. Transfers upon death are subject to a determination by the Board that the transfer will not cause OTEC to be deemed a publicly traded partnership.

Payment Terms

If the purchase price for an interest transferred due to death exceeds $5,000, OTEC or the purchasing member has the right to pay for the interest purchased by paying $5,000 at closing and executing a promissory note for the balance of the purchase price. OTEC must pay the promissory note in 5 equal annual installments due on the anniversary date of the closing and the promissory note will accrue interest at a rate determined by the Board which will not be less than the then current prime rate established by a major bank selected by the Board for loans to such bank's most creditworthy commercial borrowers. OTEC may prepay the promissory note, in whole or in part, at any time without penalty or premium. OTEC may increase or decrease the purchase price by an amount equal to any indebtedness owed the selling member by OTEC, or the deduction of any indebtedness owed OTEC by the selling member, or both. Upon the sale of an interest by a member, all rights of the member with respect to the interest, including the right to vote such interest and to receive distributions, shall terminate except for the member's right to receive payment therefor.

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Effective Date of Transfers

The effective date for any transfer of membership unit will be the day of the month and year:

     (i) in which the transfer occurs (as reflected by the form of assignment); and
     (ii) the transferee's name and address and the nature and extent of the transfer are reflected in the records of OTEC;

provided, however, the effective date of a transfer for purposes of allocation of profits and losses and for distributions shall be determined as set forth below. The Board may establish interim periods in which transfers may occur for purposes of making allocations of profits and losses, and distributions; provided, however, the Board shall provide members reasonable notice of the interim transfer periods and advance notice of any change to the interim transfer periods.

Members may transfer their membership interests at any time not just within the interim transfer periods subject to the prior written approval of the Board for all transfers. However, with respect to the allocations of profits and losses and distributions, the Board currently intends to use the interim transfer periods as the effective date for adjusting capital accounts and/or making distributions. For purposes of making allocations of profits and losses, and distributions, OTEC intends to use the interim closing of the books method (rather than a daily proration of profit or loss for the entire period) and recognize the transfer as of the first day following the close of interim transfer period in which the member complied with the notice, documentation and information requirements of Article 10 of the Operating Agreement. All distributions on or before the end of the applicable interim transfer period in which such requirements have been substantially complied with shall be made to the transferor and all distributions thereafter shall be made to the transferee. The Board has the authority to adopt other reasonable methods and/or conventions with respect to allocations and distributions.

Redemption of a Member

You may request a repurchase of your membership units by OTEC upon 60 calendar days' prior written notice to the Board of Directors. The redemption price will be the fair market value of your interest in effect as of the date of receipt of your request for redemption. OTEC is not obligated to repurchase your membership units and we cannot assure you that OTEC would have sufficient liquidity to agree with any request for redemption, or that the Board of Directors in its discretion would agree to use OTEC's cash on hand for such purpose. The redemption must be approved by the Board and the redemption must comply with all applicable IRS regulations. Upon any redemption which is approved, you will receive a payment equal to the fair market value of your interest in OTEC as of the effective date of the redemption. But, if the remaining members of OTEC agree to dissolve OTEC, you will receive your share of the assets of OTEC instead of a redemption payment. Redemption transfers are subject to a determination by the Board that the transfer will not cause OTEC to be deemed a publicly traded partnership.

Dissolution and Winding Up

The dissolution and winding up of OTEC requires the approval of members required under the Nebraska Limited Liability Company Act, as amended from time to time. Nebraska law currently requires unanimous consent of all members to dissolve and wind up a Nebraska limited liability company; therefore, the dissolution and winding up of OTEC currently requires the unanimous approval of the members.

OTEC may also be dissolved and its affairs wound up as otherwise required or permitted by the Nebraska Limited Liability Company Act.

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The Board is responsible for winding up OTEC's affairs if dissolved. Unless prohibited by Nebraska law, if OTEC dissolves, the Board will distribute OTEC's assets as set forth below unless otherwise prohibited by applicable law. The Board is authorized to do all acts authorized by law to wind up OTEC's affairs, including, the right to sell OTEC's assets or to distribute the assets in kind to the members.

The fair market value of OTEC's assets will be determined, including the value of any real or personal property held by OTEC in accordance with the terms of the Operating Agreement.

The Board will distribute OTEC's assets in the following manner and order:

     (1) to the claims of all creditors of OTEC, including members who are creditors, to the extent permitted by law, in satisfaction of liabilities of OTEC, other than liabilities for distributions to members;

     (2) to members and former members in satisfaction of liabilities for distribution, pursuant to Section 21-1625(1)(b) of the Nebraska Limited Liability Company Act, and

     (3) to the members with positive capital account balances in accordance with their percentage interests, as set forth in the Operating Agreement.

If you are entitled to a distribution of any of OTEC's assets upon dissolution, you will receive your share of such assets in cash or in kind, and the portion of such share that is received in cash may vary from member to member. If OTEC cannot return the full amount of your capital contribution, you have no recourse against the Board of Directors, OTEC or against any other member.

In the discretion of the Board, a pro rata portion of the distributions that would otherwise be made to the members upon dissolution may be:

     . distributed to a trust established for the benefit of the members for the purposes of liquidating company assets, collecting amounts owed to OTEC, and paying any contingent or unforeseen liabilities or obligations of OTEC or of the members arising out of or in connection with OTEC. The assets of any such trust shall be distributed to the members from time to time, in the reasonable discretion of the Board, in the same proportions as the amount distributed to such trust by OTEC would otherwise have been distributed to the members; or

     . withheld to provide a reasonable reserve for company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to OTEC, provided that such withheld amounts shall be distributed to the members as soon a practicable.

You will have no liability to OTEC, to the other members, or to the creditors of OTEC on account of any deficit balance in your capital account balance except to the extent such deficit arises from your failure to contribute the full amount of your agreed upon capital contribution or any additional agreed upon capital contribution.

Amendments

Amendments to the Operating Agreement may be adopted upon the affirmative vote of two thirds of the members of the Board. The Operating Agreement may also be amended upon an affirmative vote of two-thirds majority in interest of the members. If the Board materially modifies or amends the Operating Agreement, the Board will send notice to the members of the material change within a reasonable period of time after the effective date of the modification or amendment.

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                           INCOME TAX CONSIDERATIONS
                         OF OWNING OUR MEMBERSHIP UNITS

This section discusses the material federal income tax considerations that may affect your investment in the units. This section assumes that you are an individual and that you are not rendering personal services to OTEC. It does not generally discuss the federal income tax consequences to corporate taxpayers, tax-exempt pensions, profit-sharing trusts or IRAs, foreign taxpayers, estates, or taxable trusts, or to transferees of the units.

YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH SPECIFIC REFERENCE TO YOUR OWN TAX AND FINANCIAL SITUATION, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS AND ANY POSSIBLE CHANGES IN THE LAWS AFTER THE DATE OF THIS PROSPECTUS.

We have received an opinion of our tax counsel, Baird, Holm, McEachen, Pedersen, Hamann & Strasheim, LLP. This opinion addresses both the treatment of the company as a partnership for federal income tax purposes and the general income tax consequences of owning our units. This opinion has been rendered to us. Unless expressly noted, the statements, conclusions and opinions contained in this section and the opinion attached as an exhibit to the registration statement, of which this prospectus is a part, constitute the opinion of our tax counsel, provided we are operated as described in this prospectus. In regard to the treatment of the company as a partnership for federal income tax purposes, our tax counsel's opinion is based on various facts and assumptions and will be conditioned upon certain representations made by us concerning our business as set forth in this prospectus. In rendering this part of the opinion, our tax counsel has applied the facts to the law. When discussing the tax consequences to our members, our tax counsel emphasizes that its opinion extends only to matters of law and specifically does not extend to matters of fact. Our tax counsel's opinion is based on existing law as contained in the Code, Treasury Regulations, administrative rulings and court decisions as of the date of this prospectus. Because the tax consequences of owning our units, which are described below, are highly dependent on matters of fact, including the individual circumstances of investors, that have not been considered by and are not known by our tax counsel, such individual tax consequences are not addressed by the opinion, and you should consult with your own tax advisor prior to making your investment decision because your own unique facts and circumstances are not covered by the opinion. No rulings have been requested from the Internal Revenue Service concerning any of the tax matters described. Accordingly, the Internal Revenue Service or a court may disagree with the following discussion or with any of the positions taken by us for federal income tax reporting purposes. The opinion does not assure the intended tax consequences described below, because it will not bind the Internal Revenue Service or the courts. You may be subject to various state or local taxes. The opinion specifically does not address any state or local tax treatment.

Tax Status of OTEC

The opinion of our tax counsel provides that reasonable basis exists to treat our limited liability company as a partnership for federal income tax purposes. Based on IRS Regulation (S)1.6662-3(b)(3), reasonable basis is a relatively high standard of tax reporting, that is, significantly higher than not frivolous or not patently improper. The reasonable basis standard is not satisfied by a return position that is merely arguable or a colorable claim. To have a reasonable basis, the return position must be based upon appropriate authorities taking into account the relevance and persuasiveness of the authorities and subsequent developments. It must be emphasized that this opinion is based on various facts and assumptions and is conditioned upon certain representations made by us concerning our business as set forth in this prospectus. Moreover, such qualification and taxation as a partnership depends on our ability to comply with various tests imposed under the Code which are discussed below, the results of which may not be reviewed by our tax counsel. Accordingly, no assurance can be given that we will be treated as a partnership for federal income tax purposes from one taxable year to another.

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If we are treated as a partnership for federal income tax purposes, OTEC will pay no federal income tax and members will pay tax on their share of OTEC's net income. Under Treasury Regulations known as the "check-the-box" regulations, a non-corporate entity such as a limited liability company will be taxed as a partnership unless the entity is considered a "publicly traded partnership" or the entity affirmatively elects to be taxed as a corporation.

We will not elect to be taxed as a corporation and will endeavor to take such steps as are feasible and advisable to avoid classification as a publicly traded partnership. In early 1997, a study of partnership law by the staff of the Congressional Joint Committee on Taxation questioned the legal authority of the Treasury to issue the check-the-box regulations. None of the staff's recommendations were enacted into law, and Congress has shown no inclination to adopt legislation that would jeopardize the tax classification of the many entities that have acted in reliance on the check-the-box regulations.

If we fail to qualify for partnership taxation for whatever reason, OTEC will be treated as a "C corporation" for federal income tax purposes. As a "C corporation," OTEC will be taxed on its taxable income at corporate rates, currently at a maximum rate of 35%. Distributions would generally be taxed again to holders of the units as corporate dividends. In addition, holders of the units would not be required to report their share of OTEC's income, gains, loses or deduction on their tax returns until such are distributed. Because a tax would be imposed upon OTEC as a corporate entity, the cash available for distribution to members would be reduced by the amount of tax paid, in which case the value of the units would be reduced.

Publicly Traded Partnership Rules

To qualify for taxation as a partnership, OTEC cannot be subject to the publicly traded partnership rules under Section 7704 of the Internal Revenue Code. Generally, Section 7704 provides that a publicly traded partnership will be taxed as a corporation of its interests are:

     .    Traded on an established securities market; or
     . Readily tradable on a secondary market (or the substantial equivalent).

Although there is no legal authority on whether a limited liability company is subject to these rules, it is probable that OTEC is subject to the publicly traded partnership rules, because OTEC elected to be classified and taxed as a partnership.

OTEC will seek to avoid being treated as a publicly traded partnership. Under
Section 1-7704-1(d) of the Treasury, interests in a partnership are not considered traded on an established securities market or readily tradable on a secondary market unless the partnership participates in the establishment of the market or the inclusion of its interests in a market, or the partnership recognizes any transfers made on the market by redeeming the transferor partner or admitting the transferee as a partner.

OTEC does not intend to list the units on the New York Stock Exchange, or the NASDAQ Stock Market, or any other stock exchange. In addition, OTEC's Operating Agreement prohibits any transfer of units without the approval of OTEC's Board. The Board intends to only approve transfers that fall within safe harbor provisions of the Treasury, so that OTEC will not be classified as a publicly traded partnership. These safe harbor provisions generally provide that the units will not be treated as readily tradable on a secondary market, or the substantial equivalent, if the interests are transferred:

     .    In "private" transfers;
     .    In qualified redemptions and repurchases;
     .    Pursuant to a qualified matching service; or
     .    In limited amounts that satisfy a 2% test.

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Private transfers include, among others:

     . Transfers such as gifts in which the transferee's tax basis is determined by reference to the transferor's tax basis in the interests transferred;
     . Transfers at death, including transfers from an estate or testamentary trust;
     . Transfers between members of a family (as defined in Section 267(c)(4) of the Internal Revenue Code);
     . Transfers from retirement plans qualified under Section 401(a) of the Internal Revenue Code or an IRA; and
     . "Block transfers", which are transfers by a member and any related persons (as defined in the Internal Revenue Code) in one or more transactions during any 30 calendar day period of interests representing in the aggregate more than 2% of the total interests in partnership capital or profits.

Transfers pursuant to a qualified redemption or repurchase are disregarded in determining whether interests are readily tradable on a secondary market if all of the following conditions are met:

     (1) The redemption or repurchase cannot occur until at least 60 days after the partnership receives written notice of the member's intent to exercise the redemption or repurchase right;

     (2) Either the purchase price is not established until at least 60 days after receipt of such notification, or the purchase price is established not more than four times during the entity's tax year; and

     (3) the sum of the interests in capital or profits transferred during the year (other than in private transfers) cannot exceed 10% of the total interests in partnership capital or profits.

Transfers through a qualified matching service also are disregarded in determining whether interests are readily tradable. A matching service is qualified only if:

     (1) It consists of a computerized or printed system that lists customers' bid and/or ask prices in order to match members who want to sell with persons who want to buy;
     (2) Matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest;
     (3) The seller cannot enter into a binding agreement to sell the interest until the 15th calendar day after his interest is listed (which date must be confirmable by maintenance of contemporaneous records);
     (4) The closing of a sale effected through the matching service does not occur prior to the 45th calendar day after the interest is listed;
     (5) The matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price (non firm price quotes) or quotes that express an interest in acquiring an interest without an accompanying price (nonbinding indications of interest) and does not display quotes at which any person is committed to buy or sell a interest at the quoted price (firm quotes);
     (6) The seller's information is removed within 120 days of its listing and is not reentered into the system for at least 60 days after its deletion; and
     (7) The sum of the percentage interests transferred during the entity's tax year (excluding private transfers) cannot exceed 10% of the total interests in partnership capital or profits.

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In addition, interests are not treated as readily tradable if the sum of the percentage interests transferred during the entity's tax year (excluding private transfers, qualified redemptions and qualified matching service transfers) do not exceed 2% of the total interests in partnership capital or profits.

Tax Treatment of Our Operations; Flow-Through Of Taxable Income -- Use of Calendar Year

OTEC will pay no federal income tax. Instead, as a member, you will be required to report on your income tax return your allocable share of the income, gain, losses and deductions OTEC has recognized without regard to whether OTEC makes any cash distributions to you.

Because OTEC will be taxed as a partnership, it will have its own taxable year separate from the taxable years of its members. Unless a business purpose can be established to support a different taxable year, a partnership must use the "majority interest taxable year" which is the taxable year that conforms to the taxable year of the holders of more than 50% of its interests. In this case, the majority interest taxable year is the calendar year.

Tax Consequences to OTEC's Members

You must report your share of OTEC's income, gains, losses and deductions on your income tax return for your taxable year with which or within which ends OTEC's taxable year regardless of whether you received any cash distributions. To illustrate:

..    If you are a calendar year member, you will include your share of OTEC's
     2002 taxable income or loss in your 2002 income tax return.

..    If you are a member with a June 30 fiscal year, you will report your share of OTEC's 2002 taxable income or loss on your income tax return for the fiscal year ending June 30, 2003.

OTEC will provide each member with an annual Schedule K-1 indicating such member's share of OTEC's income, loss and their separately stated components.

Tax Treatment Of Distributions

Distributions to you generally will not be taxable to you for federal income tax purposes as long as distributions do not exceed your basis in your membership units immediately before the distribution. Cash distributions in excess of your membership unit basis (which are considered unlikely) are treated as gain from the sale or exchange of the membership units under the rules for membership unit dispositions.

Initial Tax Basis Of Membership Units And Periodic Basis Adjustments

Under Section 722 of the Internal Revenue Code, your basis in the units you purchase will be equal to the sum of the amount of money you paid for your units. Your basis will be increased by your share of OTEC's debt. However, see "Deductibility of Losses; At Risk; Passive Loss Limitations" regarding the impact of debt on deductibility of losses.

Your basis in your membership units will increase to reflect:

     . The amount of cash you contribute or the adjusted basis in any property you contribute;
     .    The amount of any depletions (not likely to be relevant);
     .    Your distributive share of OTEC's taxable income and tax-exempt income; and
     .    Increase in your share of OTEC's debt.

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If you make additional capital contributions at any time, the adjusted basis of your units will be increased by the amount of any cash contributed or the adjusted basis in any property contributed, if additional units are not distributed to you.

Your basis in your membership unit basis will decrease (but not below zero) to reflect:

     . The amount of any cash distributed to you or the basis of any property distributed to you;
     .    The amount of certain depletion deductions;
     . Your distributive share of company losses and nondeductible expenditures that are "not properly chargeable to capital account;" and
     .    Any reduction in your share of company's debt.

The membership unit basis calculations are complex. You are only required to compute your membership unit basis if the computation is necessary to determine your tax liability, but accurate records should be maintained. Typically, basis computations are necessary at the following times:

     (1) The end of a taxable year during which OTEC suffered a loss, for the purpose of determining the deductibility of your share of the loss;

     (2)  Upon the liquidation or disposition of your membership interest; and

     (3) Upon the nonliquidating distribution of cash or property to you, in order to ascertain the basis of distributed property or the taxability of cash distributed.

Except in the case of a taxable sale of a membership unit or liquidation of OTEC, exact computations usually are not necessary. For example, if you regularly receive cash distributions that are less than or equal to your share of OTEC's taxable income, you will have a positive membership unit basis at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable to you under Internal Revenue Code Section 731(a)
(1). The purpose of the basis adjustments is to keep track of your "tax investment" in OTEC, with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of the membership units.

Deductibility of Losses; At Risk; Passive Loss Limitations

Generally, a member of OTEC may deduct losses allocated to that member, subject to a number of restrictions. Your ability to deduct any losses OTEC allocates to you is determined by applying the following three limitations dealing with basis, at risk amounts and passive losses:

     (1) Basis. You may deduct an amount not to exceed your adjusted basis in your units pursuant to Internal Revenue Code Section 704(d). If your share of our losses exceeds your basis in your units at the end of any taxable year, such excess losses, to the extent they exceed your adjusted basis, may be carried over indefinitely and deducted to the extent that at the end of any succeeding year your adjusted basis in your units exceeds zero.

     (2) At-Risk Rules. Under the "at-risk" provisions of Section 465 of the Internal Revenue Code, if you are an individual taxpayer (including an individual partner in a partnership) or a closely-held corporation, you may deduct losses from a trade or business activity, and thereby reduce your taxable income from other sources, only to the extent you are considered "at risk" with respect to that particular activity. The amount you are considered to have "at risk" includes money contributed to the activity and certain amounts borrowed with respect to the activity for which you may be liable.

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     (3)  Passive Loss Rules. If you are an individual, Section 469 of the
          Internal Revenue Code may substantially restrict your ability to deduct losses and tax credits from passive activities. Passive activities generally include activities conducted by pass-through entities, such as our limited liability company, certain partnerships, and S corporations, in which the taxpayer does not materially participate. Generally, losses from passive activities are deductible only to the extent of the taxpayer's income from other passive activities. Passive activity losses that are not deductible may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a member's entire interest in OTEC to an unrelated party in a fully taxable transaction. It is important to note that "passive activities" do not include dividends and interest income that normally are considered to be "passive" in nature. Closely held C Corporations also are subject to the passive activity limitations, but generally may deduct passive losses against a broader base of income.

Passive Activity Income

If OTEC is successful in achieving its investment and operating objectives, you may be allocated taxable income from OTEC. To the extent that your share of OTEC's net income constitutes income from a passive activity (as described above), such income may generally be offset by your net losses and credits from investments in other passive activities.

Allocations of Income and Losses

Your distributive share of our income, gain, loss, or deduction for federal income tax purposes generally is determined in accordance with OTEC's Operating Agreement. Under Section 704(b) of the Internal Revenue Code, however, an allocation, or portion thereof, will be respected only if it either has "substantial economic effect" or is in accordance with the "partner's interest in the partnership." If the allocation or portion thereof contained in OTEC's Operating Agreement does not meet either test, the IRS may make a reallocation of such items in accordance with its determination of each member's economic interest in OTEC. Treasury Regulations contain guidelines as to whether partnership allocations have substantial economic effect. The allocations contained in the Operating Agreement are intended to comply with the Treasury regulation's test for having substantial economic effect.

Alternative Minimum Tax

If OTEC adopts accelerated methods of depreciation, it is possible that taxable income for alternative minimum tax purposes might exceed regular taxable income passed through to the members. No decision has been made on this point, but no representations can be made on a member's individual situation in regard to an adverse affect caused by any such excess alternative minimum taxable income.

Tax Consequences Of Disposition Of Membership Units -- Recognition Of Gain Or
Loss

You will recognize gain or loss on a sale of your membership units equal to the difference between the amount realized and your basis in the membership units sold. Amount realized includes cash and the fair market value of other property received plus your share of OTEC's debt. Because of the inclusion of debt in basis, it is possible that you could have a tax liability on the sale that exceeds your actual proceeds of the sale.

Gain or loss recognized by you on the sale or exchange of a membership unit held for more than one year generally will be taxed as long-term capital gain or loss. A portion of this gain or loss, however, will be separately computed and taxed as ordinary income or loss under Internal Revenue Code Section 751 to the extent attributable to depreciation recapture or other "unrealized receivables" or "substantially appreciated inventory" owned by OTEC.

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Allocations And Distributions Following Membership Unit Transfers

The Board, in its sole discretion, may establish interim periods in which transfers may occur; provided, however, the Board will provide members reasonable notice of the interim transfer periods and advance notice of any change to the interim transfer periods.

For purposes of making allocations of profits and losses, and distributions, OTEC will use the interim closing of the books method (rather than a daily proration of profit or loss for the entire period) and recognize the transfer as of the first day following the close of interim transfer period in which the member complied with the notice, documentation and information requirements of
Article 10 of the Operating Agreement. All distributions on or before the end of the applicable interim transfer period in which such requirements have been substantially complied with shall be made to the transferor and all distributions thereafter shall be made to the transferee. The Board has the authority to adopt other reasonable methods and/or conventions.

Effect of Tax Code Section 754 on Unit Transfers

The adjusted basis of each member in his or her units ("outside basis") initially will equal the member's proportional share of OTEC's adjusted basis in its assets ("inside basis"). Over time, however, it is probable that changes in unit values and cost recovery deductions will cause the value of a unit to differ materially from the member's proportionate share of the inside basis.

Section 754 of the Internal Revenue Code permits a partnership to make an election that allows a transferee who acquires units either by purchase or upon the death of a member to adjust the transferee's share of the inside basis to fair market value as reflected by the unit price in the case of a purchase or the estate tax value of the unit in the case of an acquisition upon death of a member. Once the amount of the transferee's basis adjustment is determined, it is allocated among OTEC's various assets pursuant to Section 755 of the Internal Revenue Code.

A Section 754 election is beneficial to the transferee when the transferee's outside basis is greater than the transferee's proportionate share of the entity's inside basis. In this case, a special basis calculation is made solely for the benefit of the transferee that will determine the transferee's cost recovery deductions and the transferee's gain or loss on disposition of property by reference to the transferee's higher outside basis. The Section 754 election will be detrimental to the transferee if the transferee's outside basis is less than the transferee's proportionate share of inside basis.

If OTEC makes a Section 754, Treasury Regulations require OTEC to make the basis adjustments. In addition, these regulations place the responsibility for reporting basis adjustments on OTEC. OTEC must report basis adjustments by attaching statements to OTEC's partnership returns. In addition, OTEC is required to adjust specific partnership items in light of the basis adjustments. Consequently, amounts reported on the transferee's Schedule K-1 are adjusted amounts.

Transferee's are subject to an affirmative obligation to notify OTEC of their basis in acquired interests. To accommodate concerns about the reliability of the information provided, OTEC is entitled to rely on written representations of transferees concerning either the amount paid for the partnership interest or the transferee's basis in the partnership interest under Section 1014 of the Internal Revenue Code, unless clearly erroneous.

OTEC's Operating Agreement provides that its Board of Directors will determine whether or not a Section 754 election will be made. Depending on the circumstances, the value of units may be effected positively or negatively by whether or not OTEC makes a Section 754 election. If OTEC decides to make a
Section 754 election, the election will be made on a timely filed partnership income tax return and is effective for transfers occurring in the taxable year of the return in which the election is made. Once made, the Section 754 election is irrevocable unless the Internal Revenue Service consents to its revocation.

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Our Dissolution and Liquidation May Be Taxable to You, Unless Our Properties are
Distributed In-Kind

Our dissolution and liquidation will involve the distribution to you of the assets, if any, remaining after payment of all of our debts and liabilities. Upon dissolution, your units may be liquidated by one or more distributions of cash or other property. If you receive only cash upon the dissolution, gain would be recognized by you to the extent, if any, that the amount of cash received exceeds your adjusted basis in your units. No gain or loss will be recognized if we distribute our own property in a dissolution. However, since our primary asset will likely be the ethanol plant, it is unlikely that we will make a distribution in kind.

Reporting Requirement

Article 10 of the Operating Agreement contains the requirements for a valid transfer of membership units, including proper documentation and Board approval. In addition, the IRS requires a taxpayer who sells or exchanges a membership unit to notify OTEC in writing within thirty days or, for transfers occurring on or after December 16 of any year, by January 15 of the following year. Although the IRS reporting requirement is limited to "Section 751(a) exchanges," which is the sale or exchange of a member's interest in OTEC, part or all of such interest being attributable to (1) unrecognized receivables of OTEC, or (2) inventory items of OTEC, it is likely that any transfer of a OTEC membership unit will constitute a Section 751(a) exchange because of the likelihood that at least part of the transferred interest will be attributable to unrealized receivables or inventory items. The written notice required by the IRS must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor and, if known, of the transferee and the exchange date. Currently the IRS imposes a penalty of $50 for failure to file the written notice unless reasonable cause can be shown.

OTHER TAX MATTERS

Tax Information To Members; Consistent Reporting

OTEC will be required to provide each member with a Schedule K-1(or authorized substitute therefore) on an annual basis. Harsh penalties are provided for failure to do so unless reasonable cause for the failure is established.

Each member's Schedule K-1 will set out the holder's distributive share of each item of income, gain, loss, deduction or credit that is required to be separately stated. Each member must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8062, "Notice of Inconsistent Treatment or Administrative Adjustment Request" with the original or amended return in which the inconsistent position is taken.

Audit of Income Tax Returns

The IRS may audit OTEC's tax returns and may disagree with the tax positions taken on such returns. If challenged by the IRS, the tax positions taken on the returns may not be sustained by the courts. An audit of OTEC's tax returns could lead to separate audits of the members' tax returns, which could result in adjustments attributable to items that may or may not be related to OTEC.

IRS Audit Procedures

Prior to 1982, regardless of the size of a partnership, adjustments to a partnership's items of income, gain, loss, deduction, or credit had to be made in separate proceedings with respect to each partner individually. Because a large partnership sometimes has many partners located in different audit districts, adjustments to items of income, gains, losses, deductions, or credits of the partnership had to be made in numerous actions in several jurisdictions, sometimes with conflicting outcomes.

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The Tax Equity and Fiscal Responsibility Act of 1982 established unified audit rules applicable to most partnerships. These rules require the tax treatment of all "partnership items" to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by regulations. Sine OTEC will be taxed as a partnership, these rules are applicable to OTEC and its unit holders.

The IRS may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. But the IRS must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his or her own separate tax liability. Any partner also has a right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement.

IRS rules establish the "Tax Matters Partner" as the primary representative of a partnership in dealings with the IRS. The Tax Matters Partner must be a "member-manager," which is defined as a member who, alone or together with others is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. In OTEC's case, this will likely be a designated member of the Board. The IRS generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addressees are furnished to the IRS. For partnerships with more than 100 partners, however, the IRS generally is not required to give notice to any partner whose profit interest is less than one percent. After the IRS makes an administrative adjustment, the Tax Matters Partner (and, in limited circumstances, other partners) may file a petition for readjustment of partnership items in the Tax Court, the district court in which the partnership's principal place of business is located, or the Claims Court.

New Elective Procedures for Large Partnerships

The Taxpayer Relief Act of 1997 contains an elective provision under which the income tax reporting and IRS auditing of partnerships of more than 100 partners are streamlined. The statute reduces the number of items that must be separately stated on the Schedules K-1 that are issued to the partners which will ease the burden on their tax preparers.

If the election is made, IRS audit adjustments generally will flow through to the members for the year in which the adjustment takes effect. However, the entity may elect to pay an imputed underpayment that is calculated by netting the adjustments to the income and loss items of the entity and multiplying that amount by the highest tax rate, whether individual or corporate. A member may not file a claim for credit or refund of his or her allowable share of the payment.

Timing adjustments are made in the year of audit in order to avoid adjustments to multiple years where possible. In addition, the entity, rather than the members individually, generally is liable for any interest and penalties that result from a partnership audit adjustment. Penalties, such as the accuracy and fraud penalties, are determined on a year-by-year basis, without offsets, based on an imputed underpayment. Any payment for Federal income taxes, interest, or penalties that an electing large partnership is required to make, is nondeductible.

Under the electing large partnership audit rules, a member is not permitted to report any partnership items inconsistently with the partnership return,, even if the member notifies the IRS of the inconsistency. The IRS may treat a partnership item that was reported inconsistently by a partner as a mathematical or clerical error and immediately assess any additional tax against that member. The IRS is not required to give notice to individual members of the commencement of an administrative proceeding or of a final adjustment. Instead, the IRS is authorized to send notice of a partnership adjustment to the entity itself by certified or registered mail. An administrative adjustment may be challenged in the Tax Court, the district court in which the entity's principal place of business is located, or the Claims Court. However, only the partnership, and not the partners individually, can petition for a readjustment of partnership items.

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We will review the new large partnership procedures with our legal counsel and certified public accountants to determine whether it appears advantageous to elect to be subject to the new procedures.

Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties

If we incorrectly report your distributive share of our net income, such incorrect reporting may cause you to underpay your taxes. If it is determined that you underpaid your taxes for any taxable year, you must pay the amount of taxes you underpaid plus interest on the underpayment and possibly certain penalties from the date the tax was originally due. Under recent law changes, the accrual of interest and penalties may be suspended for certain qualifying individual taxpayers if the IRS does not notify you of amounts owing within 18 months of the date you filed your income tax return. The suspension period ends 21 days after the IRS sends the required notice. The rate of interest is compounded daily and is adjusted quarterly.

Under Section 6662 of the Internal Revenue Code, penalties may be imposed relating to the accuracy of tax returns that are filed. A 20% penalty is imposed with respect to any "substantial understatement of income tax" and with respect to the portion of any underpayment of tax attributable to a "substantial valuation misstatement" or to "negligence." All of those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.

The IRS may impose a 20% penalty with respect to any underpayment of tax attributable to negligence. An underpayment of taxes is attributable to negligence if such underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless, or intentional disregard of the federal income tax rules or regulations. In addition, regulations provide that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer's return will not necessarily prevent the imposition of the negligence penalty.

State and Local Taxes

In addition to the federal income tax consequences described above, you should consider the state and local tax consequences of an investment in OTEC. You may be subject to state an local taxes that may be imposed by various jurisdictions in which you reside or in which OTEC does business or owns property. You may be required to file state and local income tax returns and pay state and local income tax in these jurisdictions. This prospectus makes no attempt to summarize the state and local tax consequences to an investor. You are urged to consult your own tax advisor regarding your state and local tax obligations.

Self-Employment Tax

The tax code and Treasury Regulations provide that general partners are subject to self-employment tax on their distributive share of partnership income and that limited partners who do not render services to the partnership are not subject to self-employment tax. Neither the tax code nor the Treasury Regulations address the treatment of limited liability company unit holders for self-employment tax purposes. Proposed Regulations, however, were issued in 1997 that provide generally for imposition of the self-employment tax on limited liability company unit holders only if they have personal liability for the company's obligations, have authority to contract on behalf of the company, or participate in the company's business for more than 500 hours each year. Few, if any, of OTEC's unit holders will be subject to self-employment tax under this test. The status of the Proposed Regulations is uncertain because they were subject to a Congressional moratorium that ended July 1, 1998 and the IRS has not taken steps to finalize them.

Fringe Benefits

Fringe benefits paid to members who are also employed by OTEC may be treated less favorably for tax purposes than fringe benefits paid to employees who are not members of OTEC.

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                        SUBSCRIPTION TO MEMBERSHIP UNITS

The Offer

We are hereby offering a maximum of 24,000 and a minimum of 18,000 membership units of Oregon Trail Ethanol Coalition, L.L.C. at an offering price of $1,000 per unit. We intend to use the proceeds of this offering to construct an ethanol plant and to operate the plant as a going concern. A minimum purchase of 5 membership units (minimum investment of $5,000) is required.

Offering Price

The $1,000 per unit purchase price has been determined by OTEC without an independent valuation of the membership units. We established the offering price based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the membership units. The membership units may have a value significantly less than the offering price and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.

Plan of Distribution

We will not begin offering any membership units to potential investors until the SEC and, with respect to any particular state, the respective state securities regulatory authority declare our Registration Statement effective.

Subject to the requirements of the Securities Act and applicable blue sky laws, we plan to promote the offering by issuing a press release, and advertising in newspapers or other media in Nebraska, Kansas, Missouri, Colorado, North Dakota and South Dakota. We may also mail our press release and prospectuses to certain bankers and grain elevators and cooperatives in the same states.

We also plan to hold one or more informational meetings for potential investors at various locations in or near Davenport and South Central Nebraska, as well as surrounding states. Attendance at the meeting will not be required to purchase the membership units offered in the prospectus. The informational meetings are intended to give investors an opportunity to ask questions of OTEC and, if they choose, to bring their legal or financial advisors to ask questions and obtain information about our business. All attendees at the informational meeting will receive a prospectus.

We intend to offer and sell our membership units in Nebraska, Kansas, North Dakota, Iowa, Minnesota, Colorado, Missouri and South Dakota. We may also sell to certain investors in selected other states. We must obtain approval or rely on an exemption from these state securities' regulatory authorities, and from the authorities in any other state that we may offer or sell the membership units.

We are registered as an Issuer-Dealer in the State of Nebraska and we will sell our membership units within the State of Nebraska through our Board of Directors who will be the principal persons involved in selling the units. Our directors and officers will offer and sell the securities in all states in which we offer our securities, including, without limitation, Nebraska, South Dakota, Kansas, Minnesota, Missouri Colorado, Iowa and North Dakota.

We will not pay our directors any commissions or other remuneration in connection with any sales. Our directors have no relationship to any broker-dealer. We consider these individuals not to be brokers under the Securities Exchange Act of 1934 because they have not been, and will not be in the business of effecting transactions in securities for the accounts of others. Their participation in our offering of securities is limited to this transaction, and not part of a general business of effecting securities transactions. Each of these individuals has substantial operational responsibilities. They have not, and will not receive any compensation or commissions on account of their participation in the sales of our securities.

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We also believe our directors are not brokers or associated persons of brokers under Rule 3a4-1 of the Exchange Act for the following reasons:

     . Each performs substantial duties for us, and will continue to do so after the offering;
     . Each is not subject to a statutory disqualification under the Exchange Act at the time of his participation in the sale of our securities;
     . Each will not be compensated for his participation in the sale of our securities by the payment of a commission or other remuneration based either directly or indirectly on transactions in securities;
     . Each has not been, for the past twelve months, and is not presently an associated person of a broker or dealer; and
     . Each has not participated in the offering of securities for any issuer more than once every 12 months.

We reserve the right to pay a finder's fee to a registered broker-dealer in connection with the sale of membership units in accordance with applicable laws, and any such payment could increase our offering costs materially.

Underwriting

Pursuant to the Agency Agreement, Northland Securities will act as our underwriter on a best efforts basis in connection with the offer and sale of the units offered in this prospectus. Northland Securities is an underwriter under the Securities Act. A "best efforts" underwriting means that Northland Securities is not obligated to purchase any of the units offered.

Although, our directors and officers of OTEC will take primary responsibility for seeking and obtaining local community investment in the project, Northland Securities will advise and assist us with making presentations at informational meetings for prospective local investors. Northland Securities may also have face-to-face meetings with local investors and engage in direct communications and follow-up with the local investors. In addition to assisting our directors and officers with the local sales efforts, Northland Securities intends to offer and sell our membership units to larger financial and institutional investors outside of the local communities. With the possible exception of sales efforts in Omaha, Lincoln and other larger cities, it is unlikely that the OTEC directors and officers will have a primary role in any sales efforts outside of the local communities.

Under the Agency Agreement, we will compensate Northland Securities as follows:

     . 1.5833% of all proceeds raised in this offering from the sale of the units, which is due and payable on the date or dates that offering proceeds are released from escrow; and
     . .25% of all proceeds raised in this offering from the sale of the units, which is due and payable in nine monthly installments after successful commissioning of the ethanol plant.

By successful commissioning, we mean when ethanol production at the ethanol plant meets design specifications on a daily basis and all production meets the guarantees provided by engineers and contractors.

Northland Securities and all selected broker-dealers engaged by Northland Securities will comply with applicable National Association of Securities Dealers, Inc. regulations and applicable regulations under the Securities Act, the Securities Exchange Act and state securities laws. The commissions to be paid to any such selected broker-dealers will be at a rate to be determined by Northland Securities and shall be subject to and in accordance with NASD rules and regulations. Fees paid by Northland Securities to any broker-dealer may be deemed to be underwriting fees, and such broker-dealers may be deemed to be underwriters. Any commissions paid by Northland Securities to selected broker-dealers shall not result in any increased underwriting fees to OTEC.

We have agreed to indemnify Northland Securities for reasonable costs and expenses in connection with certain claims or liabilities, including certain liabilities under the Securities Act, as amended. We have also entered into a Financial Services Agreement with Northland Securities, pursuant to which it will assist us with developing and evaluating financing strategies and help us secure the debt financing that we need. See "Business--Development Services Providers" for additional information regarding the terms of our Financial Services Agreement. In addition, we may also agree to pay Northland Securities a yet to be determined fee for services it provides which are not covered under our existing agreements.

A Statement of Claim has been filed with the NASD against Northland Securities by Miller Johnson Steichen Kinnard, Inc. Miller Johnson alleges that Northland Securities violated its obligation under NASD conduct rules, aided and abetted breaches of fiduciary duty by former Miller Johnson employees, interfered with Miller Johnson's contracts with its employees, interfered with Miller Johnson's contractual and prospective economic relationships with customers, converted property of Miller Johnson to its own use, and engaged in unfair competition. Northland Securities has filed an Answer and Counterclaim and a Third Party Claim. This matter is in arbitration currently pending before NASD, and the discovery phase has commenced. Northland Securities believes the claims are without merit and intends to defend against the claims brought by Miller Johnson and to pursue its counterclaims vigorously. The Statement of Claim seeks recovery of approximately $30 million in damages which, if required to be paid in full by Northland Securities, could likely cause a significant disruption of the business and operations of Northland Securities and could prevent it from providing the services it is obligated to provide to us under the agreements.

Suitability

Investing in our membership units is highly speculative and very risky. Our membership units are suitable only as a long-term investment and only if you can bear a complete loss of your investment. Our membership units are suitable only for persons of adequate financial means. You can only invest if you can represent on your subscription application and agreement to OTEC that you meet one of the following suitability tests:

     (1) You have annual income from whatever source of at least $30,000 and a net worth of at least $50,000, exclusive of home, furnishings and automobiles; or

     (2) You have a net worth of at least $75,000, exclusive of home, furnishings and automobiles.

In addition, the investment of any investor cannot exceed 10% of the investor's net worth (excluding home, furnishings and automobiles). For husbands and wives purchasing jointly, the tests would be applied on a joint basis. Even if you represent you meet the suitability standards set forth above, the Board of Directors reserves the right to reject any subscription for any reason, including if the Board determines that the membership units are not a suitable investment for a particular investor. If you are investing through an IRA, Keogh or other pension or profit-sharing plan, you should carefully review such investment with you own tax advisor as you may not realize the tax benefits of such IRA, Keogh or plan.

There is no public trading market for the membership units and we do not expect any public market to develop for the units, which means that it will be difficult to sell them. In addition, our Operating Agreement significantly restricts the transferability of membership units and prohibits any sale or transfer without the consent of our Board of Directors. You should not buy these membership units if you need to quickly sell them in the future.

Method of Subscribing

In order to purchase our units investors must complete the subscription application and agreement and deliver an executed copy of the signature page to our Operating Agreement. In the subscription application and agreement, each investor must represent to us, among other things, that, he or she has:

     .    received our prospectus and any supplements,
     .    agrees to be bound by the Operating Agreement, and
     . understands that the membership units are subject to significant transfer restrictions.

The subscription application and agreement also requires information about the nature of ownership of the units, the investor's state of residence and taxpayer identification or social security number.

Payment in full of this subscription price for all membership units must be made by certified check, bank draft or money order payable to the order of Midwest Bank, N.A. - Escrow Agent for Oregon Trail Ethanol Coalition, L.L.C., upon submission of the subscription application and agreement. We will provide assistance, if desired, in wire-transfer of funds to the escrow agent.

You should deliver to us by mail or in person the completed required documents and check as follows:

                 By Mail:                              By Hand Delivery:
----------------------------------------   ---------------------------------------
Oregon Trail Ethanol Coalition, L.L.C.      Oregon Trail Ethanol Coalition, L.L.C.
            Box 267                                  102 West 6th Street
    Davenport, Nebraska 68335                    Davenport, Nebraska 68335

All subscriptions are subject to acceptance by OTEC and may be rejected by OTEC in its sole discretion. Upon our receipt of the required documents, we will accept or reject your subscription application. Our Board of Directors reserves the right to reject any subscription application. OTEC will promptly deposit all accepted subscription proceeds into the escrow account. If we reject your subscription application, we will return your application, check and signature page within 30 days. If we accept your subscription application, your check will be deposited in our escrow account at Midwest Bank, N.A.. We will hold your signature page to the Operating Agreement, and return it to you at either closing of the offering, or when the offering is terminated by the Board of Directors. In its discretion, the Board of Directors may agree in writing with a subscriber to amend the subscription application and subscription agreement regarding payment and escrow of fund terms.

Investors that may be deemed the beneficial owners of 5% or more and 10% or more of our issued and outstanding units may have reporting obligations under Section 13 and Section 16 of the Securities Exchange Act. Each investor who may become the beneficial owner of 5% or more of our units should consult their own counsel to determine what filing and reporting obligations he or she may have under the federal securities laws.

Escrow Procedures and Conditions to Closing

All proceeds from subscriptions for the units received in connection with subscription application that have been accepted, will be promptly deposited in an escrow account that we have established with Midwest Bank, N.A. as escrow agent under a written escrow agreement. We will not close on the offering until certain conditions to closing the offering are satisfied and we will promptly return your investment to you with interest, under the following scenarios:

     . If we determine in our sole discretion to terminate the offering prior to May 31, 2003; or

     . If we do not raise the $18,000,000 minimum by May 31, 2003, or by such later date, but no later than June 30, 2003, if our Board in it its sole discretion extends the offering to such date.

If we raise the minimum amount offered before the close of the offering, then 10% of your subscription proceeds may be released, in the sole discretion or our Board of Directors, to us from escrow. Upon the release of such funds from escrow, we will use the released proceeds to pay for site development costs, and will issue units to you for 10% of the units subscribed. We will not release the remaining 90% of your subscription funds until we secure a binding commitment agreement from one or more lenders for between $38,000,000 and $44,000,000 of debt financing (actual amount of debt financing depends on the amount of equity raised and projected costs) or such lesser or greater amount as the Board of Directors deems sufficient to complete construction and start-up of the plant; provided, however, the Board of Directors will not increase or decrease the amount of debt financing actually obtained by more than $1,500,000 below $38,000,000 (which equals $36,500,000) or above $44,000,0000 (which equals
$45,500,000).

If as of July 31, 2003, we do not secure a binding commitment agreement for debt financing between $38,000,000 and $44,000,000 (actual amount of debt financing depends on the amount of equity raised and projected costs) or such lesser or greater amount as the Board of Directors deems sufficient to complete construction and start-up of the plant; provided, however, the Board of Directors will not increase or decrease the amount of debt financing actually obtained by more than $1,500,000 below $38,000,000 (which equals $36,500,000) or above $44,000,0000 (which equals $45,500,000), we will promptly return the remaining 90% of your subscription proceeds with interest allocated on a pro rata basis.

If you decide to purchase units, you must submit 100% of the purchase price at the time of subscription. Once we accept your subscription application, your subscription is irrevocable and you will not be able to access any of your investment proceeds. You will earn interest on funds deposited in the escrow account only if we do not accept your subscription agreement and do not close on the offering (including the 10% of your subscription funds), or in the event, after accepting 10% of your subscription funds, we do not close on the remaining 90% of your subscription funds. If we close the offering, as accept all subscription funds, any interest earned on the escrow account will belong to us. We intend to invest all funds in the escrow account in either short-term certificates of deposit issued by a bank, short-term securities issued and guaranteed by the United States Government, or money market funds, including funds available through the escrow agent. All investments will accrue interest and allow immediate withdrawal of funds without premium or penalty. None of the funds will be invested in corporate equity or debt securities, repurchase agreements, bankers' acceptances, commercial paper, or municipal securities.

Once your funds are deposited in the escrow, you will not be able to retrieve them unless we do not close on the offering in accordance with the provisions described above.

Delivery of Certificates

If we satisfy all offering conditions, upon closing of the offering, we will issue certificates for the membership units subscribed for in this offering. Unless otherwise specifically provided in the subscription application and agreement, we will issue certificates for any subscription signed by more than one subscriber as joint tenants, with full rights of survivorship. We will imprint the certificates with a conspicuous legend referring to the restrictions on transferability and sale of the units.

Summary of Promotional and Sales Material.

In addition to and apart from this prospectus, we will use certain sales material in connection with this offering. The material may include a brochure, question-and-answer booklet, a speech for public seminars, invitations to seminars, news articles, public advertisements and audio-visual materials. In certain jurisdictions, such sales materials may not be available. Other than as described herein, we have not authorized the use of any other sales material. This offering is made only by means of this prospectus. Although the information contained in such sales materials does not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as a part of this prospectus or of the Registration Statement of which this prospectus is a part, or as incorporated in this prospectus or the Registration Statement by reference.

Purchases by Directors and Officers.

As of the date of this prospectus, at least 5 members of our Board of Directors have expressed an interest in purchasing additional membership units in this offering. All directors and officers electing to purchase additional membership units will be required to purchase the units in accordance with the terms of this prospectus. We do not anticipate the directors and officers as a group purchasing membership units representing more than 5% of the offered units. It is not the intent of the directors and officers, as a group, to own membership units comprising a majority of the outstanding membership units. The decision of the individual director or officer to purchase membership units in this offering, and the amount purchased, if any, will depend on his individual economic circumstances. OTEC will not loan any director or officer money to fund a purchase of membership units in this offering.

Directors and officers who want to purchase additional membership units of OTEC in this offering will be subject to all of the terms of the offering set forth in this prospectus and therefore, any purchase of membership units by directors or officers of OTEC will be counted towards the $18 million aggregate minimum offering amount. All directors and officers of OTEC who elect to purchase membership units in this offering are purchasing the securities for investment and not for resale.

                                  LEGAL MATTERS

The legality of the membership units offered by OTEC and certain tax matters will be passed upon for OTEC by Baird, Holm, McEachen, Pedersen, Hamann & Strasheim, which has acted as counsel to OTEC in connection with this offering.

                                     EXPERTS

The financial statements of Oregon Trail Ethanol Coalition, L.L.C. as of December 31, 2002 and December 31, 2001 and the related statements of operations, members' equity (deficit), and cash flows for the year ended December 31, 2002 and the periods August 16, 2001 (inception) through December 31, 2002 and December 31, 2001, appearing in this prospectus and registration statement have been audited by BKD, LLP, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                 TRANSFER AGENT

OTEC may serve as its own transfer agent and registrar, or it may engage the services of a third-party to act as transfer agent and registrar, depending on its evaluation of the cost and time-commitment to OTEC.

                             ADDITIONAL INFORMATION

OTEC has filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the membership units offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. For further information with respect to Oregon Trail Ethanol Coalition, L.L.C. and the membership units offered hereby, reference is made to the registration statement and the exhibits thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of such contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each such statement being qualified in all respects by such reference. A copy of the registration statement and the exhibits thereto may be inspected without charge at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Commission upon the payment of the fees prescribed by the Commission. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

We intend to provide our members with annual reports containing financial statements audited by an independent accounting firm and make available upon request quarterly reports containing unaudited financial data for the first three quarters of each fiscal year.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is an offer to sell, or a solicitation of offers to buy, shares of membership units only in jurisdictions where offers and sales are permitted.

                       Oregon Trail Ethanol Coalition, LLC
                        (A Development Stage Enterprise)

                  Accountants' Report and Financial Statements

                           December 31, 2002 and 2001

                                 [LOGO] BKD LLP

                       Oregon Trail Ethanol Coalition, LLC
                        (A Development Stage Enterprise)
                           December 31, 2002 and 2001

Contents

   Independent Accountants' Report.........................................F-1

   Financial Statements

      Balance Sheets.......................................................F-2

      Statements of Operations.............................................F-3

      Statements of Members' Equity (Deficit)..............................F-4

      Statements of Cash Flows.............................................F-5

      Notes to Financial Statements........................................F-6

                         Independent Accountants' Report

Board of Directors
Oregon Trail Ethanol Coalition, LLC
Davenport, Nebraska

We have audited the accompanying balance sheets of Oregon Trail Ethanol Coalition, LLC (a development stage limited liability company) as of December 31, 2002 and 2001 and the related statements of operations, members' equity (deficit), and cash flows for the year ended December 31, 2002, and the periods August 16, 2001 (inception) through December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oregon Trail Ethanol Coalition, LLC as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the year ended December 31, 2002, and the periods August 16, 2001 (inception) through December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.


                                              /s/ BKD, LLP
                                              ------------------------------

January 31, 2003, except for Note 6 as to which the date is March 25, 2003. Omaha, Nebraska

                       Oregon Trail Ethanol Coalition, LLC
                        (A Development Stage Enterprise)
                                 Balance Sheets
                           December 31, 2002 and 2001

                                                                        2002       2001
                                                                      --------   --------
Assets

   Current Assets
      Cash and cash equivalents                                       $ 66,501   $ 51,611
      Securities purchased under agreements to resell                  540,000         --
      Prepaid consulting fees                                          100,000         --
                                                                      --------   --------

         Total current assets                                          706,501     51,611
                                                                      --------   --------

   Property and Equipment, at cost
      Site development                                                  43,761         --
      Office equipment, net of accumulated depreciation; 2002 - $29      1,689         --
                                                                      --------   --------

                                                                        45,450         --
                                                                      --------   --------

   Deferred Offering Costs                                             170,742         --
                                                                      --------   --------

                                                                      $922,693   $ 51,611
                                                                      ========   ========

Liabilities and Members' Equity (Deficit)

   Current Liabilities
      Accounts payable                                                $ 32,756   $    157
      Deferred grant income                                                 --     75,000
                                                                      --------   --------

         Total current liabilities                                      32,756     75,157
                                                                      --------   --------

   Members' Equity (Deficit)
      Membership units, issued and outstanding December 31, 2002 -
         1,988 units, December 31, 2001 - 22 units                     955,401     11,000
      Deficit accumulated during the development stage                 (65,464)   (34,546)
                                                                      --------   --------

         Total members' equity                                         889,937    (23,546)
                                                                      --------   --------

                                                                      $922,693   $ 51,611
                                                                      ========   ========

See Notes to Financial Statements

                       Oregon Trail Ethanol Coalition, LLC
                        (A Development Stage Enterprise)
                            Statements of Operations
                           December 31, 2002 and 2001

                                                     August 16, 2001 (Inception)
                                       Year Ended       through December 31,
                                      December 31,   ---------------------------
                                          2002           2002        2001
                                      ------------     ---------   ----------

Revenue                                $      --       $      --   $       --

Operating Expenses
   General and administrative            137,398         205,034       67,636
                                       ---------       ---------   ----------

Operating Loss                          (137,398)       (205,034)     (67,636)
                                       ---------       ---------   ----------

Other Income
   Non-member contributions                1,500          34,100       32,600
   Grant                                  96,500          96,500           --
   Interest and other income               8,480           8,970          490
                                       ---------       ---------   ----------

      Total other income                 106,480         139,570       33,090
                                       ---------       ---------   ----------

Net Loss                               $ (30,918)      $ (65,464)  $  (34,546)
                                       =========       =========   ==========

Basic and Diluted Earnings (Loss)
   Per Membership Unit                 $  (24.64)      $  (71.26)  $(1,570.27)
                                       =========       =========   ==========

Weighted Average Membership Units
   Outstanding                           1,254.8          918.60         22.0
                                       =========       =========   ==========

See Notes to Financial Statements

                       Oregon Trail Ethanol Coalition, LLC
                        (A Development Stage Enterprise)
                     Statements of Members' Equity (Deficit)
                           December 31, 2002 and 2001

                                                   Deficit
                                                 Accumulated
                              Membership Units      During      Members'
                             -----------------   Development     Equity
                             Number    Amount       Stage      (Deficit)
                             -------------------------------------------

Initial member cash
   contributions                 22   $ 11,000    $     --      $ 11,000

Net loss                         --         --     (34,546)      (34,546)
                              -----   --------    --------      --------

Balance, December 31, 2001       22     11,000     (34,546)      (23,546)

Additional initial member
   cash contributions            14      7,000          --         7,000

Member cash contributions
   from private offering,
   net of offering costs
   of $38,599                 1,952    937,401          --       937,401

Net loss                         --         --     (30,918)      (30,918)
                              -----   --------    --------      --------

Balance, December 31, 2002    1,988   $955,401    $(65,464)     $889,937
                              =====   ========    ========      ========

See Notes to Financial Statements

                       Oregon Trail Ethanol Coalition, LLC
                        (A Development Stage Enterprise)
                            Statements of Cash Flows
                           December 31, 2002 and 2001

                                                                   August 16, 2001
                                                                 (Inception) through
                                                   Year Ended        December 31,
                                                  December 31,   --------------------
                                                      2002         2002        2001
                                                  ------------   ---------   --------
Operating Activities
   Net loss                                        $ (30,918)    $ (65,464)  $(34,546)
   Depreciation                                           29            29         --
   Changes in
      Accounts payable and accrued expenses            5,274         5,431        157
      Deferred grant income                          (75,000)           --     75,000
      Prepaid consulting fees                       (100,000)     (100,000)        --
                                                   ---------     ---------   --------

         Net cash provided by (used in)
            operating activities                    (200,615)     (160,004)    40,611
                                                   ---------     ---------   --------

Investing Activities
   Site development                                  (43,761)      (43,761)        --
   Purchase of repurchase agreement                 (540,000)     (540,000)        --
   Purchase of office equipment                       (1,718)       (1,718)        --
                                                   ---------     ---------   --------

         Net cash used in investing activities      (585,479)     (585,479)        --
                                                   ---------     ---------   --------

Financing Activities
   Gross proceeds from issuance of membership
      units                                          983,000       994,000     11,000
   Offering costs paid                              (182,016)     (182,016)        --
                                                   ---------     ---------   --------

         Net cash provided by financing
            activities                               800,984       811,984     11,000
                                                   ---------     ---------   --------

Increase in Cash and Cash Equivalents                 14,890        66,501     51,611

Cash and Cash Equivalents, Beginning of Period        51,611            --         --
                                                   ---------     ---------   --------

Cash and Cash Equivalents, End of Period           $  66,501     $  66,501   $ 51,611
                                                   =========     =========   ========

Supplemental Disclosure of Noncash Investing
   and Financing Activities
      Net increase in accounts payable incurred
         for offering costs                        $  27,325     $      --   $     --

See Notes to Financial Statements

                       Oregon Trail Ethanol Coalition, LLC
                        (A Development Stage Enterprise)
                          Notes to Financial Statements
                           December 31, 2002 and 2001

Note 1: Nature of Operations and Summary of Significant Accounting Policies

     Nature of Operations

          Oregon Trail Ethanol Coalition, LLC (the Company), a Nebraska Limited Liability Company, was formed August 16, 2001 and is presently located in Davenport, Nebraska. The Company has been organized to obtain equity investors and debt financing to construct, own and operate an ethanol plant with an annual production capacity of 40 million gallons in Thayer County, Nebraska. Construction is planned to begin in early 2003 and operations are expected to commence by June 30, 2004. The Company's products will include fuel grade ethanol and distiller grains. The Company expects to sell ethanol in limited markets throughout the United States and distiller grains in the surrounding counties in which it plans to operate.

          Since inception, the Company has devoted substantially all its efforts to organization, project feasibility and financing activities. Accordingly, the Company is in the development stage as it has not commenced operations and generated revenues.

          The Company is subject to the risks and uncertainties encountered by development stage enterprises. The Company's success will depend on management's ability to implement the Company's business plan. Even if the Company successfully implements its business plan, it may not succeed financially due to numerous other factors.

     Fiscal Reporting Period

          The Company has adopted a fiscal year ending December 31 for financial reporting.

     Non-Member Contributions and Grants

          The Company received certain non-recurring contributions from various local businesses and individuals in the surrounding communities to assist the Company in paying for its costs during the development stage. These contributions represent unconditional transfers from non-members and do not obligate the Company in any manner or give the contributors any future investment rights. Accordingly, such non-member contributions have been recognized as income by the Company.

          In September 2001, the Company received a $75,000 grant from The Nebraska Department of Agriculture (NDA). In September 2002, the Nebraska Cooperative Development Center made a grant to the Company amounting to $21,500. Each grant was made to assist the Company in paying for development stage expenses. The Company has recognized the amounts as income upon meeting the conditions of the grants, which generally included incurring qualified expenditures equal to or exceeding the amount of the grant. The amounts are included in other income on the accompanying statement of operations.

          The Company also received an NDA grant of $50,000 in December 2002 to be used to pay certain expenses, most of which related to the planned public offering described in Note 2. The Company has met the conditions of this grant and the amount has been reflected as a reduction of deferred offering costs described below.

                       Oregon Trail Ethanol Coalition, LLC
                        (A Development Stage Enterprise)
                          Notes to Financial Statements
                           December 31, 2002 and 2001

Note 1: Nature of Operations and Summary of Significant Accounting Policies - Continued

     Income Taxes

          The Company, as a limited liability company, is treated as a partnership for federal and state income tax purposes and does not incur income taxes. Under this type of organization, the Company's income and losses are passed through to the members based on their respective percentage of membership interest, and are taxed at the member level. Accordingly, no income tax provision has been reflected in the financial statements.

          Differences between the financial statement bases of assets and tax bases of assets of approximately $65,000 and $68,000 at December 31, 2002 and 2001, respectively, are related to capitalization and amortization of organization and start up costs for tax purposes, whereas these costs are expensed for financial statement purposes. There are no differences between the financial statement bases and tax bases of the Company's liabilities.

     Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents

          The Company considers all investments with original maturities of three months or less to be cash equivalents. At December 31, 2002 and 2001, cash equivalents consisted primarily of a money market account.

          The Company maintains its cash accounts at one financial institution. At times throughout the periods the Company's cash balances at individual institutions exceeded federally insured limits. The Company believes it is not exposed to any significant credit risk on cash.

     Property and Equipment

          Property and equipment are recorded at cost. The Company has and will continue to incur plant development costs that will be capitalized and depreciated if the project becomes viable. Depreciation will be computed using the straight-line method over the estimated useful lives of property and equipment from the date the assets are placed in service. Office equipment is depreciated using the straight-line method.

                       Oregon Trail Ethanol Coalition, LLC
                        (A Development Stage Enterprise)
                          Notes to Financial Statements
                           December 31, 2002 and 2001

Note 1: Nature of Operations and Summary of Significant Accounting Policies - Continued

     Offering Costs

          During the year ended December 31, 2002, the Company incurred certain costs directly related to efforts to raise equity financing. These costs were netted against the proceeds received as a result of the offerings. Total offering costs netted against member contribution proceeds amounted to $38,599 during the year ended December 31, 2002.

          The Company defers the costs incurred to raise equity financing until the financing occurs. At such time that the issuance of new membership units occurs, these costs are netted against the proceeds received; or if the equity financing does not occur, they will be expensed. Amounts totaling $170,742 (net of the previously described 2002 grant) relate to future equity financing activities and are included in other assets at December 31, 2002.

     Securities - Repurchase Agreements

          The Company has entered into purchases of securities under agreements to resell with Jefferson County Bank. The amounts advanced under these agreements represent short-term loans and are reflected as a receivable in the balance sheet. The securities underlying the agreements are book-entry securities. During the period, the securities were delivered by appropriate entry into a third-party custodian's account designated by the Company under a written custodial agreement that explicitly recognizes the Company's interest in the securities. This agreement matures on June 26, 2003. The Company policy requires that all securities purchased under agreements to resell be fully collateralized.

     Earnings Per Membership Unit

          For purposes of calculating basic earnings per membership unit, units subscribed and issued by the Company are considered outstanding on the effective date of issue. For purposes of calculating diluted earnings per membership unit, units subscribed for but not issued by the Company are also included in the computation of outstanding membership units.

          Effective July 3, 2002, the Board of Directors authorized a 2-for-1-membership unit split. All membership unit and per membership unit amounts presented in these financial statements have been restated to give effect to the unit split retroactively.

     Disclosure Regarding Fair Value of Financial Instruments

          For all financial instruments held by the Company, including cash, securities, interest receivable and accounts payable, the carrying amounts are reasonable estimates of fair value.

                       Oregon Trail Ethanol Coalition, LLC
                        (A Development Stage Enterprise)
                          Notes to Financial Statements
                           December 31, 2002 and 2001

Note 2: Members' Equity

          During May 2002, the Company completed a private offering of 1,952 membership units to accredited investors for $500 per unit, taking into consideration the 2-for-1 membership unit split as described in
          Note 1. In total, the Company sold 1,952 units and realized net proceeds of $937,401, net of offering costs of $38,599.

          The Company is using the net proceeds of the private offering in part to pay for costs associated with obtaining debt financing and a public equity offering. The Company intends to raise up to $24 million through the public offering of membership units and estimates total capital expenditures for the construction of the ethanol plant of approximately $62.5 million. The remaining funds for the construction project would be attained through debt financing. The purpose of these capital-raising activities is to raise sufficient capital to build the ethanol plant and commence operations. The Company filed an SB-2 registration statement in connection with the initial public offering. Proceeds of the offering are to be held in escrow until $18,000,000 is raised. Once $18,000,000 has been raised, the Company may withdraw 10% of the proceeds from escrow. The remainder of the proceeds will be released from escrow when the Company secures a binding commitment agreement for debt financing.

          There are significant transfer restrictions on transferability of membership units. The Company's operating agreement, as well as relevant portions of the Nebraska Limited Liability Company Act and regulations of the Internal Revenue Service (IRS) significantly restricts the transfer of the membership units. Unit holders cannot assign or transfer a membership unit without approval from the Company's Board of Directors and the transfer or assignment must comply with applicable Nebraska laws and IRS regulations.

          The Board of Directors will not approve transfers if the Board determines the transfer would cause the Company to be treated as a "publicly traded partnership." Any transfers of membership units in violation of the publicly traded partnership rules or without the prior consent of the Board of Directors will be null and void.

Note 3: Commitments

     Design-Build Agreements

          On February 4, 2002, the Company entered into a memorandum of understanding (MOU) with a design-build firm under which the Company expects to enter into a formal design-build agreement for construction of the ethanol plant described in Note 1. As set forth in the MOU, the parties are entering into a design build contract amounting to approximately $44.5 million dollars. The agreement sets forth the general nature and terms of the construction project, establishing the responsibilities of the parties involved, and includes a provision under which the general contractor would provide up to $4,000,000 of subordinated debt to the Company. The MOU is effective through February 4, 2003.

                       Oregon Trail Ethanol Coalition, LLC
                        (A Development Stage Enterprise)
                          Notes to Financial Statements
                           December 31, 2002 and 2001

Note 3: Commitments - Continued

     Design-Build Agreements - Continued

          In connection with this MOU, the parties entered into an agreement on January 7, 2003 under which the design-build contractor will perform certain preliminary engineering services for the proposed plant. The total cost for these services is estimated to be $450,000. A $45,000 down payment was made in January 2003 under the agreement.

     Consulting Agreement

          On December 30, 2002, the Company entered into a development service/consulting agreement with GreenWay Consulting, LLC to provide services in project coordination and development, design and construction, and assist in the initial plant operations. The Company will retain GreenWay Consulting for nine months after successful commissioning of the plant. The consulting services are to be performed in three phases with a total fee based on 3.67% of the total project capitalization, plus expenses. A $100,000 retainer was paid by the Company in December 2002 and is included in the accompanying balance sheet as prepaid consulting fees.

          On December 30, 2002, the Company entered into a financial service agreement with U.S. Bancorp Piper Jaffray (Piper Jaffray) to provide services on project financing and financial matters. The company's duties include assisting and advising the Company in developing and implementing strategies for financing needs, evaluating financial options, evaluating negotiations of debt financing, and provide credit analysis, submissions and presentations. Piper Jaffray will also assist the Company in connection with selling membership units as a part of the future public offering. The Company will retain Piper Jaffray for nine months after successful commissioning of the plant. The Company paid a retainer of $50,000 in December 2002, which amount is included in deferred offering costs in the accompanying balance sheet total. Fees to be paid under the agreement amount to 1.833% of the total project capitalization, as defined under the agreement, plus expenses.

Note 4: Site Development and Real Estate Options

          The Board of Directors has selected a site east of Davenport, Nebraska for the construction of the proposed ethanol plant. The total exercise price under the agreement is $365,000. Among other things, the agreement also provides for potential liquidated damages amounting to $130,000 if the core physical ethanol plant intrudes beyond a certain part of the property.

          Additionally, the Company has agreed to pay certain residents near the site a total of $40,000 for relocation expenses if the purchase option is exercised.

          The Company has entered into option agreements for a portion of the land to the immediate north of the site property. The total exercised price under these agreements is $22,250.

          The options for the above-described real estate all expire on June 30, 2003.

                       Oregon Trail Ethanol Coalition, LLC
                        (A Development Stage Enterprise)
                          Notes to Financial Statements
                           December 31, 2002 and 2001

Note 5: Future Change in Accounting Principles

          The Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Obligations Associated with the Retirement of Long-lived Assets (SFAS
          143) in August 2001 which is effective for the Company beginning January 1, 2003. SFAS 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated retirement cost. The Company expects that the provisions of SFAS 143 will not have a material impact on the Company's financial statements upon adoption.

          In June 2002, the FASB issued SFAS 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. The Company expects to adopt the provisions of SFAS 146 effective January 1, 2003 and does not expect the adoption will have a material impact on the financial statements of the Company.

          In December 2002, the FASB issued SFAS 148, Accounting for Stock-Based Compensation - Transition and Disclosure. SFAS 148 requires certain disclosures regarding stock based compensation, which the Company adopted in its December 31, 2002 financial statements. The adoption of the provisions of SFAS 148 did not have a material effect on the financial statements of the Company.

          In November 2002, the FASB issued Interpretation No. 45 (FIN 45), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. The Interpretation expands the existing disclosure requirements related to guarantees and clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligation is assumes under that guarantee. The disclosure requirements in this Interpretation are effective for periods ending after December 15, 2002 and the measurement principles are effective for guarantees issued after December 31, 2002. The Company expects that the provisions of FIN 45 will not have a material impact on the Company's financial statements.

          In January 2003, the FASB issued FIN 46, Consolidation of Variable Interest Entities. Under this interpretation, certain entities known as "variable interest entities" must be consolidated by the "primary beneficiary" of the entity. The measurement principles of the interpretation are effective for the Company for its year end December 31, 2003 and the Company does not expect the adoption will have a material impact on its financial statements.

                       Oregon Trail Ethanol Coalition, LLC
                        (A Development Stage Enterprise)
                          Notes to Financial Statements
                           December 31, 2002 and 2001

Note 6: Subsequent Events

     Change in Underwriter

          In March 2003, the Company's Board formally terminated the financial service and agency agreements with Piper Jaffray previously described in Note 3. The Company simultaneously entered into an agreement with Northland Securities (Northland) under a nearly identical agreement with the same essential terms. The unused portion of the $50,000 retainer, less a deduction of estimated expenses incurred in connection with the transfer, will be transferred to Northland Securities under the new agreement. Fees to be paid under the Northland agreement are the same as the Piper Jaffray agreement.

          As a result of this agreement, the Company must file a Post-Effective Amendment to its registration statement which will be reviewed by the U.S. Securities and Exchange Commission (SEC), and the change in placement agents for the Company's offering must receive appropriate regulatory approval from the National Association of Securities Dealers, Inc. (NASD). No further distribution of prospectuses, sales efforts, community meetings, marketing or advertising can occur until the Post-Effective Amendment is declared effective by the SEC and NASD regulatory approval is received.

     Proceeds from Public Offering

          As of March 18, 2003, the Company had raised $591,000 as part of its public offering described in Note 2. These funds are held in an escrow account at a bank until 18,000 units are sold as described in the prospectus.

                                                                      APPENDIX A

                                    AMENDED
                                      and
                                    RESTATED
                              OPERATING AGREEMENT
                                       of

                     OREGON TRAIL ETHANOL COALITION, L.L.C.
                      a Nebraska limited liability company

                            THIS OPERATING AGREEMENT
                  CONTAINS RESTRICTIONS ON TRANSFERABILITY OF
                              MEMBERSHIP INTERESTS

                     Oregon Trail Ethanol Coalition, L.L.C.

                                    AMENDED
                                      and
                                    RESTATED
                              OPERATING AGREEMENT

     THIS AMENDED AND RESTATED OPERATING AGREEMENT (this "Agreement") is made and entered into as of February 5, 2002 by Oregon Trail Ethanol Coalition, L.L.C. (the "Company"), a Nebraska limited liability company.

     In consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

1.1 "Act" shall mean the Nebraska Limited Liability Company Act, as amended from time to time.

1.2 "Affiliate" shall mean, in the case of any Person (the "Specified - Person"), any other Person (a) that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Specified Person, or (b) that is an officer, director, manager, or serves in a similar capacity with respect to, the Specified Person or an Affiliate of the Specified Person, or (c) of which the Specified Person is an officer, director, manager, or serves in a similar capacity.

1.3 "Agreement" shall mean this Operating Agreement, as originally executed or as amended, modified, supplemented or restated from time to time.

1.4 "Capital Account Balance" shall have the meaning set forth in Section 5.1.

1.5 "Capital Contribution" shall mean, in the case of any Member as of any date of determination, the aggregate amount of cash, property, or services rendered, or a promissory note or other binding obligation to contribute cash or property or to perform services that such Member shall have contributed to the Company on or prior to such date and a Member's share of any of the Company's liabilities as determined in accordance with the Code and Treasury Regulations (or, if such Member is not the original holder of the Interest of such Member, the Capital Contribution with respect to the Interest). In the event that any capital is returned to a Member, such Member's Capital Contribution shall be adjusted to reflect such return.

1.6 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute or subsequent codification or recodification of the federal income tax laws of the United States.

1.7 "Company" shall mean Oregon Trail Ethanol Coalition, L.L.C., a Nebraska limited liability company, as such limited liability company may from time to time be constituted, or any successor in interest for such limited liability company.

1.8 "Distribution" shall mean any distribution pursuant to Section 5.8 by the Company of cash to the Members or any Distribution in Kind.

1.9 "Distribution in Kind" shall have the meaning set forth in paragraph (b) of
Section 5.8.

1.10 "Interest" shall mean, in the case of any Member at any time, such Member's share of the Profits and Losses of the Company at such time and the right of such Member to receive distributions of Company assets to which such Member may be entitled as provided in this Agreement and applicable law, and the right of such Member to vote and participate in the management of the Company as provided in this Agreement.

1.11 "Losses" shall mean the net losses and deductions of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes.

1.12 "Director" shall mean one or more Persons elected by the Members to be members of the Board of Directors. The "Board of Directors" or "Board" shall manage the Company as provided in Article 6.

1.13 "Majority in Interest" or "Majority Vote" shall mean the affirmative vote of those Members holding more than fifty percent (50%) of the Percentage Interests. With respect to the Board, "Majority of the Board" or "Majority Vote" shall mean the affirmative vote of more than fifty percent (50%) of the Directors.

1.14 "Member" shall mean any Person who, at the time referenced, owns an Interest in the Company.

1.15 "Officer" shall mean a Member or other Person designated by the Board or Members as provided in Section 6.11.

1.16 "Person" shall mean an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an estate, an unincorporated organization or any other entity or a government or any department or agency thereof.

1.17 "Percentage Interest" means the percentage figure calculated by dividing the number of Units owned by the Member by the total number of Units outstanding.

1.18 "Pro Rata" means the ratio computed by dividing the Units of each Member to whom a particular provision of this Agreement is stated to apply by the aggregate of the Units of all Members to whom that provision is stated to apply.

1.19 "Profits" shall mean the net income and gains of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes. Profits includes taxable income, capital gain, and income exempt from taxation.

1.20 "Publicly Traded Partnership" shall mean a partnership whose interests are traded on an established securities market, or are readily tradable on a secondary market (or the substantial equivalent thereof).

1.21 "Qualified Matching Service Program" shall mean a matching service that satisfies the requirements of a qualified matching service within the meaning of Treasury Regulation Section 1.7704-1(g)(2), as amended from time to time, during limited time periods specified and approved by Board from time to time, in its sole discretion.

1.22 "Super-Majority Vote" or "Two-Thirds Majority" shall mean the affirmative vote of those Members holding more than Two-Thirds (2/3) of the Percentage Interests. With respect to the Board, "Super-Majority Vote" or "Two-Thirds Majority" shall mean the affirmative vote of more than two-thirds (2/3) of the Directors.

1.23 "Transfer" or derivations thereof, of a Unit or Interest means, as a noun, the sale, assignment, exchange, pledge, hypothecation or other disposition of a Unit or Interest, or any part thereof, directly or indirectly, or the sale, assignment, exchange, pledge, hypothecation, or other disposition of a controlling interest in the equity securities of a Member, and as a verb, voluntarily to transfer, sell, assign, exchange, pledge, hypothecate or otherwise dispose of.

1.24 "Treasury Regulations" shall mean the regulations of the United States Department of the Treasury pertaining to the income tax, as from time to time in force.

1.25 "Units" means equal units of the entire ownership interest of all Members of the Company, and all rights and liabilities associated therewith, at any particular time, including, without limitation, rights to distributions (liquidating or otherwise), allocations, information, and consent or approve.

1.26 "Value" shall mean, with respect to any Distributions, if cash, the amount of such cash, or if not cash, the value of such Distribution calculated pursuant to paragraph (e) of Section 5.8.

                                   ARTICLE II
                            STRUCTURE OF THE COMPANY

2.1 Formation. The parties to this Agreement have organized a limited liability company under the provisions of the Act by delivering Articles of Organization to the Secretary of State of the State of Nebraska for filing. The Board may take such further actions as it deems necessary or advisable to permit the Company to conduct business as a limited liability company in any jurisdiction. The rights and liabilities of the Members under this Agreement shall be as provided by Nebraska law.

2.2 Name. The name of the Company shall be Oregon Trail Ethanol Coalition, L.L.C., or any other name permitted by the Act as the Members shall afterwards designate by appropriate amendment to the Company's Articles of Organization.

2.3 Principal Office. The principal office of the Company shall be at 426 Lincoln Avenue, Hebron, Nebraska 68370 or such place as the Board may, from time to time, designate by appropriate amendment to the Company's Articles of Organization. The Board may establish additional places of business for the Company when and where required by the business of the Company.

2.4 Initial Members. The names, addresses, Capital Contributions and number of Units held by the initial Members of the Company are set forth on Appendix A.

2.5 Membership Units. Ownership rights in the Company are evidenced by Units. Upon the Super-Majority Vote of the Board, the Board may create different classes of Units or groups of Members that have different rights, powers and duties. Upon the creation of such different classes of Units or groups of Members, the Board shall amend this Agreement to reflect the different rights, powers and duties of such new class or group and the Membership Register to reflect the issuance of any class of Units to existing or new Members.

2.6 New Members. New Members of the Company may be admitted upon: (a) the Majority Vote of the Board approving: (i) the admission of the new Member, and
(ii) the amount of the Capital Contribution to be made by the new Member; (b) payment of such Capital Contribution to the Company; and (c) the new Member's signing an Addendum to this Agreement agreeing to be bound to its terms. Upon admission of a new Member, the Membership Register will be amended to reflect the additional Member.

2.7 Membership Register. The Company shall maintain a membership register (the "Membership Register") at its principal office or by a duly appointed agent of the Company setting forth the name, address, Capital Contributions, number of Units held by and Percentage Interest of each Member which shall be modified from time to time as Transfers occur or as additional Units are issued pursuant to the provisions of this Agreement.

2.8 Fiscal Year. The fiscal year of the Company shall begin on January 1 and end on December 31 of each year. The Board may change the Company's fiscal year upon the affirmative vote of a Majority of the Board. The fiscal year in which the Company shall terminate shall end on the date of termination of the Company.

2.9 No Partnership. The Directors and the Members intend that as a result of this Agreement: (i) the Company not be a partnership (including, without limitation, a limited partnership) or joint venture for any purposes other than federal and state tax purposes, (ii) no Member or Director be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and (iii) this Agreement may not be construed to suggest otherwise. This Section 2.9 does not prohibit any Member or Director, in his individual or independent capacity, from being associated with another Member or another Person.

2.10 Intent of this Agreement.

     (a) The parties to this Agreement have reached an understanding concerning various aspects of (i) their business relationship with each other and (ii) the organization and operation of the Company and its business. They wish to use rights created by statute to record and bind themselves to that understanding.

     (b) The parties intend for this Agreement to control, to the extent stated or fairly implied, the business and affairs of the Company, including the Company's governance structure and the Company's dissolution and winding up, as well as the relations among the Company's Members.

2.11 Advice of Counsel. Each Person signing this Agreement: (a) understands that this Agreement contains legally binding provisions; (b) has had the opportunity to consult with that Person's own lawyer; and (c) has either consulted that lawyer or consciously decided not to consult a lawyer.

                                  ARTICLE III
                            BUSINESS OF THE COMPANY

The Company may engage in any lawful business, other than banking or insurance. The Agreement shall be construed in light of such purpose.

                                   ARTICLE IV
                             CAPITAL CONTRIBUTIONS

4.1 Initial Paid-In Capital. The initial Members listed on Appendix A shall have contributed the cash to the capital of the Company as set forth therein. Capital Contributions for new Members accepted by the Board, from time to time, shall be made by each new Member as determined by the Board in its sole discretion.

4.2 Additional Capital Contributions. No Member shall be required to make any additional contributions to the capital of the Company. No Member shall be obligated to satisfy any negative Capital Account Balance, except to the extent expressly set forth in this Agreement or in the Articles of Organization. No Member shall be paid interest on any Capital Contribution.

4.3 [Reserved for future use.]

4.4 Withdrawal or Reduction of Members' Capital Contributions. The withdrawal or reduction of Members' contributions to the capital of the Company shall be governed by Section 21-2619 of the Act, as amended from time to time; provided, however:

     (a) No Member has the right to withdraw all or any part of his Capital Contribution or to receive any return on any portion of his Capital Contribution, except as may be otherwise specifically provided in this Agreement. Under circumstances involving a return of any Capital Contribution, no Member has the right to receive property other than cash.

     (b) No Member shall have priority over any other Members, either as to the return of Capital Contributions or as to Losses and Profits, or distributions, except as otherwise provided herein.

4.5 Loans from Directors and Members. The Company may borrow money from and enter into other transactions with any Director or Member. Borrowing from or engaging in other transactions with one or more Directors or Members does not obligate the Company to provide comparable opportunities to other Directors or Members. Any loan made by a Director or Member to the Company shall be evidenced by a promissory note made payable from the Company to such Director or Member. Loans by a Director or Member to the Company shall not be considered Capital Contributions and shall be repaid pursuant to Section 5.8(a) below.

4.6 Loans by Company to Members. Unless otherwise approved by the Board of Directors, the Company will not make any loans to Members. Notwithstanding the foregoing or anything in this Agreement to the contrary, the Company shall not, directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any Director or Officer of the Company.

                                   ARTICLE V
                         ALLOCATIONS AND DISTRIBUTIONS

5.1 Capital Accounts. A "Capital Account" shall be established for each Member on the books of the Company and maintained in accordance with Section 1.704-1(b)(2) of the Treasury Regulations, as amended from time to time.

     (a) To each Member's Capital Account there shall be credited:

          (i) the cash and the Value of any property other than cash contributed by such Member to the capital of the Company;

          (ii) such Member's allocable share of Profits, and any items of income or gain which are specially allocated to the Member; and

          (iii) the amount of any Company liabilities assumed by such Member of which are secured by any property of the Company distributed to such Member.

     The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note shall not be credited to the Capital Account of any Member until the Company makes a taxable disposition of the note or until (and only to the extent) principal payments are made on the note.

     (b) To each Member's Capital Account there shall be debited:

          (i) the amount of cash and the Value of any property other than cash distributed to such Member pursuant to Section 5.8;

          (ii) such Member's allocable share of Losses and any items of expense or loss which are specially allocated to the Member; and

          (iii) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

Provided; however, all of the foregoing to be determined in accordance with the rules set forth in Section 1.704-1(b)(2)(iv) of the Treasury Regulations, as amended from time to time.

5.2 Allocations and Distributions. Except as may be required by section 704 (b) and (c) of the Code and the applicable Treasury Regulations or under Section 5.5 below, all items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Members, and distributions shall be made, in accordance with this Article 5.

5.3 Allocations of Income, Gain, Loss, Deductions, and Credits. All items of income, gain, loss, deductions, and credits for a fiscal year shall be allocated to the Members ratably in proportion to their Percentage Interests.

5.4 Allocation of Gain or Loss Upon the Sale of All or Substantially All of the Company's Assets.

     (a) Allocation of Gain. Any income or gain from the sale or exchange of all or substantially all of the Company's assets shall be allocated, first, to those Members with capital account balances less than the amounts of their respective Capital Contributions that have not previously been distributed, that amount of income or gain, if any, necessary to increase their capital account balances to the amount of their Capital Contributions not previously distributed; and thereafter, the remaining income or gain, if any, shall be allocated to the Members, ratably in proportion to their Percentage Interests.

     (b) Allocation of Loss. Any loss from the sale or exchange of all or substantially all of the Company's assets shall be allocated, first, so as to equalize the capital account balances of all Members holding the same number of Units, and thereafter, the remaining losses shall be allocated to the Members, ratably in proportion to their Percentage Interests.

5.5 Regulatory Allocations and Allocation Limitations. Notwithstanding the preceding provisions for allocating income, gains, losses, deductions and credits, the following limitations, regulatory allocations and contingent reallocations are intended to comply with applicable income tax Treasury Regulations under Section 704(b) of the Code and shall be so construed when applied. The defined terms used below shall have the meaning set forth in the applicable section of the Code or Treasury Regulations and the terms "Member" and "Company" shall mean "partner" and "partnership" with respect to this application of such definitions to this section.

     (a) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Section 5.5, if there is a net decrease in Company Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in accordance with Section 1.704-2(f)(1) of the Treasury Regulations in an amount equal to such Member's share of the net decrease in Company Minimum Gain (determined in accordance with Section 1.704-2(g)(2) of the Treasury Regulations). This Section 5.5(a) is intended to comply with the minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith.

     (b) Member Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Section 5.5, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Company fiscal year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with
Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2)
of the Treasury Regulations. This Section 5.5(b) is intended to comply with the minimum gain chargeback requirements in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

     (c) Qualified Income Offset. In the event a deficit balance in a Member's capital account in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company pursuant to any provision of this Operating Agreement and (ii) the amount such Member is deemed to be obligated to contribute pursuant to the penultimate sentences of Section 1.704-2(g)(1)(ii) and 1.704-2(i)(5) of the Treasury Regulations, is caused or increased because a Member receives an adjustment, allocation, or distribution described in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, such Member will be allocated items of Company income and gain in an amount and manner sufficient to eliminate such deficit balance or such increase in the deficit balance, as quickly as possible, to the extent required in the Treasury Regulations. This Section 5.5(c) is intended, and shall be so construed, to provide a "qualified income offset" within the meaning of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

     (d) Gross Income Allocations. In the event that a deficit balance in a Member's Capital Account at the end of any fiscal year is in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company under this Operating Agreement and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations (S)(S) 1.704-2(g)(1)(ii) and 1.704-2(i)(5), the Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section 5.5(d) shall be made only if and to the extent that the Member would have a deficit balance in its Capital Account in excess of such sum after all other allocations provided for in this Section have been made as if Section 5.5(c) and this Section 5.5(d) were not in this Operating Agreement.

     (e) Nonrecourse Deductions. Nonrecourse Deductions shall be specially allocated to the Members in proportion to the allocation of Losses under Section 5.4.

     (f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Treasury Regulations.

     (g) Members' Shares of Excess Nonrecourse Debt. The Members' shares of excess Company Nonrecourse Debt within the meaning of Section 1.752-3(a)(3) of the Treasury Regulations shall be determined in accordance with the manner in which it is reasonably expected that the deductions attributable to such Company Nonrecourse Debt will be allocated.

     (h) Curative Allocations. The allocations set forth in subsections (a),
(b), (d), and (d) (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations under Section 704(b). Notwithstanding any other provision of this Article 5 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain or loss among the Members so that, to the extent possible, the net amount of allocations of such items of income, gain or loss and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred. For this purpose, future Regulatory Allocations under Section 5.5(a) and (b) shall be taken into account that, although not yet made, are likely to offset other Regulatory Allocations made under Section 5.5(f) and (g).

5.6 Proration of Allocations. All income, gains, losses, deductions and credits for a fiscal year allocable with respect to any Members whose Units may have been transferred, forfeited, reduced or changed during such year should be allocated based upon the varying interests of the Members throughout the year. The precise manner in which such allocations are made shall be determined by the Board of Directors in its sole discretion and shall be a manner of allocation, including an interim closing of the books, permitted to be used for federal income tax purposes.

5.7 Consent to Allocation. Each Member expressly consents to the methods provided herein for allocation of the Company's income, gains, losses, deductions and credits.

5.8 Distributions.

     (a) The Board of Directors shall determine, in its sole discretion, whether to distribute or retain all or any portion of the Profits. The Directors may distribute cash to the Members irrespective of Profits. All cash distributions shall be made to the Members in accordance with paragraph (c) of this Section
5.8. Provided, however, no Member has a right to any distribution prior to the dissolution of the Company without the approval of the Board.

     (b) The Board may agree to distribute to the Members in kind any property held by the Company. Any such distribution of property shall be referred to herein as a "Distribution in Kind." The value of any such Distribution in Kind at the time of such distribution shall be determined in accordance with paragraph (d) of this Section 5.8 and such distribution shall be made to the Members in accordance with paragraph (c) of this Section 5.8. Distributions in Kind, made pursuant to this paragraph (b), shall be subject to such restrictions and conditions as the Board shall have determined are necessary or appropriate in order for such distributions to be made in accordance with applicable law.

     (c) Any distribution of Profits in accordance with this Section 5.8, and any distribution, other than Profits, of cash pursuant to paragraph (a) of this
Section 5.8 or Distribution in Kind pursuant to paragraph (b) of Section 5.8, shall be made to the Members according to their Percentage Interests.

     (d) The Value of any Distribution in Kind as of any date of determination (or in the event such date is a holiday or other day that is not a business day, as of the next preceding business day) shall be the estimated fair market value of any property distributed, as determined by the Board of Directors in its sole discretion.

     (e) All distributions are subject to set-off by the Company for any past-due obligation of the Members to the Company.

     (f) Members shall not receive salaries or compensation from the Company solely in their capacities as Members or for the use of their capital.

5.9 Other Allocation Rules. For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board, using any permissible method under Section 706 of the Code and the Treasury Regulations thereunder.

5.10 Compliance with Section 704(b) of the Code. The provisions of this Article as they relate to the maintenance of Capital Accounts are intended, and shall be construed, and, if necessary, modified to cause the allocations of profits, losses, income, gain and credit pursuant to Article V to have substantial economic effect under the Treasury Regulations promulgated under Section 704(b) of the Code, in light of the distributions made pursuant to Articles V and XI and the contributions made pursuant to Article IV. Notwithstanding anything herein to the contrary, this Agreement shall not be construed as creating a deficit restoration obligation or otherwise personally obligate any Member or Transferee to make a contribution in excess of the initial contribution or additional contribution agreed to by a Majority in Interest of the Members of the Company.

5.11 Transfer of Capital Accounts. In the event all or a portion of an Interest in the Company is Transferred in accordance with the terms of the Articles of Organization and this Agreement, the transferee shall succeed to that portion of the Capital Account of the transferor which is allocable to the transferred Interest.

5.12 Income Tax Consequences. The Members are aware of the income tax consequences of the allocations made by this Article 5 and hereby agree to be bound by the provisions of this Article 5 in reporting their shares of Company income and loss for income tax purposes.

                                   ARTICLE VI
                           MANAGEMENT OF THE COMPANY

6.1 Management.

     (a) The Company shall be managed by a Board of Directors elected by the Members (in accordance with Section 6.1(c)). All powers of the Company shall be exercised by or under the authority of, and the business affairs of the Company managed under the direction of the Board of Directors in accordance with this Agreement. Individual Directors or Officers designated by the Board from time to time may act for or on behalf of the Company and execute all agreements on behalf of the Company and otherwise bind the Company as to third parties without the consent of the Members or remainder of the Board of Directors; provided, however, that with respect to those issues requiring approval of the Members under the Act or as set forth in this Agreement, such approval must first be obtained; provided, further, that the affirmative vote of a Majority of the Board shall be required for (a) incurring any indebtedness or expense in excess of $50,000 other than in the ordinary course of business; (b) pledging, mortgaging, encumbering or granting any lien on any assets of the Company other than in the ordinary course of business; or (c) purchasing any asset or making capital expenditures in excess of $50,000.

     (b) The salaries and other compensation, if any, of the Directors for management services shall be fixed annually by a Super Majority Vote of the Board. A Board decision on this matter may be changed by a Super Majority Vote of the Members at any duly-called annual or special meeting.

     (c) The initial Board of Directors shall be comprised of nine (9) members who shall be elected at the annual meeting of the Members by the Members in accordance with Section 8.2 of this Agreement. The Board of Directors shall be divided into three classes, Class I, Class II, and Class III, with each class consisting of three (3) directors. Duly elected and qualified Class I directors shall serve until the 2004 annual meeting of Members and, thereafter, the terms of the Class I directors shall extend until the third succeeding annual meeting after each election of such directors. Duly elected and qualified Class II directors shall serve until the 2005 annual meeting of Members and, thereafter, the terms of Class II directors shall extend until the third succeeding annual meeting after each election of such directors. Duly elected and qualified Class III directors shall serve until the 2006 annual meeting of Members and thereafter, the terms of Class III directors shall extend until the third succeeding annual meeting after each election of such directors. Each Director shall be a Member or an Affiliate of a Member. Directors need not be residents of the State of Nebraska.

     (d) Nominations for election to the Board of Directors may be made by the Board of Directors, the nominating committee, or by any Member entitled to vote for the election of Directors. Nominations, other than those made by or on behalf of the Board of Directors or the nominating committee, shall be made in writing and shall be delivered or mailed to the Secretary of the Company or to the chairman of the nominating committee, no earlier than the first day of the October preceding the annual meeting and no later than the last day of the March preceding the annual meeting; or, in the event of a special meeting of Members, not later than the close of the fifteenth day following the day on which notice of the meeting is first mailed to Members. Each nomination shall contain such information about the nominee which shall be deemed appropriate, from time to time, by the nominating committee. Each nomination shall be accompanied by the written consent of each nominee to serve as a Director of the Company if so elected. At the meeting of Members, the Chairman of the Board shall declare out of order and disregard any nomination not presented in accordance with this section.

6.2 Authority of the Board of Directors. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Agreement, and except as limited, restricted or prohibited by the express provisions of this Agreement, the Board of Directors shall have and may exercise on behalf of the

Company, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Company. Such powers shall include, without limitation, the power to:

     (a) expend Company funds in connection with the operation of the Company's business or otherwise pursuant to this Agreement;

     (b) employ and dismiss from employment any and all employees, agents, independent contractors, attorneys and accountants;

     (c) prosecute, settle or compromise all claims against third parties, compromise, settle or accept judgment on, claims against the Company and execute all documents and make all representations, admissions and waivers in connection therewith;

     (d) borrow money on behalf of the Company from any Person, issue promissory notes; drafts and other negotiable and nonnegotiable instruments and evidences of indebtedness, secure payment of the principal of any such indebtedness and the interest thereon by mortgage, pledge, property of the Company, whether at the time owned or thereafter acquired;

     (e) hold, receive, mortgage, pledge, lease, transfer, exchange, otherwise dispose of, grant options with respect to, and otherwise deal in the exercise all rights, powers, privileges and other incidents of ownership or possession with respect to all property of whatever nature held or owned by, or licensed to, the Company;

     (f) lend any of the Company property with or without security;

     (g) have and maintain one or more offices within or without the State of Nebraska;

     (h) open, maintain and close bank accounts and money market and other mutual funds accounts, and draw checks and other orders for the payment of monies;

     (i) engage accountants, custodians, consultants and attorneys and any and all other agents and assistants (professional and nonprofessional) and pay such compensation in connection with such engagement that the Board of Directors determines is appropriate;

     (j) enter into, execute, make, amend, supplement, acknowledge, deliver and perform any and all contracts, agreements, licenses, and other instruments, undertakings and understandings that the Board determines is necessary, appropriate or incidental to carrying out the business of the Company;

     (k) file a petition in bankruptcy on behalf of the Company;

     (l) delegate to the Chairman, President and other Officers such responsibility and authority as the Board deems necessary or appropriate from time to time; and

     (m) admit new Members, accept additional Capital Contributions from new and existing Members and issue additional Units to new and existing Members.

In exercising its powers, the Board of Directors may (i) rely upon and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, or document believed by him or her to be genuine and to have been signed or presented by the proper party or parties;
(ii) consult with counsel, accountants, and other experts selected by him or her and any opinion of an independent counsel, accountant or expert shall be necessary and sufficient authorization and protection in respect of any action taken or suffered or omitted by the Board of Directors in good faith and in accordance with such opinion; and (iii) execute any of his or her powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

6.3 Obligations of the Board of Directors. The Board of Directors shall:

     (a) devote to the Company and apply to the accomplishment of Company purposes so much of the Board of Directors' time and attention as they determine to be necessary or advisable to manage properly the affairs of the Company;

     (b) maintain accounting records from which a Company Capital Account Balance can be determined for each Member;

     (c) execute, file, record or publish all certificates, statements and other documents and do all things appropriate for the formation, qualification and operation of the Company and for the conduct of its business in all appropriate jurisdictions;

     (d) employ attorneys to represent the Company when necessary or appropriate;

     (e) use their best efforts to maintain the status of the Company as a "limited liability company" for state law purposes, and as a "partnership" for federal income tax purposes;

     (f) have fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, and not employ or permit others to employ such funds or assets (including any interest earned thereon) in any manner except for the benefit of the Company; and

     (g) maintain a current list of the names, last known addresses and Percentage Interest of each Member at the Company's principal office.

6.4 Resignation of Director. Any Director may resign as Director of the Company upon written notice to the Board of Directors.

6.5 Removal of a Director. Any Director may be removed from time to time with or without cause by the affirmative vote of Members holding a Majority in Interest; provided, however, a Director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal. A Director may only be removed by the Members at a meeting called for the purpose of removing the Director and the meeting notice shall state the purpose or one of the purposes of the meeting is removal of the Director.

6.6 Vacancies. Any vacancy occurring in the position of Director may be filled for the remainder of the term of such vacancy by the affirmative vote of a Majority of the Board based on the remaining Directors.

6.7 Meetings of the Board. Meetings of the Board may be called by the Chairman of the Board or any two (2) Directors and shall be held at the principal place of business of the Company, or elsewhere as the notice of such meeting shall direct. Except as otherwise expressly provided in this Agreement, the Articles, or the Act, the affirmative vote of a majority of the Directors present at a duly convened meeting of the Board at which a quorum is present shall constitute the act of the Board.

6.8 Place of Meeting. The Board may designate any place, either in or out of the State of Nebraska, as the place of meeting for any meeting. If no designation is made, the place of meeting shall be the Company's principal office. Directors may attend any such meeting in person or by telephonic or video conference call.

6.9 Notice of Meetings. Written or oral notice of every meeting of the Board, stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given by the Secretary of the Company to each other Director at least twenty-four (24) hours prior to the meeting, unless such notice is waived in accordance with Article 9 hereof.

6.10 Quorum. The presence of a Majority in Interest of the Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the Directors represented may adjourn the meeting from time to time without further notice.

6.11 Officers.

     (a) The Board may elect a Chairman, Vice Chairman, President, one or more Vice Presidents, Treasurer, and Secretary from among its Directors. Any two (2) or more offices may be held by the same person and any office may be held by two
(2) persons.

     (b) The Officers of the Company shall be elected annually by the Board at the first meeting of the Board held after each annual meeting of Members. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board. Each Officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an Officer or agent shall not of itself create contract rights.

     (c) Any Officer or agent may be removed by the Board at any time with or without cause, but such removal does not affect the contract rights, if any, with the Company of the person so removed.

     (d) A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term. An Officer may resign at any time by delivering notice to the Company. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Company accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

6.12 Liabilities of Directors. In carrying out their duties hereunder, the Directors shall not be liable to the Company or to any Member for any actions taken in good faith and reasonably believed by them to be in the best interest of the Company or in reliance on the provisions of this Agreement or the Articles, or for good faith errors of judgment, but shall only be liable for misconduct or negligence in the performance of their duties as Directors. The Directors shall not be expected to devote their full time and attention to the affairs of the Company, but shall devote such amounts of time and attention as are reasonable and appropriate in their good faith judgment under the circumstances prevailing from time to time.

6.13 Indemnification of the Directors, their Affiliates and Control Persons.

     (a) Neither the Directors nor any Officer shall be liable to the Company or any Member for any act or omission based upon errors of judgment or other fault in connection with the business or affairs of the Company if the Board determines that such course of conduct was in the best interest of the Company and did not result from the negligence or misconduct of such Director or Officer.

     (b) To the fullest extent permitted by law, the Directors and Officers (each such person being referred to herein as an "Indemnitee"), shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, settlements and other amounts arising from any and all claims (including attorneys' fees and expenses, as such fees and expenses are incurred), demands, actions, suits or proceedings (civil, criminal, administrative or investigative), in which they may be involved, as a party or otherwise, by reason of their management of the affairs of the Company, whether or not they continue to be such at the time any such liability or expense is paid or incurred; provided that Indemnitee shall not be entitled to the foregoing indemnification if a court of competent jurisdiction shall have determined that such losses, claims, damages, liabilities, expenses or such other amounts resulted primarily from the negligence or misconduct of such Indemnitee. The termination of a proceeding by judgment, order, settlement or conviction upon a plea of nolo contenders, or its equivalent, shall not, of itself, create any presumption that such losses, claims, damages, liabilities, expenses or such other amounts resulted primarily from the negligence or misconduct of any Indemnitee or that the conduct giving rise to such liability, was not in the best interest of the Company. The Company shall also indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Indemnitee is or was an agent of the Company, against any losses, claims, damages, liabilities, expenses or any other amounts incurred by such Indemnitee in connection with the defense or settlement of such action; provided that no Indemnitee shall be entitled to the foregoing indemnification if a court of competent jurisdiction shall have determined that any such losses, claims, damages, liabilities, expenses or such other amounts resulted from the negligence or misconduct of such Indemnitee. The Company may advance any Indemnitee any expenses (including, without limitation, attorneys' fees and expenses) incurred as a result of any demand, action, suit or proceeding referred to in this paragraph (b) provided that (i) the legal action relates to the performance of duties or services by the Indemnitee on behalf of the Company; and (ii) the Indemnitee gives a full recourse promissory note to the Company for the amounts of such advances payable in the event that the Indemnitee is determined to be not entitled to indemnification hereunder.

     (c) The indemnification provided by paragraph (b) of this Section 6.13 shall not be deemed to be exclusive of any other rights to which any Indemnitee may be entitled under any agreement, as a matter of law, in equity or otherwise, and shall continue as to an Indemnitee who has ceased to have an official capacity and shall inure to the benefit of the heirs, successors and administrators of such Indemnitee.

     (d) Any indemnification pursuant to this section will be payable only from the Company's assets.

6.14 Transactions with the Directors or their Affiliates. The Company may enter into contracts with the Directors, Officers or Members (or their Affiliates), provided that any such transactions shall be on terms no more favorable to the Directors, Officers, Members (or their Affiliates) than generally afforded to non-affiliated parties in a similar transaction.

6.15 Conflicts of Interest. Subject to the other express provisions of this Agreement, the Directors at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or any other Member the right to participate therein.

                                  ARTICLE VII
                       RIGHTS AND OBLIGATIONS OF MEMBERS

7.1 Limitation of Liability. Each Member's liability shall be limited as set forth in this Agreement, the Act and other applicable law.

7.2 Company Debt Liability. A Member will not be personally liable for any debts or losses of the Company beyond his or her respective Capital Contributions except as provided in Section 7.5 or as otherwise required by law.

7.3 Liability to Third Parties. No Member or Director is liable for the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, including under a judgment, decree or order of a court.

7.4 Lack of Authority. No Member (other than a Director or an Officer as provided under Article VI) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to incur any expenditures on behalf of the Company.

7.5  Member Liability to the Company.

     (a) A Member who rightfully receives the return in whole or in part of its Capital Contribution is nevertheless liable to the Company to the extent now or hereafter provided by the Act.

     (b) A Member who receives a Distribution made by the Company: (i) which is either in violation of this Agreement, or (ii) when the Company's liabilities exceed its assets (after giving effect to the Distribution), is liable to the Company for a period of six (6) years after such Distribution for the amount of the Distribution.

7.6 Representations and Warranties. Each Member hereby represents and warrants to the Company that: (i) the Member has full power and authority to execute and agree to this Agreement and to perform the Member's obligations hereunder, and that all actions necessary for the due authorization, execution, delivery and performance of this Agreement by that Member have been duly taken; (ii) the Member has duly executed and delivered this Agreement; and (iii) the Member's authorization, execution, delivery, and performance of this Agreement do not conflict with any other agreement or arrangement to which the Member is a party or by which the Member is bound.

7.7  Member Information

     (a) In addition to the other rights specifically set forth in this Agreement, each Member is entitled to the information to which that Member is entitled to have access pursuant to the Act, under the circumstances therein stated.

     (b) The Members acknowledge that, from time to time, they may receive information from or concerning the Company in the nature of trade secrets or that otherwise is confidential, the release of which may damage the Company or Persons with which it does business. Each Member shall hold in strict confidence any information that it receives concerning the Company that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Member or the Director, except for disclosures (i) compelled by law (but the Member must notify the Director promptly of any request for that information, before disclosing it, if legal and practicable); (ii) to Persons to whom that Member's Interest may be transferred as permitted by this Agreement, but only if the recipients have agreed to be bound by the provisions of this Section 7.7; or
(iii) of information that the Member also has received from a source independent of the Company and the Member reasonably believes that source obtained the information without breach of any obligation of confidentiality. The Members acknowledge that breach of the provisions of this Section 7.7 may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members agree that the provisions of this Section 7.7 may be enforced by specific performance.

7.8 Membership Certificates. "Membership Certificates" in the form determined by the Board may be delivered representing all Interests to which Members are entitled. If issued, such Membership Certificates shall be consecutively numbered, and shall be entered in the books of the Company and on the Membership Register, as they are issued. Each Membership Certificate shall state on the face thereof the holder's name, the Interests and such other matters as may be required by applicable laws. Each such Membership Certificate shall be signed by a Director or Officer of the Company and may be sealed with the seal of the Company or a facsimile thereof if adopted. The signature of the Director or Officer upon the Membership Certificates may be facsimile. Subject to Article 10, upon surrender to the Company of a Membership Certificate for Interests duly endorsed or accompanied by proper evidence of succession, assignment or authority to Transfer, it shall be the duty of the Company to issue a new Membership Certificate to the person entitled thereto, cancel the old Membership Certificate and record the transaction upon its books and records and the Membership Register. Each Member hereby agrees that the following legend, as the same may be amended by the Board in its sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:

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     The sale, pledge, hypothecation, assignment or transfer of the ownership interest represented by this CERTIFICATE OF OWNERSHIP is subject to the terms and conditions of the Operating Agreement of Oregon Trail Ethanol Coalition, L.L.C., as amended from time to time. Copies of the Operating Agreement may be obtained upon written request to the Board of Directors of Oregon Trail Ethanol Coalition, L.L.C.

                                  ARTICLE VIII
                               MEETINGS OF MEMBERS

8.1 Voting Power. The affirmative vote of Members holding a Majority in Interest at a meeting at which there is a quorum present shall be the act of the Members; provided, however, that the dissolution and winding up of the Company requires the approval of Members required under Section 21-2622 of the Act, as amended from time to time. Provided, further, that a Super-Majority Vote of the Members shall be required for approval of the following actions: (a) the sale, exchange, lease, mortgage, pledge or other transfer of all or substantially all of the assets of the Company other than in the ordinary course of business; and (b) the merger or consolidation of the Company with another entity.

8.2 Cumulative Voting. At each election for Directors, every Member entitled to vote at such election shall have the right to vote, in person or by proxy, the number of Units owned by him or her for as many persons as there are Directors to be elected and for whose election he or she has a right to vote, or to cumulate his or her votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his or her Units, or by distributing such votes on the same principle among any number of candidates.

8.3 Annual Meetings of Members. The annual meeting of Members shall be held on such date as the Board shall by resolution specify within a period commencing on January 1 and ending on June 30 in each year, beginning with 2003. At each annual meeting, Members shall conduct such business as may be properly presented to such meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. Members may attend any such meeting in person or by proxy.

8.4 Special Meetings of Members. Special meetings of Members of the Company may be called by the Chairman of the Board, by any three (3) Directors, or upon the written demand of Members holding at least a ten percent (10%) Percentage Interest and shall be held at the principal place of business of the Company, or elsewhere as the notice of such meeting shall direct. Members may attend any such meeting in person or by proxy.

8.5 Place of Meeting. The Board of Directors may designate any place, either in or out of the State of Nebraska, as the place of meeting for any meeting. If no designation is made, the place of meeting shall be the Company's principal office.

8.6 Notice of Meetings. Written notice stating the date time and place of the meeting and a description of the purpose or purposes for which the meeting is called, shall be mailed, unless oral notice is reasonable under the circumstances, not fewer than ten (10) nor more than sixty (60) calendar days before the date of the meeting, by or at the direction of the Board of Directors to each Member of record entitled to vote at the meeting. If mailed, such notice is effective when mailed addressed to the Member's address shown in the Company's current record of Members, with postage prepaid.

8.7 Quorum. The presence of Members holding a Majority in Interest in person or by proxy shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the Percentage Interests represented may adjourn the meeting from time to time without further notice.

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                                   ARTICLE IX
                               WAIVER AND CONSENT

9.1 Written Waiver. Whenever any notice whatsoever is required to be given under the provisions of this Agreement or under the provisions of the Articles or the Act, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

9.2 Waiver by Attendance. A Member's or Director's attendance at a meeting of the Members or Directors, respectively: (i) waives objection to lack of notice or defective notice of the meeting, unless the Member or Director at the beginning of the meeting or promptly upon the Member's or Director's arrival objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Member or Director objects to considering the matter when it is presented.

9.3  Consent to Action Without Meeting.

     (a) Any action that may be taken at a meeting of the Board may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed and dated by all of the Directors. A facsimile, telegram, telex, cablegram or similar transmission by the Manager or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Manager shall be treated as an execution in writing for purposes of this Section 9.3.

     (b) Any action that may be taken at a meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed and dated by Members holding the Percentage Interests required to approve such action under the Act, the Articles of Organization or this Agreement. A facsimile, telegram, telex, cablegram or similar transmission by the Member or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall be treated as an execution in writing for purposes of this Section 9.3.

                                    ARTICLE X
                        TRANSFER OF MEMBERSHIP INTERESTS

10.1 Restrictions on Transfer. No Member shall Transfer all or any portion of an Interest without the prior written consent of the Board of Directors which consent may be withheld in the sole discretion of the Board. Notwithstanding anything contained herein to the contrary, no Member shall Transfer any Unit if, in the determination of the Board, such Transfer would cause the Company to be treated as a Publicly Traded Partnership, and any Transfer of Unit(s) not approved by the Board of Directors or that would result in a violation of the restrictions in this Agreement or applicable law shall be null and void with no force or effect whatsoever, and the intended transferee shall acquire no rights in such Unit.

10.2 Permitted Transfers. Subject to Section 10.1 above and the limits on total maximum ownership set forth in Section 4.3 of this Agreement, any Transfer of Units made in accordance with the following provisions will constitute a "Permitted Transfer" for purposes of this Agreement:

     (a) A Transfer by a Member and any related persons (as defined in the Code) in one or more transactions during any thirty (30) calendar day period of Interests representing in the aggregate more than two percent (2%) of the total Interests in Company;

     (b) A Transfer or series of related Transfers by one or more Members (acting together) which involves the Transfer of fifty percent (50%) or more of the outstanding Units; or

     (c) Transfers of Units effected through a Qualified Matching Services Program; or

     (d) A Transfer by gift or bequest only to a spouse or child of such transferring Member, or to a trust established for the benefit of such spouse or child, or to an existing Member of the Company upon ten (10) days' prior written notice to the Company of such gift or bequest.

10.3 Conditions Precedent to Transfers. The Board of Directors, in its sole discretion, may elect not to recognize any Transfer of Units unless and until the Company has received:

     (a) an opinion of counsel (whose fees and expenses shall be borne by the transferor) satisfactory in form and substance to the Board that such Transfer may be lawfully made without registration or qualification under applicable state and federal securities laws, or such Transfer is properly registered or qualified under applicable state and federal securities laws and if, requested by the Company that such Transfer will not cause the Company to be treated as a Publicly Traded Partnership;

     (b) such documents and instruments of conveyance executed by the transferor and transferee as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer, except that in the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation of legal evidence of such Transfer, in form and substance satisfactory to the Company;

     (c) the transferor's Membership Certificate;

     (d) the transferee's taxpayer identification number and sufficient information to determine the transferee's initial tax basis in the interest transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns;

     (e) evidence satisfactory in form and substance to the Board that the transferee meets the maximum Unit ownership limitation set forth in Section 4.3 of this Agreement; and

     (f) other conditions on the Transfer of Units adopted by the Board from time to time as it deems appropriate, in its sole discretion.

10.4 Death of Member.

     (a) Upon the death of any Member, the estate or personal representative of the deceased Member shall have the right and option to request the Company repurchase the deceased Member's Interest subject to and in accordance with the applicable Code and Treasury Regulations regarding Publicly Traded Partnerships. If the estate or personal representative exercises such right and option the Company shall, subject to Section 10.4(b) below, purchase the deceased Member's Interest at the Fair Market Value of such Interest in effect at the date of death as determined in accordance with Section 10.10 below, and on the terms and conditions set forth in Section 10.5 and Section 10.6 below. This right and option may be exercised by the deceased Member's estate or personal representative by providing written notice to the Company within one hundred twenty (120) days after the date of your death; provided, however, the Company will not repurchase such interest earlier than sixty (60) days after receipt of the written notice from the estate or personal representative requesting the purchase.

     (b) Any Transfer pursuant to this Section 10.4 shall be subject to a determination by the Board that such Transfer shall not cause the Company to be deemed a Publicly Traded Partnership, and such Transfer shall be affected in accordance with this Agreement, the Code and applicable Treasury Regulations, and shall be further subject to the prior approval of the Board which may be withheld in its sole discretion.

10.5 Payment Terms. If the purchase price for an Interest transferred pursuant to Section 10.4 above exceeds five thousand dollars ($5,000.00), the Company shall have the option to pay for the Interest purchased by paying five thousand dollars ($5,000) at Closing (as defined below) and executing a promissory note for the balance of the purchase price. The promissory note shall be paid in five (5) equal annual installments due on the anniversary date of the Closing and shall accrue interest per annum at a rate determined by the Board which shall not be less than the then current prime rate established by any major bank selected by the Board for loans to the bank's most creditworthy commercial borrowers. The Company may prepay the promissory note, in whole or in part, at any time without penalty or premium.

10.6 Events in Connection with the Sale of Interests.

     (a) If there is a sale of Interest under Section 10.4 of this Agreement to the Company, the closing ("Closing") shall occur at a time mutually agreeable to the parties and in accordance with the time periods set forth in the applicable provision of this Agreement; provided, however, the Closing shall not occur until at least sixty (60) days after the Company's receipt of notice from the estate or personal representative requesting the Company repurchase the deceased Member's Interest, but in no event later than one hundred twenty (120) days after the date of the Company's receipt of such notice.

     (b) In the event of a sale of Interest under Section 10.4 of this Agreement to the Company, the purchase price shall be increased or decreased, as the case may be, by an amount equal to any indebtedness owed the deceased Member by the Company, or the deduction of any indebtedness owed the Company by the deceased Member, or both.

     (c) In the event of the sale of Interests under this Agreement by a Member, all rights of the Member with respect to the Interest, including the right to vote such Interest and to receive distributions, shall terminate at Closing, except for the Member's right to receive payment therefor.

10.7 Redemption of Interests.

     (a) A Member (the "Requesting Member") may request redemption of his or her Interest upon not less than sixty (60) calendar days' prior written notice to the Board of Directors. The Board, in its sole discretion, shall determine whether to redeem such Interest and the Board is under no obligation to redeem any Interest of any Requesting Member.

     (b) Notwithstanding anything contained herein to the contrary, any redemption pursuant to this Section 10.7 shall be subject to a determination by the Board, in its sole discretion, that such redemption shall not cause the Company to be deemed a Publicly Traded Partnership, and such redemption shall be affected in accordance with this Agreement, the Code and applicable Treasury Regulations, and shall be further subject to the prior approval of the Board which may be withheld in its sole discretion.

10.8 Redemption Payment.

     (a) Upon the redemption of a Member under Section 10.7, the Requesting Member shall be entitled to a payment equal to the Fair Market Value of such Member's Interest in the Company as of the effective date of the (the "Redemption Payment"); provided, however, if the remaining Members of the Company agree to dissolve the Company in accordance with Section 13.1 of this Agreement, then in no event shall such Member be entitled to a Redemption Payment, but such Member will be entitled to such Member's share of the assets of the Company pursuant to Section 13.3 below.

     (b) The Redemption Payment shall not be paid until at least sixty (60) days after the Company's receipt of the notice from the Requesting Member required under Section 10.7(a) above. The Redemption Payment shall be paid in cash, or if the Redemption Payment exceeds five thousand dollars ($5,000), the Company shall have the option to pay the Redemption Payment by paying five thousand dollars ($5,000) upon the effective date of the redemption and executing a promissory note for the balance of the Redemption Payment. Such note shall be dated and delivered on the effective date of the withdrawal and shall be paid in five (5) equal annual installments due on the anniversary date of the withdrawal and shall accrue interest per annum at a rate determined by the Board which shall not be less than the then current prime rate established by any major bank selected by the Board for loans to the bank's most creditworthy commercial borrowers. The Company may prepay the promissory note, in whole or in part, at any time without penalty or premium.

     (c) The Redemption Payment shall be increased or decreased, as the case may be, by an amount equal to any indebtedness owed the Requesting Member by the Company, or the deduction of any indebtedness owed the Company by the Requesting Member, or both. All rights of the Member with respect to the Interest, including the right to vote such Interest and to receive distributions, shall terminate at Closing, except for the Member's right to receive payment therefor upon the effective date of the redemption which shall be determined in accordance with Section 10.9 below.

10.9 Effective Date of Transfer.

     (a) Any Transfer of a Unit shall be deemed effective as of the day of the month and year: (i) which the Transfer occurs (as reflected by the form of assignment); and (ii) the transferee's name and address and the nature and extent of the Transfer are reflected in the records of the Company; provided, however, the effective date of a Transfer for purposes of allocation of Profits and Losses and for Distributions shall be determined pursuant to Section 10.9(b) below. Any transferee of a Unit shall take subject to the restrictions on Transfer imposed by this Agreement.

     (b) The Board, in its sole discretion, may establish interim periods in which Transfers may occur (the "Interim Transfer Periods"); provided, however, the Board shall provide Members reasonable notice of the Interim Transfer Periods and advance notice of any change to the Interim Transfer Periods. For purposes of making allocations of Profits and Losses, and Distributions, the Company will use the interim closing of the books method (rather than a daily proration of profit or loss for the entire period) and recognize the Transfer as of the first day following the close of Interim Transfer Period in which the Member complied with the notice, documentation and information requirements of
Article 10. All Distributions on or before the end of the applicable Interim Transfer Period in which such requirements have been substantially complied with shall be made to the transferor and all Distributions thereafter shall be made to the transferee. The Board the authority to adopt other reasonable methods and/or conventions.

     (c) The Board shall have the power and authority to adopt another reasonable method and/or convention with respect to such allocations and distributions; provided, neither the Company, the Board, any Director nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 10.9 (other than tax liabilities which may be incurred by Members), whether or not the Board or any Director or the Company or any Member has knowledge of any Transfer of ownership of any Interest in the Company.

10.10 Fair Market Value. Upon the Transfer of any Interest pursuant to Section 10.4, or the redemption of an Interest pursuant to Section 10.7, the purchase price or Redemption Payment shall be equal to the Fair Market Value of the Interest. "Fair Market Value" of an Interest on any date shall, unless otherwise specifically provided in this Agreement, be equal to the most recent fair market valuation determination of the per Unit value of the Company by the Board in good faith; provided, that such valuation shall be calculated on a basis as consistent as practicable from period to period. The Board may, in its sole discretion, employ the advice of independent and qualified professionals in the determination of the Fair Market Value, but is not under any obligation to do so. The Fair Market Value of the Company shall be determined at least annually. Valuations shall generally be performed, at the discretion of the Board, as of the end of each fiscal year of the Company's operations at the annual meeting of the Board; however, the Board, in its sole discretion, may have fair market valuations of the Company performed at any time or from time to time during any year and, except as otherwise specifically provided in this Agreement, shall utilize the results of the most recent valuation in determining the Fair Market Value of an Interest for purposes of this Agreement. No Member or any party other than the Board shall have the right to require or request that a new or more recent valuation be performed for purposes of determining the Fair Market Value of the Company or an Interest hereunder. The Company shall not establish the Fair Market Value more than four (4) times during the Company's taxable year

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10.11. Pledged Units. Subject to Section 10.1 above and the limits on total maximum ownership set forth in Section 4.3 of this Agreement, in the event that any Member pledges or otherwise encumbers any part of its Units as security for the payment of a debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Article 10. In the event such pledgee or secured party becomes a Member hereunder pursuant to the exercise of such party's rights under such pledge or hypothecation agreement, such pledgee or secured party shall be bound by all of the terms and conditions of this Agreement. In such case, such pledgee or secured party, and any transferee or purchaser of the Units held by such pledgee or secured party, shall not have any voting rights associated with such Units unless and until the Directors have approved in writing and admitted as a Member hereunder, such pledgee, secured party, transferee or purchaser of such Units.

10.12 Expenses. Except as otherwise expressly provided herein, all expenses of the Company incident to the admission of the transferee to the Company as a Member shall be charged to and paid by the transferring Member.

                                   ARTICLE XI
                      RECORDS, FINANCIAL AND TAX REPORTING

11.1 Records and Accounting. The books of account and other records of the Company shall be maintained at the Company's principal place of business. The Company shall prepare its financial statements using generally accepted accounting principles, consistently applied.

11.2 Tax Information. The Board will use its best efforts to cause to be delivered, as soon as practical after the end of each fiscal year of the Company, to the Members and Persons who were Members during such fiscal year all information concerning the Company necessary to enable such Member or Person to prepare such Member's (or Person's) Federal and state income tax returns for such fiscal year, including a statement indicating such Member's (or Person's) share of Profits, Losses, deductions and credits for such fiscal year for Federal and state income tax purposes, and the amount of any Distribution made to or for the account of such Member or Person during such fiscal year pursuant to this Agreement.

11.3 Tax Returns. The Board shall cause income tax returns for the Company to be prepared and timely filed in accordance with applicable law.

11.4 Tax Matter Member. Kent Hummel is hereby appointed and authorized to perform all duties imposed by Sections 6221 and 6232 of the Code as "tax matter partner" of the Company. The Company shall indemnify, to the full extent permitted by law, the tax matter partner from and against any damages and losses (including attorneys' fees) arising out of or incurred in connection with any action taken or omitted to be taken by in carrying out responsibilities as tax matter partner, provided such action taken or omitted to be taken does not constitute fraud, gross negligence or willful misconduct.

11.5 Access to Books and Records.

     (a) A Member of the Company shall be entitled to inspect and copy during regular business hours at the Company's principal office the following records if he or she gives the Company written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy:

          (i) Articles or Restated Articles of Organization and all amendments thereto currently in effect;

          (ii) Operating Agreement and all restatements and amendments thereto currently in effect;

          (iii) Minutes of all Member meetings and records of all action taken by Members without a meeting for the past three years;

          (iv) All written communications to the Members generally within the past three years;

          (v) Annual financial statements that include a balance sheet as of the end of the fiscal year, an income statement for that year and a statement of changes in Members' equity for that year unless such information appears elsewhere in the financial statements, along with the accountant's report if the annual financial statements are reported upon by a public accountant;

          (vi) A list of the names and business addresses of the Company's current directors and officers; and

          (vii) The most recent annual report delivered by the Company to the Nebraska Secretary of State.

     (b) A Member shall be entitled to inspect and copy during regular business hours at a reasonable location specified by the Company any of the following records of the Company if the Member meets the requirements of Section 11.5(c) below and gives the Company written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy:

          (i) Excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Company, minutes of any meeting of the Members, and records of action taken by the Members or Board of Directors without a meeting, to the extent not subject to inspection under subsection (1) of this section;

          (ii) Accounting records of the Company; and

          (iii) The Membership Register.

     (c) A Member may inspect and copy the records described in Section 11.5(b) above only if: (i) the Member's demand is made in good faith and for a proper purpose; (ii) the Member describes with reasonable particularity his or her purpose and the records he or she desires to inspect; and (iii) the records are directly connected with the Member's purpose.

                                   ARTICLE XII
                                 FISCAL AFFAIRS

12.1 Elections.

     (a) The Board of Directors may elect to adjust the basis of the assets of the Company for federal income tax purposes in accordance with Section 754 of the Code in the event of a distribution of Company property as described in
Section 734 of the Code or a transfer by any Member of the Interest of such Member in the Company as described in Section 743 of the Code.

     (b) The Board of Directors, at any time and from time to time, may also make such other tax elections as it deems necessary or desirable, in its discretion.

12.2 Interim Closing of the Books. There shall be an interim closing of the books of account of the Company (i) at any time a taxable year of the Company shall end pursuant to the Code, and (ii) at any other time determined by the Board of Directors to be required for good accounting practice or otherwise appropriate under the circumstances.

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                                  ARTICLE XIII
                           TERMINATION AND DISSOLUTION

13.1 Events Requiring Termination and Dissolution. The Company shall be dissolved upon the occurrence of any event which would make unlawful the continuing existence of the Company or approval of the Members as required pursuant to Section 8.1 of this Agreement. (each a "Liquidating Event").

13.2 Winding Up Period. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up the Company's business and affairs. To the extent not inconsistent with the foregoing, all covenants and obligations in this Agreement shall continue in full force and effect until such time as the assets of the Company have been distributed pursuant to this Section and the Company has terminated. The Board shall be responsible for overseeing the winding up and liquidation of the Company, shall take full account of the Company's liabilities and assets, shall cause the assets to be liquidated as promptly as is consistent with obtaining the Value thereof, and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed in the manner required by the Act. Without limiting the generality of the foregoing, the Board of Directors, in carrying out such winding up and distribution, shall have full power and authority to sell the Company's assets, or any part thereof, or to distribute the same in kind to the Members.

13.3 Distribution.

     (a) Upon the occurrence of a Liquidating Event and the dissolution of the Company, the affairs of the Company shall be wound up in accordance with Section
13.2 above. The fair market value of the assets of the Company shall be determined, with the Value of any real or personal property held by the Company being determined in accordance with paragraph (e) of Section 5.8 and the fair market value of any other assets held by the Company (other than cash) being determined by an independent appraiser selected by the Board. Thereupon, the assets of the Company shall be distributed in the following manner and order:
(i) to the claims of all creditors of the Company, including Members who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company, other than liabilities for distributions to Members; (ii) to Members and former Members in satisfaction of liabilities for distribution, pursuant to
Section 21-2625(1)(b) of the Act, and (iii) to the Members with positive Capital Account Balances in accordance with their Percentage Interests. Each such Member entitled to a distribution of any assets of the Company, pursuant to clause
(iii) of this paragraph (a), shall receive such Member's share of such assets in cash or in kind, and the portion of such share that is received in cash may vary from Member to Member, all as the Board of Directors in their discretion may decide. If distributions to any Member upon termination of the Company are insufficient to return to such Member the full amount of such Member's Capital Contribution, such Member shall have no recourse against the Board of Directors, the Company or against any other Member.

     (b) In the discretion of the Board, a Pro Rata portion of the distributions that would otherwise be made to the Members pursuant to Section 13.3(a) hereof may be:

          (i) distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Members arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Board, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to Section 13.3(a) hereof; or

          (ii) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Members as soon a practicable.

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13.4. Deficit Capital Account Balance. The Members shall have no liability to the Company, to the other Members, or to the creditors of the Company on account of any deficit balance in such Member's Capital Account Balance except to the extent such deficit arises from the failure of the Member to contribute the full amount of its Capital Contribution. The Company shall be solely responsible for payment of liabilities to its creditors.

                                   ARTICLE XIV
                                  MISCELLANEOUS

14.1 Notices. All Notices or other communications under this Agreement shall be in writing (unless otherwise expressly provided herein) and shall be considered properly given if delivered by hand or mailed by first class United States Mail, postage prepaid, addressed in care of the respective Members or Directors at their last-known address. Notice may also be delivered by means of a confirmed telecopy, provided the original of the notice is also promptly deposited in the United States Mail, first class postage prepaid, addressed to the Members or Director's at such address. Notice of change of address shall be given to the Company by hand or first class united States Mail, after the date of receipt of which notice, the change of address shall be effective. Unless actual receipt of a notice is required by an express provision hereof, any such notice shall be deemed to be effective as of the earliest of (a) the date of delivery or confirmed telecopy, or (b) the third business day following the date of deposit with the United States Post Office or in a regularly maintained receptacle for the deposit of United States Mail. Any refusal to accept delivery of any such communication shall be considered successful delivery thereof.

14.2 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a Director, Member, employee or agent of the Company or is or was serving at the request of the Company as a Director, member, officer, director, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred in any such capacity or arising out of his or her status as such.

14.3 Successors. This Agreement and all of the terms and provisions thereof shall be binding upon the Directors and all Members and their respective legal representatives, heirs, successors and permitted assigns.

14.4 Applicable Law. This Agreement and the rights and obligations of the Members thereunder shall be construed and interpreted under the laws of the State of Nebraska without regard to its conflict of law principals.

14.5 Amendments. This Agreement may not be modified or amended except upon the Super-Majority Vote of the Board or upon an affirmative vote of Two-Thirds (2/3) Majority of the Members. Upon the modification or amendment of this Agreement, the Board shall promptly execute such amendments or other documents as the Company deems appropriate to reflect such amendments under the law of the State of Nebraska. In the event the Board materially modifies or amends this Agreement pursuant to this Section 14.5, the Board shall send notice to the Members of the material modification or amendment within a reasonable period of time after the effective date of such modification or amendment.

14.6 Waiver of Partition. Each of the Members of the Company irrevocably waives any right to maintain any action for partition with respect to the property of the Company.

14.7 Company Property. The legal title to any real or personal property or interest therein now or hereafter acquired by the Company shall be owned, held or operated in the name of the Company, and no Member, individually, shall have any ownership interest in such property.

14.8 Acceptance of Prior Acts by New Members. Each Person becoming a Member, by becoming a Member, ratifies all action duly taken by the Company, pursuant to the terms of this Agreement, prior to the date such person becomes a Member.

14.9 Section Headings. The division of this Agreement into sections, subsections and exhibits is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

14.10 Severability. In the event that one or more of the provisions contained in this Agreement or any portions thereof are unenforceable or are declared invalid for any reason whatsoever, such enforceability or invalidity shall not affect the enforceability or validity of the remaining terms or portions of this Agreement, and each such unenforceable or invalid portion hereof shall be severable from the remainder of this Agreement and the remainder of this Agreement shall be interpreted as if such unenforceable or invalid provision or portion thereof had not been included as a part thereof.

14.11 Agreement for Further Execution. At any time or times, upon the request of the Board, the Members agree to sign and swear to any certificate required by the Act, to sign and swear to any amendment to or cancellation of such certificate whenever such amendment or cancellation is required by law or by this Agreement, and to cause the filing of any of the same of record wherever such filing is required by law.

14.12 Time. Time is an essential element to the performance of this Agreement by each Member.

14.13 Copies Reliable and Admissible. This Agreement shall be considered to have been executed by a person if there exists a photocopy, facsimile copy, or a photocopy of a facsimile copy of an original hereof or of a counterpart hereof which has been signed by such person. Any photocopy, facsimile copy, or photocopy of facsimile copy of this Agreement or a counterpart hereof shall be admissible into evidence in any proceeding as though the same were an original.

14.14 Entire Agreement. This Agreement is the sole operating agreement of the Company and constitutes the entire agreement among the parties; it supersedes any prior agreements or understandings among the parties, oral or written, all of which are hereby canceled.

14.15 Gender. Whenever the context shall require, each term stated in either the singular or plural shall include the singular and the plural, and masculine or neuter pronouns shall include the masculine, the feminine and the neuter.

14.16 No Waiver. No failure or delay on the part of any Member in exercising any rights under this Agreement, or in insisting on strict performance of any covenant or condition contained in this Agreement, shall operate as a waiver of any of such Member's rights hereunder.

14.17 Submission to Jurisdiction. Each of the parties to this Agreement hereby submits to the jurisdiction of and agrees that suit will only be brought in the state or federal court sitting in Nebraska (the "Nebraska Court") in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby in any other court except as may be necessary to enforce any judgment or order of the Nebraska Court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

14.18 Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled, without posting a bond or other collateral, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in the Nebraska Court, in addition to any other remedy to which it may be entitled, at law or in equity.

14.19 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

14.20 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

                                                                      Appendix B

                     OREGON TRAIL ETHANOL COALITION, L.L.C.

               SUBSCRIPTION APPLICATION AND SUBSCRIPTION AGREEMENT
                                Membership Units
                               $1,000.00 Per Unit

INSTRUCTIONS TO INVESTORS:

You must complete all items and sign the Part I subscription application ("Subscription Application") and Part II subscription agreement form ("Subscription Agreement"). You should read the prospectus in its entirety including financial statements and appendices for a complete explanation of an investment in OTEC. Along with the completed and signed Subscription Application and Subscription Agreement, you must submit 100% of the required purchase price and a signed execution page of the Amended and Restated Operating Agreement. If OTEC rejects your Subscription Application, your Subscription Agreement and check will be promptly returned to you.

If your Subscription Application is accepted, your funds will be placed in OTEC's escrow account at Midwest Bank, N.A., and the funds will be released to OTEC or returned to you in accordance with the escrow arrangements described in the prospectus. The fact that OTEC accepts your Subscription Application and deposits your subscription amount does not mean that it has accepted your Subscription Agreement. If OTEC accepts your Subscription Agreement (for either the 10% amount, 90% amount, or the full amount), an OTEC officer or director will countersign a copy of your Subscription Agreement and return it to you.

OTEC intends to close the offering on May 31, 2003, provided it receives subscriptions and proceeds for the minimum amount offered and secures a binding commitment agreement from one or more lenders for the necessary debt financing. The Board of Directors, in its discretion, may extend the offering to no later than June 30, 2003. If OTEC does not raise the minimum amount offered by the close of the offering, then it will promptly return all proceeds received from investors, with interest. If OTEC raises the minimum amount offered before the close of the offering, then 10% of your subscription proceeds may, in the sole discretion of OTEC's Board of Directors, be released to OTEC from escrow and OTEC will issue membership units to you for 10% of the membership units subscribed, even though OTEC may not have secured a binding commitment agreement for its debt financing. OTEC will not complete the sale of the remaining 90% of your subscription funds and release such funds from escrow until it secures a binding commitment agreement from one or more lenders for the required debt financing. If OTEC does not secure a binding commitment agreement for its debt financing by July 31, 2003, it will promptly return the remaining 90% of your subscription proceeds.

EVERY SUBSCRIBER MUST:

1.   Complete the Subscription Application and Subscription Agreement,

2.   Sign the Operating Agreement Signature Page Addendum, and

3.   Submit 100% of the required purchase price.

                        PART I - SUBSCRIPTION APPLICATION

The undersigned subscriber hereby submits the following information to OTEC as the undersigned's Subscription Application.

THE FOLLOWING INSTRUCTIONS ARE SPECIFIC INSTRUCTIONS RELATED TO THE FORM OF
OWNERSHIP:

     a. Trust Investors. If you are investing through a trust, you must provide a copy of the Trust Agreement and all amendments. Also, if there are co-trustees of the trust, all trustees must sign the Subscription Agreement and --- Operating Agreement Addendum.

     b. Corporate or LLC Investors. If you are investing through a corporation or limited liability company, you must provide a copy of the appropriate resolutions authorizing the purchase of the Units.

     c. Partnership Investors. If you are investing through a partnership, you must provide a copy of the partnership agreement, and the Subscription Agreement and Operating Agreement Addendum, must be signed by a general partner of the partnership.

     d. Joint Tenants and Tenants in Common. If you are investing as joint tenants with right of survivorship or tenants in common, both signatures must appear on the Subscription Agreement and the Operating Agreement Addendum.

THE FOLLOWING INSTRUCTIONS RELATE DIRECTLY TO THE SPECIFIC ITEMS OF THE SUBSCRIPTION APPLICATION AND SUBSCRIPTION AGREEMENT:

Item 1. Check the appropriate box to indicate form of ownership. If the investor is a Custodian, Corporation, Partnership or Trust, please provide the additional information and documents requested.

Item 2. Indicate the number of membership units you are purchasing (5 membership units is the minimum) and indicate the dollar amount of your investment ($5,000 is the minimum investment).

Item 3. Please print the name(s) in which membership units are to be registered and provide your address and telephone numbers. Check the appropriate box if you are a non-resident alien, an U.S. Citizen residing outside the United States or subject to back up withholding. IRAs and KEOGHS should provide the taxpayer identification number of the account and the social security number of the accountholder. Trusts should provide their taxpayer identification number. Custodians should provide the minor's social security number. All individual investors should provide their social security number. Other entities should provide their taxpayer identification number.

Item 4. Shareholder Report Address. If you would like duplicate copies of shareholder reports sent to an address that is different than the address identified in Item 3, please complete this section.

Item 5. Please indicate your state of residence.

Item 6. You cannot invest in OTEC unless you meet one of the suitability tests set forth in Item 6 Please review the suitability tests and check the box(es) next to the suitability test which you meet.

Item 7 You must sign Item 7 and the date of signing must be inserted in the line provided.

After following these instructions, return the Subscription Application and Subscription Agreement and the Operating Agreement Addendum together with a check made payable to "Midwest Bank, N.A. -- Escrow Agent for Oregon Trail Ethanol Coalition, L.L.C.." to:

              By Mail:                              By Hand Delivery:
--------------------------------------   --------------------------------------
Oregon Trail Ethanol Coalition, L.L.C.   Oregon Trail Ethanol Coalition, L.L.C.
              Box 267                             102 West 6th Street
      Davenport, Nebraska 68335                Davenport, Nebraska 68335

The investor named below, under penalties of perjury, certifies that:

     (i) the number shown under Item 3 on this subscription application and agreement is his, her or its correct taxpayer identification number,

     (ii) he, she or it is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service ("IRS") that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (ii) should be crossed out if the withholding box in Item 3 is checked), and

     (iii) he, she or it meets the suitability standards checked in Item 6 and that he, she or it is capable of bearing the economic risk of this investment, including the possible total loss of the investment.

1.   Form of Ownership

     Check one Box

     ( ) Individual
     ( ) Joint Tenants with Right of Survivorship  (Both signatures must appear in Item 7)
     ( ) Corporation or Partnership (Corporate Resolutions or Partnership
         Agreement must be enclosed)
     ( ) IRA*
     ( ) KEOGH*
     ( ) Pension or Profit Sharing Plan*
     ( ) Trust (Signature and title pages of Trust Agreement and all amendments must be enclosed)

         Trustee name:
                       ----------------------------

         Trust date:
                     ------------------------------

     ( ) Other: Provide detailed information below.

         *You should review such investment with your own tax advisor, as you may not realize the tax benefits of such IRA, Keogh or plan.

2.   Purchase Information

     A.   Number of Units Purchased (minimum 5 membership units)         *
                                                                ---------

     B.   Dollar amount of investment (minimum $5,000 investment)
                                                                 --------

3.   Investor Information

     Names and addresses will be recorded exactly as printed below:

     Name:
          ----------------------------------------------------------------------

     Title (if applicable):
                            ----------------------------------------------------
     Name of Joint Investor:
                             ---------------------------------------------------

           Address:
                    ------------------------------------------------------------

                    ------------------------------------------------------------

                    ------------------------------------------------------------
                    City                 State                 Zip Code

                    ( ) Check box if you are a non-resident alien
                    ( ) Check box if you are a U.S. citizen residing outside of the United States
                    ( ) Check this box if you are subject to backup withholding

------------------------------   ------------------------------------   ---------------------------
Investor's Social Security No.   Joint Investor's Social Security No.   Taxpayer Identification No.

4. Member Report Address (fill out if you want duplicate information sent to another address than that listed in Item 3)

           Address:
                    ------------------------------------------------------------

                    ------------------------------------------------------------

                    ------------------------------------------------------------
                    City                 State                 Zip Code

5.   State of Residence.
                         ------------------------------

6. Suitability Standards. You must complete BOTH suitability tests set forth below:

     A. Check the box next to the suitability test which you, as the undersigned investor, meet:

          ( ) I (We) have annual income from whatever source of at least $30,000 and a net worth of at least $50,000, exclusive of home, furnishings and automobiles; or
          ( ) I (We) have a net worth of at least $75,000, exclusive of home, furnishings and automobiles.

          You must meet and check one of the above boxes to be eligible to invest in this offering. For husbands and wives purchasing jointly, the tests above will be applied on a joint basis.

     B. In addition, you must check the box below confirming that your investment in OTEC does not exceed 10% of your net worth (excluding home, furnishings and automobiles).

          ( ) I (We) hereby represent and warrant that the investment made hereby does not exceed 10% of my (our) net worth (excluding home, furnishings and automobiles).

                        PART II - SUBSCRIPTION AGREEMENT

     Agreement of Investor. By signing below the undersigned subscriber hereby subscribes for and agrees to purchase the number of Units set forth in the Subscription Application and represents and warrants to OTEC that he, she or it :

     (i) has received a copy of and is familiar with OTEC's prospectus dated May 7, 2003, all modifications or supplements thereto (collectively the "Prospectus");

     (ii) is aware that the Prospectus is a part of OTEC's Registration Statement on Form SB-2 as filed with the United States Securities and Exchange Commission, that such Registration Statement contains important information, materials and exhibits not included with the Prospectus, that such additional materials are considered to be material or informative in connection with a decision to acquire the membership units, and the subscriber has been directed to and has been informed of the existence of such additional information in the Registration Statement;

     (iii) understands that there is no present market for OTEC's membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;

     (iv) has received a copy of the OTEC Operating Agreement, and understands that upon closing the escrow by OTEC, the subscriber will be bound by the provisions of the Operating Agreement which contains, among other things, provisions that restrict the transfer of membership units;

     (v) agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Operating Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

     (vi) meets the suitability test marked in Item 6 above and is capable of bearing the economic risk of this investment, including the possible total loss of the investment.; and

     (vii) understands that OTEC will place a restrictive legend on any certificate representing any unit containing substantially the following language:

            The sale, pledge, hypothecation, assignment or transfer of the ownership interest represented by this CERTIFICATE OF OWNERSHIP is subject to the terms and conditions of the Operating Agreement of Oregon Trail Ethanol Coalition, L.L.C., as amended from time to time. Copies of the Operating Agreement may be obtained upon written request to the Board of Directors of Oregon Trail Ethanol Coalition, L.L.C..

            And that, to enforce the above legend, OTEC may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units.

     (viii) understands that for administrative convenience, upon OTEC's acceptance of this Subscription Agreement, the issuance of the units subscribed for hereunder may be made effective as of a uniform date, as determined by the OTEC Board of Directors, that is different from the date that OTEC accepts this Subscription Agreement, provided that the effective date must be within 30 days of the date of the acceptance of the Subscription Agreement.

                          INDIVIDUAL INVESTOR SIGNATURE


------------------------               -----------------------------------------
        (Date)                            (Signature of individual investor)


                                       -----------------------------------------
                                            (Signature of  joint investor)


                            ENTITY INVESTOR SIGNATURE


------------------------               -----------------------------------------
        (Date)                                    (Name of investor)


                                       By:
                                          --------------------------------------
                                                  (Authorized signature)


                                       Its:
                                           -------------------------------------
                                                       (Title)

                            TRUST INVESTOR SIGNATURE
      (If there are co-trustees of the trust, all trustees must sign below)


------------------------               -----------------------------------------
        (Date)                                    (Name of investor)


                                       By:
                                          --------------------------------------
                                                  (Authorized signature(s))


                                       Its:             Trustee
                                          --------------------------------------
                                                        (Title)


                                       By:
                                          --------------------------------------
                                                  (Authorized signature(s))


                                       Its:            Trustee
                                           -------------------------------------
                                                       (Title)


                                       By:
                                          --------------------------------------
                                                  (Authorized signature(s))


                                       Its:              Trustee
                                           -------------------------------------

                               ACCEPTANCE BY OTEC

10% Acceptance:

The above Subscription Agreement for the purchase of 10% of the Units set forth
in the Subscription Application is accepted as of this    day of         , 2003.
                                                       --        -------

                                       OREGON TRAIL ETHANOL COALITION, L.L.C.


                                       By:
                                          --------------------------------------


                                       Its:
                                           -------------------------------------

90% Acceptance:

The above Subscription Agreement for the purchase of 90% of the Units set forth
in the Subscription Application is accepted as of this    day            , 2003.
                                                       --     ----------

                                       OREGON TRAIL ETHANOL COALITION, L.L.C.


                                       By:
                                          --------------------------------------


                                       Its:
                                           -------------------------------------

                           ADDENDUM TO SIGNATURE PAGE
                                       of
                               OPERATING AGREEMENT
                                       of
                     OREGON TRAIL ETHANOL COALITION , L.L.C.

     INTENDING TO BE LEGALLY BOUND, the parties hereto have executed and delivered this Addendum to Operating Agreement in connection with the purchase of membership units in Oregon Trail Ethanol Coalition, L.L.C. pursuant to the terms of the private offering set forth in the Prospectus dated May 7, 2003.

                          INDIVIDUAL INVESTOR SIGNATURE


------------------------               --------------------------------------
        (Date)                            (Signature of individual investor)


                                       --------------------------------------
                                            (Signature of joint investor)

                            ENTITY INVESTOR SIGNATURE


------------------------               -----------------------------------------
        (Date)                                    (Name of investor)


                                       By:
                                          --------------------------------------
                                                 (Authorized signature)


                                       Its:
                                           -------------------------------------
                                                      (Title)

                            TRUST INVESTOR SIGNATURE
      (If there are co-trustees of the trust, all trustees must sign below)


------------------------               -----------------------------------------
        (Date)                                      (Name of investor)


                                       By:
                                          --------------------------------------
                                                  (Authorized signature(s))


                                       Its:              Trustee
                                           -------------------------------------
                                                         (Title)


                                       By:
                                          --------------------------------------
                                                  (Authorized signature(s))


                                       Its:              Trustee
                                           -------------------------------------
                                                         (Title)


                                       By:
                                          --------------------------------------
                                                  (Authorized signature(s))


                                       Its:              Trustee
                                           -------------------------------------

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until June 16, 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.